Filed pursuant to Rule 433
                                                    Registration No.: 333-130694
                                                         File No.: 333-130694-32


                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-HE7
                             FREE WRITING PROSPECTUS

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 1030442/000090514806002120/efc6-1020_forms3a.txt

                          IMPORTANT NOTICE RELATING TO
                    AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

      THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED SEPTEMBER 25, 2007
PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2007)

                                 $1,376,624,000
               Mortgage Pass Through Certificates, Series 2007-HE7
                Morgan Stanley ABS Capital I Inc. Trust 2007-HE7
                                 Issuing Entity
                        Morgan Stanley ABS Capital I Inc.
                                    Depositor
                  Morgan Stanley Mortgage Capital Holdings LLC
                                     Sponsor
                     Wells Fargo Bank, National Association
             Master Servicer, Securities Administrator and Servicer
                          Saxon Mortgage Services, Inc.
                                    Servicer
                       Countrywide Home Loans Servicing LP
                                    Servicer

      The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                                 Original Class          Pass-Through
              Class           Certificate Balance            Rate
           ----------         -------------------        ------------
           Class A-1             $ 670,205,000             Variable
           Class A-2a            $ 181,345,000             Variable
           Class A-2b            $  52,485,000             Variable
           Class A-2c            $  45,710,000             Variable
           Class M-1             $  24,192,000             Variable
           Class M-2             $ 135,790,000             Variable
           Class M-3             $  24,192,000             Variable
           Class M-4             $  99,111,000             Variable
           Class M-5             $  36,679,000             Variable
           Class B-1             $  31,996,000             Variable
           Class B-2             $  36,679,000             Variable
           Class B-3             $  38,240,000             Variable

--------------------------------------------------------------------------------
You should read the section entitled "Risk Factors" starting on page S-16 of this prospectus supplement and page 7 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

Assets of the Issuing Entity --

o The issuing entity is a trust whose assets consist primarily of two groups of fixed- and adjustable-rate, first-lien and second-lien mortgage loans secured by residential real properties.

The certificates --

o The certificates represent beneficial interests in the assets of the issuing entity, as described in this prospectus supplement; and

o The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this prospectus supplement under "Summary--Pass-Through Rates."

Credit enhancement --

o Subordination as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions Among Certificates,"

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions," and

o Excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Support --

o An interest rate swap agreement and an interest rate cap agreement with Morgan Stanley Capital Services Inc., as interest rate swap provider and interest rate cap provider, respectively, for the benefit of the certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement" and "--Interest Rate Cap Agreement."

   THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

   Each class of certificates will receive monthly distributions of interest, principal or both, commencing on October 25, 2007.

                                 MORGAN STANLEY

September [___], 2007

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.....................S-4
EUROPEAN ECONOMIC AREA.......................................................S-5
UNITED KINGDOM...............................................................S-5
NOTICE TO UNITED KINGDOM INVESTORS...........................................S-5
SUMMARY......................................................................S-7
RISK FACTORS................................................................S-16
THE MORTGAGE LOAN POOL......................................................S-31
   General..................................................................S-31
   Prepayment Premiums......................................................S-32
   Adjustable-Rate Mortgage Loans...........................................S-32
   The Indices..............................................................S-33
   Recent New Century Developments..........................................S-33
   Recent Accredited Developments...........................................S-44
   Recent Decision One Developments.........................................S-51
   Underwriting Guidelines..................................................S-51
   New Century..............................................................S-51
   The Mortgage Loans in the Aggregate......................................S-57
   The Group I Mortgage Loans...............................................S-58
   The Group II Mortgage Loans..............................................S-59
   Credit Scores............................................................S-60
THE SPONSOR.................................................................S-61
STATIC POOL INFORMATION.....................................................S-62
THE DEPOSITOR...............................................................S-62
THE ISSUING ENTITY..........................................................S-63
THE SERVICERS...............................................................S-63
   General..................................................................S-63
   Saxon Mortgage Services, Inc.............................................S-63
THE MASTER SERVICER.........................................................S-65
THE SECURITIES ADMINISTRATOR................................................S-66
THE TRUSTEE.................................................................S-66
THE CUSTODIANS..............................................................S-67
   General..................................................................S-67
INTEREST RATE SWAP PROVIDER AND INTEREST RATE CAP PROVIDER..................S-67
DESCRIPTION OF THE CERTIFICATES.............................................S-68
   General..................................................................S-68
   Book-Entry Registration..................................................S-69
   Definitive Certificates..................................................S-72
   Assignment of the Mortgage Loans.........................................S-72
   Delivery of Mortgage Loan Documents......................................S-73
   Representations and Warranties Relating to the Mortgage
      Loans.................................................................S-74
   Payments on the Mortgage Loans...........................................S-77
   Distributions............................................................S-78
   Administration Fees......................................................S-79
   Priority of Distributions Among Certificates.............................S-79
   Distributions of Interest and Principal..................................S-80
   Allocation of Principal Payments to Class A Certificates.................S-84
   Swap Account.............................................................S-85
   Calculation of One-Month LIBOR...........................................S-86
   Excess Reserve Fund Account..............................................S-87
   Interest Rate Swap Agreement.............................................S-87
   Interest Rate Cap Agreement..............................................S-90
   Overcollateralization Provisions.........................................S-90
   Reports to Certificateholders............................................S-91
THE POOLING AND SERVICING AGREEMENT.........................................S-93
   General..................................................................S-93
   Subservicers.............................................................S-93
   Servicing and Trustee Fees and Other Compensation and
      Payment of Expenses...................................................S-94
   Compensation of the Master Servicer and the Securities
      Administrator.........................................................S-94
   P&I Advances and Servicing Advances......................................S-95
   Prepayment Interest Shortfalls...........................................S-96
   Servicer Reports.........................................................S-96
   Collection and Other Servicing Procedures................................S-97
   Hazard Insurance.........................................................S-98
   Realization Upon Defaulted Mortgage Loans................................S-98
   Optional Purchase of Delinquent Mortgage Loans...........................S-99
   Removal and Resignation of a Servicer....................................S-99
   Master Servicer Indemnification and Third Party Claims..................S-101
   Limitation on Liability of the Master Servicer..........................S-101
   Master Servicer Events of Default; Waiver; Termination..................S-102
   Eligibility Requirements for Trustee and Securities
      Administrator; Resignation and Removal of Trustee....................S-103
   Termination; Optional Clean-up Call.....................................S-104
   Certain Matters Regarding the Depositor, the Servicers,
      the Master Servicer, the Securities Administrator,
      the Trustee and the Custodians.......................................S-105
   Amendment...............................................................S-106
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-107
   Structuring Assumptions.................................................S-107
   Defaults................................................................S-117
   Prepayment Considerations and Risks.....................................S-117
   Overcollateralization Provisions........................................S-118
   Subordinated Certificates...............................................S-119
   Effect on Yields Due to Rapid Prepayments...............................S-119
   Weighted Average Lives of the Offered Certificates......................S-120
   Decrement Tables........................................................S-120
   Hypothetical Available Funds and Supplemental Interest
      Rate Cap Table.......................................................S-127
   Final Scheduled Distribution Date.......................................S-134

FEDERAL INCOME TAX CONSIDERATIONS..........................................S-134
   General.................................................................S-134
   Taxation of Regular Interests...........................................S-134
   Status of the Offered Certificates......................................S-135
   The Basis Risk Contract Component.......................................S-135
   Withholding and Backup Withholding......................................S-137
STATE AND LOCAL TAXES......................................................S-137
ERISA CONSIDERATIONS.......................................................S-137
LEGAL INVESTMENT...........................................................S-140
LEGAL MATTERS..............................................................S-140
REPORTS TO CERTIFICATEHOLDERS..............................................S-140
RATINGS....................................................................S-141
GLOSSARY...................................................................S-142
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION
   REQUIREMENTS..............................................................I-1
ANNEX II - INTEREST RATE SWAP SCHEDULE......................................II-1
ANNEX III - INTEREST RATE CAP SCHEDULE.....................................III-1
ANNEX IV - MORTGAGE LOAN TABLES.............................................IV-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Morgan Stanley ABS Capital I Inc. Trust 2007-HE7, Mortgage Pass-Through Certificates, Series 2007-HE7 in any state or other jurisdiction where the offer is not permitted.

   For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

   We cannot sell the certificates to you unless you have been given the opportunity to receive both this prospectus supplement and the accompanying prospectus.

   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

   Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

   In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Morgan Stanley ABS Capital I Inc.

   All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

   Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than
   (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

   For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

   The underwriter has represented and agreed that:

      (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the offered certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the offered certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA");

      (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

   The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

   Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

   This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

The Transaction Parties

   Sponsor. Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   Issuing Entity. Morgan Stanley ABS Capital I Inc. Trust 2007-HE7.

   Trustee. Deutsche Bank National Trust Company, a national banking association with its corporate trust offices at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS07H7, telephone number (714) 247-6000.

   Master Servicer and Securities Administrator . Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes including as master servicer, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: MSAC 2007-HE7, telephone number (410) 884-2000.

   Servicers.

   Substantially all of the mortgage loans will be serviced by the following servicers:

   o Saxon Mortgage Services, Inc., a Texas corporation with its principal executive offices at 4708 Mercantile Drive, Forth Worth, Texas, 76137, telephone number (817) 665-7200.

   o Countrywide Home Loans Servicing LP, a Texas limited partnership with its principal executive offices at 7105 Corporate Drive, Plano, Texas 75024, telephone number (972) 526-6285.

   Original Loan Sellers.

   Substantially all of the mortgage loans were purchased by the sponsor from the following original loan sellers:

   o New Century Mortgage Corporation and its affiliates, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation and NC Asset Holding, L.P., each having its principal executive offices at 18400 Von Karman, Suite 1000, Irvine, California 92612, telephone number (949) 440-7030.

   o Accredited Home Lenders, Inc., a California corporation, wholly owned by Accredited Home Lenders Holding Co., with its principal executive offices at 15253 Avenue of Science, Building 1, San Diego, California 92128, telephone number (858) 676-2100.

   o First NLC Financial Services, LLC, a Florida limited liability company with its principal executive offices at 700 West Hillsboro, Building 1, Deerfield Beach, Florida 33441, telephone number (954) 420-0060. First NLC Financial Services, LLC is a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc.

   o Decision One Mortgage Company, LLC, a North Carolina limited liability company with its principal executive offices at 3023 HSBC Way, Fort Mill, South Carolina 29715, telephone number (803) 835-6000.

   Custodians.

   o LaSalle Bank National Association, a national banking association and an indirect subsidiary of ABN AMRO Bank, N.V., with its principal executive offices at 2571 Busse

      Road, Suite 200, Elkgrove Village, Illinois 60007, telephone number (847) 766-6429.

   o Wells Fargo Bank, National Association, a national banking association with its principal offices, as custodian, at 24 Executive Park, Suite 100, Irvine, California 92614, telephone number (949) 757-5100.

   o The trustee will also have custodial responsibilities with respect to certain of the mortgage loans.

   Interest Rate Swap Provider and Interest Rate Cap Provider. Morgan Stanley Capital Services Inc., a Delaware corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

   The following diagram illustrates the various parties involved in the transaction and their functions.

                                             ----------------------------------
                                             |     Deutsche Bank National     |
                                        -----|          Trust Company         |
                                        |    |            (Trustee)           |
                                        |    ----------------------------------
                                        |
                                        |    ----------------------------------
                                        |    |        Wells Fargo Bank,       |
                                        |    |      National Association      |
                                        |    |        (Master Servicer,       |
                                        -----|    Securities Administrator    |
                                        |    |     Servicer and Custodian)    |
   ---------------------------------    |    ----------------------------------
   |      Original Loan Sellers    |    |
   ---------------------------------    |    ----------------------------------
                    |                   |    |         Saxon Mortgage         |
                    |  Loans            |----|         Services, Inc.         |
                   \|/                  |    |           (Servicer)           |
   ---------------------------------    |    ----------------------------------
   |         Morgan Stanley        |    |
   | Mortgage Capital Holdings LLC |    |    ----------------------------------
   |           (Sponsor)           |    |    |     Countrywide Home Loans     |
   ---------------------------------    |----|          Servicing LP          |
                    |                   |    |           (Servicer)           |
                    |  Loans            |    ----------------------------------
                   \|/                  |
   ---------------------------------    |    ----------------------------------
   |         Morgan Stanley        |    |    |          LaSalle Bank          |
   |       ABS Capital I Inc.      |    |----|      National Association      |
   |           (Depositor)         |    |    |          (Custodians)          |
   ---------------------------------    |    ----------------------------------
                    |                   |
                    |  Loans            |    ----------------------------------
                   \|/                  |    |          Morgan Stanley        |
   ---------------------------------    |    |      Capital Services Inc.     |
   |       Morgan Stanley ABS      |    |    |       (Interest Rate Swap      |
   |         Capital I Inc.        |---------|          Provider and          |
   |         Trust 2007-HE7        |         |          Interest Rate         |
   |        (Issuing Entity)       |         |          Cap Providers)        |
   ---------------------------------         ----------------------------------

The Offered Certificates

   The Morgan Stanley ABS Capital I Inc. Trust 2007-HE7 will issue the Mortgage Pass-Through Certificates, Series 2007-HE7. Twelve classes of the certificates - the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates - are being offered to you by this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b and Class A-2c certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

The Other Certificates

   The issuing entity will also issue four other classes of certificates - Class X, Class P, Class R and Class RX certificates - which will not be offered under this prospectus supplement.

   The Class X certificates will have an initial aggregate principal balance of approximately $184,174,873, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates will initially represent an interest of approximately 11.80% of the aggregate scheduled principal balance of the mortgage loans in the issuing entity.

   The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

   The Class X and Class P certificates will represent undivided interests in the assets of the issuing entity, which will consist primarily of the mortgage loans.

Structural Overview

   The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates and the Class X certificates.

                     |   ----------------------------  /|\
                     |   |              Class A-2a* |   |
                     |   | Class A-1*   Class A-2b* |   |
                     |   |              Class A-2c* |   |
                     |   |--------------------------|   |
                     |   |        Class M-1         |   |
                     |   |--------------------------|   |
                     |   |        Class M-2         |   |
                     |   |--------------------------|   |
                     |   |        Class M-3         |   |
                     |   |--------------------------|   |
                     |   |        Class M-4         |   |
                     |   |--------------------------|   |
       Accrued       |   |        Class M-5         |   |
       certificate   |   |--------------------------|   |
       interest,     |   |        Class B-1         |   |   Losses
       then          |   |--------------------------|   |
       principal     |   |        Class B-2         |   |
                     |   |--------------------------|   |
                     |   |        Class B-3         |   |
                     |   |--------------------------|   |
                     |   |         Class X          |   |
                    \|/  ----------------------------   |

----------
* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

Closing Date

   On or about September 28, 2007.

Cut-off Date

   September 1, 2007.

Distribution Date

   Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in October 2007, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

   The final scheduled distribution date is the distribution date occurring in July 2037. See "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

Record Date

   The record date for the offered certificates will be the business day preceding the related distribution date, unless the offered certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

   The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [_______]% ([_______]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group I Loan Cap, as defined in the "Glossary" in this prospectus supplement, and (iii) the WAC Cap, as defined in the "Glossary" in this prospectus supplement and

   The Class A-2a certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [________]% ([________]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as defined in the "Glossary" in this prospectus supplement, and (iii) the WAC Cap.

   The Class A-2b certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [________]% ([________]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap and (iii) the WAC Cap.

   The Class A-2c certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [________]% ([________]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap and (iii) the WAC Cap.

   The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Interest Accrual Period

   The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through and including the day before the current distribution date.

Distribution Priorities

   Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the master servicer, the securities administrator, the trustee and the custodians) to the classes of certificates in the following order of priority:

   (a) to an account for payment to the interest rate swap provider of certain amounts payable to the interest rate swap provider;

   (b) from the portion of available funds allocable to interest payments on the mortgage loans, (i) first, concurrently as further described in this prospectus supplement, to the Class A-1, Class A-2a, Class A-2b and Class A-2c certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based upon their respective entitlements to those amounts, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, their accrued certificate interest;

   (c) (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement) (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

   (2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (each as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, in each case, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero;

   (d) any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary" in this prospectus supplement) for that distribution date, (iii) third, from any interest rate cap payment on deposit in the excess reserve fund account with respect to that distribution date, an amount equal to any unpaid basis risk carryforward amount with respect to the offered certificates for that distribution date, allocated (a) first, among those classes of certificates, pro rata, based upon their respective class certificate balances and (b) second, any remaining amounts allocated among those classes of certificates, pro rata, based on any basis risk carryforward amounts remaining unpaid, in order to reimburse such unpaid amounts, (iv) fourth, from funds on deposit in the excess reserve fund account (not including any interest rate cap payments included in that account), an amount equal to any basis risk carryforward amounts with respect to the offered certificates for that distribution date allocated in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being first, pro rata based on their respective class certificate balances and then based on their respective basis risk carryforward amounts remaining unpaid, and
(v) fifth, to the interest rate
swap provider or the Class P, Class X, Class R or Class RX certificates, any remaining amounts.

   Principal distributions on the Class A-1 certificates will generally be made from principal distributions on the group I mortgage loans. Principal distributions on the Class A-2a, Class A-2b and Class A-2c certificates will generally be made from principal distributions on the group II mortgage loans, and such distributions will be paid sequentially, to the Class A-2a, Class A-2b and Class A-2c certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2a, Class A-2b and Class A-2c certificates are required to be distributed pro rata among those classes, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

   "Stepdown Date" is defined in the "Glossary" in this prospectus supplement and generally means the later to occur of (i) the earlier to occur of (a) the distribution date in October 2010 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 78.30% of the aggregate stated principal balance of the mortgage loans for that distribution date.

   "Trigger Event" is defined in the "Glossary" in this prospectus supplement and generally means either a "cumulative loss trigger event" or a "delinquency loss trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary" in this prospectus supplement. A "delinquency loss trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Loss Trigger Event" in the "Glossary" in this prospectus supplement.

   In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the issuing entity under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates --Swap Account" in this prospectus supplement.

Credit Enhancement

   The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

   o the use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to restore the required level of overcollateralization;

   o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and

   o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Interest Rate Swap Agreement

   On the closing date, the issuing entity will enter into an interest rate swap agreement with Morgan Stanley Capital Services Inc., the interest rate swap provider, whose payment obligations are 100% guaranteed by Morgan Stanley. Morgan Stanley is rated "Aa3" by Moody's Investors Service, Inc. and "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

   Under the interest rate swap agreement on or before each distribution date commencing with the distribution date in September 2008 and ending with the distribution date in April 2012, the issuing entity will pay to the interest rate swap provider a fixed payment at a rate of 4.600% per annum, determined on a "30/360" basis, and the interest rate swap provider will pay to the issuing entity a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any distribution date during such period, amounts otherwise available for payments on the certificates will be applied on or prior to such distribution date to make a net payment to the interest rate swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution date during such period, the interest rate swap provider will make a net payment to the issuing entity on or prior to such distribution date. Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Swap Account" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in April 2012.

   For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Interest Rate Cap Agreement

   The offered certificates will have the benefit of an interest rate cap agreement provided by Morgan Stanley Capital Services Inc., the interest rate cap provider, whose payment obligations are guaranteed by Morgan Stanley. The payments, if any, pursuant to the interest rate cap agreement will be available to cover certain shortfalls in interest that may result from the pass-through rates on the offered certificates being limited by the cap on those pass-through rates. All obligations of the issuing entity under the interest rate cap agreement will be paid on or prior to the closing date. For further information regarding the interest rate cap agreement, see "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

The Mortgage Loans

   The mortgage loans to be included in the issuing entity will be primarily fixed- and adjustable-rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by the sponsor from New Century Mortgage Corporation (or one of its affiliates, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation and NC Asset Holding, L.P.), Accredited Home Lenders, Inc., First NLC Financial Services, LLC, and Decision One Mortgage Company, LLC. Approximately 38.29% of the mortgage loans (approximately 60.51% of the mortgage loans purchased by the sponsor from New Century Mortgage Corporation (or one of its affiliates, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation and NC Asset Holding, L.P.)) were purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement with the sponsor, and approximately 24.88% of the mortgage loans (approximately 39.32% of the mortgage loans purchased by the sponsor from New Century Mortgage Corporation (or one of its affiliates, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation and NC Asset Holding, L.P.)) were purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement with the Natixis Real Estate Capital Inc..

   On the closing date, the sponsor will transfer the mortgage loans to the depositor and the issuing entity will acquire all of the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately $1,560,798,873. Approximately 22.77% of the mortgage loans are fixed rate and approximately 77.23% of the mortgage loans are adjustable rate. Approximately 97.01% of the mortgage loans are first-lien mortgage loans, and approximately 2.99% of the mortgage loans are second-lien mortgage loans.

   The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from August 1, 2007 through the cut-off date.

   The mortgage loans have stated original terms to maturity of not greater than 360 months, have a weighted average stated remaining term to scheduled maturity of 351 months and have the following approximate characteristics as of the cut-off date:

 Range of interest rates:.........            5.250%  to     14.760%

 Weighted average interest
   rate:..........................            8.370%

 Range of gross margins of
   adjustable rate mortgage
   loans:.........................            2.250%  to     10.499%

 Weighted average gross
   margin of adjustable rate
   mortgage loans:................            6.259%

 Range of minimum interest
   rates of adjustable rate
   mortgage loans:................            5.250%  to     13.999%

 Weighted average minimum
   interest rate of
   adjustable rate mortgage
   loans:.........................            8.304%

 Range of maximum interest
   rates of adjustable rate
   mortgage loans:................           11.490%  to     20.999%

 Weighted average maximum
   interest rate of
   adjustable rate mortgage
   loans:.........................           15.231%

 Range of principal balances:.....           $10,422  to  $1,440,000

 Average principal balance:.......          $203,335

 Range of combined original
   loan-to-value ratios:..........            15.15%  to     100.00%

 Weighted average combined
   original loan-to-value
   ratio:.........................            82.78%

 Weighted average next
   adjustment date of
   adjustable rate mortgage
   loans:.........................                 May 2009

   Primarily for the purpose of calculating principal distributions on the Class A certificates, as further described in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans.

   After an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust on each adjustment date to equal the sum of an index, which will be based on a six-month LIBOR or one-month LIBOR, and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

   For the adjustable-rate mortgage loans, the first adjustment date will occur only after initial periods of approximately one month, six months, two years or three years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

   Information about the characteristics of the mortgage loans is described under "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans and Securities Administration

   Wells Fargo Bank, National Association will act as master servicer with respect to all of the mortgage loans. Saxon Mortgage Services, Inc. and Countrywide Home Loans Servicing LP will act as servicers of substantially all of the mortgage loans. Saxon Mortgage Services, Inc. will act as servicer with respect to approximately 88.90% of the mortgage loans. Countrywide Home Loans Servicing LP will act as servicer with respect to approximately 11.04% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the issuing entity, for the benefit of the holders of the certificates.

   Wells Fargo Bank, National Association will act as master servicer and will be required to monitor the performance of each servicer pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association, acting as the securities administrator, will be required to act as paying agent, transfer agent and certificate registrar. See "The

Pooling and Servicing Agreement" in this prospectus supplement.

Optional Termination of the Issuing Entity

   Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, Saxon Mortgage Services, Inc. and Countrywide Home Loans Servicing LP, individually, or together, may, at its or their option, purchase the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and a termination of the issuing entity.

Advances

   Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the applicable servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The master servicer (including the trustee in the case of termination of Wells Fargo Bank, National Association, as a servicer) acting as successor servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

Denominations

   The offered certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

Servicing, Master Servicing, Securities Administration, Trustee and Custodial Compensation

   Each servicer will be entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each servicer will be an amount equal to interest at one-twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan serviced by that servicer.

   The master servicer will be entitled with respect to each mortgage loan to a monthly master servicer fee, which will be retained by the master servicer monthly from amounts on deposit in the distribution account. The master servicer fee will be an amount equal to one twelfth of a rate not greater than 0.02% on the aggregate stated principal balance of the mortgage loans. Additionally, the master servicer will be entitled to retain any net interest or other income earned on deposits in the distribution account.

   The securities administrator, the trustee and each custodian will be entitled to compensation payable by the master servicer from its own funds.

Optional Purchase of Delinquent Mortgage Loans

   The applicable servicer (or its assignee) or the holders of a majority of the Class X certificates will have the option to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent or that has converted to an REO property, as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Purchase of Delinquent
Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

   Accredited Home Lenders, Inc has made or will make certain representations and warranties relating to the mortgage loans sold by it, and the sponsor will make certain representations and warranties relating to all of the other mortgage loans. If with respect to any mortgage loan any of the representations and warranties made by Accredited Home Lenders, Inc. or the sponsor, as applicable, are breached in any material respect as of the date made, or there exists any uncured material document defect, Accredited Home Lenders, Inc. or the sponsor, as applicable, will be obligated to repurchase, or substitute for, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code. Prior to termination of a separate trust account which holds any proceeds from the interest rate swap agreement, a benefit plan which meets the requirements of an investor-based class exemption may purchase the offered certificates.

   In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

   Cadwalader, Wickersham & Taft LLP is acting as tax counsel to the depositor and is of the opinion that:

   o portions of the issuing entity will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

   o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk carryforward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk carryforward payments will be treated as payments under a notional principal contract for federal income tax purposes.

Legal Investment

   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

   In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

                           Class     S&P    Moody's
                           -----     ---    -------
                            A-1       AAA     Aaa
                            A-2a      AAA     Aaa
                            A-2b      AAA     Aaa
                            A-2c      AAA     Aaa
                            M-1       AA+     Aa1
                            M-2       AA      Aa2
                            M-3       A+       A1
                            M-4        A       A2
                            M-5       A-       A3
                            B-1      BBB+     Baa1
                            B-2       BBB     Baa2
                            B-3      BBB-     Baa3

   A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreement.

                                  RISK FACTORS

   In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is September 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from August 1, 2007 through the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

   The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity will likely experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

   In addition, as described below under "--Recent developments regarding New Century Financial Corporation," New Century Financial Corporation and its subsidiaries (which include New Century Mortgage Corporation, NC Capital Corporation, NC Credit Corporation, Home123 Corporation and NC Asset Holding, L.P.) have experienced severe financial difficulties and have filed for bankruptcy protection. These difficulties may have adversely affected the application by New Century Mortgage Corporation and its affiliates of their underwriting standards in a manner that would have an adverse effect on the default and loss experience of the mortgage loans in the future.

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults; increased use of new mortgage loan products by borrowers may result in higher levels of delinquencies and losses generally.

   In recent years, borrowers have increasingly financed their homes with new mortgage loan products including interest-only loans and negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. As borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that borrower delinquencies, defaults and losses could increase substantially.

   Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies, defaults and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

   In response to recent increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly in the nonprime sectors. This may result in reduced availability of financing alternatives for borrowers seeking to refinance their mortgage loans. The reduced availability of refinancing options for a borrower may result in higher rates of delinquencies, defaults and losses on the mortgage loans, particularly borrowers with adjustable rate mortgage loans or in the case of interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

   The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many subprime loan originators, and in some cases, has caused certain loan originators to cease operations or file for bankruptcy. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans.

   As described below under "--Recent developments regarding New Century Financial Corporation," New Century Financial Corporation, the parent of New Century Mortgage Corporation, NC Capital Corporation, NC Credit Corporation, Home123 Corporation and NC Asset Holding, L.P., has recently experienced severe financial difficulties and has become the subject of various legal and governmental investigations and proceedings. Any such investigations or proceedings could possibly impact the ability of the servicer to collect or foreclose on mortgage loans.

   As described below under "--Recent Developments Regarding Accredited Home Lenders, Inc.," Accredited Home Lenders, Inc. has reported that it recently experienced financial difficulties. If Accredited Home Lenders, Inc. is unable for any reason to satisfy its obligations to repurchase or substitute mortgage loans as to which a material breach of representation and warranty exists, neither the depositor nor any other person will be obligated to repurchase such mortgage loans.

   Even in cases where a loan originator has the economic ability to repurchase mortgage loans, the increasing volume of repurchase claims has resulted in longer periods between when a repurchase claim is presented and when it is resolved, and a greater proportion of claims being refused or contested by mortgage loan originators. In response to the deterioration in the performance of subprime mortgage loans, the rating agencies have recently lowered ratings on a large number of subprime mortgage securitizations. In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

Recent developments regarding New Century Financial Corporation.

   New Century Financial Corporation, parent of New Century Mortgage Corporation, NC Capital Corporation, NC Credit Corporation, Home123 Corporation and NC Asset Holding, L.P., has recently experienced severe financial difficulties, and on April 2, 2007, New Century Financial Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. New Century Financial Corporation previously announced that its lenders will no longer provide financing to it or its subsidiaries, that these lenders have also notified New Century Financial Corporation of certain events of default under various mortgage loan financing arrangements, and that, as a result, these lenders have sold or intend to sell any outstanding mortgage loans subject to these financing arrangements. In addition, New Century Financial Corporation announced that it and its subsidiaries have ceased selling mortgage loans to or servicing mortgage loans for Federal Home Loan Mortgage Corp. and Federal National Mortgage Association. New Century Financial Corporation also announced that it has received cease and desist orders from numerous states alleging violations of state laws. In addition, the Securities and Exchange Commission and the U.S. Attorney's office have commenced investigations into certain of New Century Financial Corporation's financial statements. New Century Financial Corporation and certain of its subsidiaries have recently entered into a Stipulated Preliminary Injunction with the Ohio Attorney General and the Ohio Department of Commerce, Division of Financial Institutions which, among other things, restricts New Century Financial Corporation, its subsidiaries and their respective agents, officers, employees and anyone acting in concert or participation with them from initiating new foreclosure actions or continuing to prosecute pending foreclosure actions or evicting consumers in Ohio without prior approval from the state of Ohio. See "The Mortgage Loan Pool--New Century--Recent Developments Regarding New Century" in this prospectus supplement for further information regarding these developments.

   As a result of the foregoing, we cannot assure you that these matters would not adversely affect the ability of the servicer to take actions (including foreclosure) that may be essential to preserve the value of the mortgage loans included in the trust.

Recent Developments Regarding Accredited Home Lenders, Inc.

   Accredited Home Lenders, Inc., one of the original loan sellers, has recently experienced financial difficulties, according to published reports and public filings. In particular, Accredited Home Lenders, Inc. recently announced that due to adverse conditions in the subprime mortgage loan market, it may not be able to remain a going concern. For further information regarding these developments, see "The Mortgage Loan Pool--Recent Accredited Developments" in this prospectus supplement.

   As a result of the foregoing, we cannot assure you that the matters described above will not have a material and adverse effect on the ability of Accredited Home Lenders, Inc. to satisfy other obligations, including to repurchase or substitute mortgage loans as to which a material breach of representation and warranty exists, which in turn would adversely affect your investment in the offered certificates.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

   There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

   Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

   The mortgage loans are also subject to federal laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

   Violations of certain provisions of these federal, state and local laws as well as actions by governmental agencies, authorities and attorneys general, may limit the ability of each servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

   Accredited Home Lenders, Inc. has represented or will represent with respect to each mortgage loan sold by it, and the sponsor will represent with respect to all other mortgage loans, that each such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, Accredited Home Lenders, Inc. or the sponsor, as applicable, has also represented or will represent that none of such mortgage loans is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, Accredited Home Lenders, Inc. or the sponsor, as applicable, will be obligated to cure such breach or repurchase or, for a limited period of time, replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

   It is possible in the future that governmental authorities or attorneys general may take actions against any loan originator that could prohibit the servicers from pursuing foreclosure actions, or otherwise limit the ability of any servicer to take actions (such as pursuing foreclosures) that may be essential to preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations could adversely affect the issuing entity's ability to realize on the mortgage loans.

   As described above under "--Recent developments regarding New Century Financial Corporation," a number of state regulatory authorities have taken action against New Century Financial Corporation and its subsidiaries for alleged violations of state laws. Certain of those actions prohibit New Century Financial Corporation from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the servicer's ability to take actions (such as pursuing foreclosures) that may be essential to preserve the value of the mortgage loans on behalf of the trust. Any such limitations could adversely affect the issuing entity's ability to realize on the mortgage loans.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

   Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

   In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                             Group I Mortgage Loans

  California     Florida       Texas       Illinois     New Jersey    New York
  ----------     -------       -----       --------     ----------    --------
    18.56%        11.37%        6.74%        5.89%         5.34%        5.13%

                             Group II Mortgage Loans

California       Florida         New York
----------       -------         --------
50.98%            7.18%            6.86%

   Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

   Further, the concentration of the mortgage loans in one or more states may have a disproportionate effect on certificateholders if the regulatory authorities in any of those states take actions against the applicable originator or the applicable servicer that impair the ability of the issuing entity to realize on those mortgage loans. See "--Violation of various federal, state and local laws may result in losses on the mortgage loans" above.

   In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

   o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

   o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

   o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

   o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

   o Approximately 68.12% of the group I mortgage loans and approximately 79.86% of the group II mortgage loans require the borrower to pay a prepayment charge in certain instances if the borrower prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a borrower from prepaying the related mortgage loan during the applicable period.

   o Accredited Home Lenders, Inc., or the sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

   o Saxon Mortgage Services, Inc. and Countrywide Home Loans Servicing LP, individually or together, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

   o As a result of the absorption of realized losses on the mortgage loans by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

   o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

   o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in October 2010. On or after such date, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. After taking into account certain payments by the issuing entity pursuant to the interest rate swap agreement, the weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

   o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

   o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

   o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, the servicers will not advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

   o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

   The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates. After taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement and certain payments received by the issuing entity pursuant to the interest rate cap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to restore overcollateralization to the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described below under "--Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the offered certificates", will affect the amount of excess interest that the mortgage loans will generate:

   o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

   o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

   o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

   o Substantially all of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.04% of the adjustable-rate mortgage loans will not occur until one month after the date of origination, the first adjustment of the interest rates for approximately 0.01% of the adjustable-rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 71.87% of the adjustable-rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the interest rates for approximately 28.08% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the Class A-1, Class A-2a, Class A-2b and Class A-2c certificates cannot exceed the lesser of the weighted average interest rate of the mortgage loans, reduced for net payments to the interest rate swap provider, in the applicable mortgage loan group or in the mortgage loan pool, in either case less certain fees and expenses payable by the issuing entity, and the pass-through rates on the Class M and Class B certificates cannot exceed the weighted average interest rate of the mortgage loans, reduced for net payments to the interest rate swap provider, in the mortgage loan pool less certain fees and expenses payable by the issuing entity.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

   o Investors in the offered certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the offered certificates.

   The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the interest rate swap provider and net of certain fees and expenses of the issuing entity.

   A variety of factors, in addition to those described above under "--Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization", could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

   o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on an index, which will be based on six-month LIBOR for approximately 99.96% of the adjustable-rate mortgage loans, or one-month LIBOR for approximately 0.04% of the adjustable-rate mortgage loans. All of the adjustable-rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed above under "--Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization," the adjustable-rate mortgage loans will not have the first adjustment to their interest rates until one month, six months, two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

   o The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

   o The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

   o If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of the related loan group (in each case reduced by certain fees and expenses and net payments to the interest rate swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity. In addition, these shortfalls may be recovered from net payments, if any, from the interest rate swap provider and the interest rate cap provider. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreement. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

   Any net payment payable to the interest rate swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans causes the aggregate scheduled principal balance of the mortgage loans in the pool to be less than the amount on which payments due under the interest rate swap agreement are calculated, the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap provider would increase. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

   In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

   Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay certain interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the issuing entity by the interest rate swap provider unless the floating payment owed by the interest rate swap provider for a distribution date exceeds the fixed payment owed to the interest rate swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.600% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization.

   See "Description of the Certificates--Distributions of Interest and Principal," "--Swap Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

   When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to that servicer.

   If the applicable servicer fails to make such payments or the shortfall exceeds the servicing fee payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Additional risks associated with the Class M and Class B Certificates.

   The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, and the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, Class B-2, Class B-1, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the

Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least October 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

   In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement and certain payments received by the issuing entity pursuant to the interest rate cap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

   The applicable servicer (or its assignee), or the holders of a majority of the Class X certificates, will have the option to purchase any mortgage loan that becomes 90 days or more delinquent or that has been converted to an REO property. Any such purchase would have the same effect on the holders of certificates as a prepayment of the mortgage loans. The person exercising such option, or on whose behalf the option is being exercised, might benefit from the removal of such delinquent mortgage loans or REO property. The removal of any delinquent mortgage loan or REO property pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency loss trigger event, which determines the required level of overcollateralization. Therefore, depending on the circumstances, the exercise of this purchase option may adversely affect the market value of your certificates.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

   Approximately 2.20% of the group I mortgage loans and approximately 4.91% of the group II mortgage loans are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

   Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 48.52% of the group I mortgage loans and approximately 55.96% of the group II mortgage loans had loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100% at origination. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

   Approximately 11.22% of the group I mortgage loans and approximately 30.36% of the group II mortgage loans have an initial interest-only period of up to ten years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, or overcollateralization, will be allocated to the offered certificates in reverse order of seniority.

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

   Approximately 46.28% of the group I mortgage loans and approximately 46.31% of the group II mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

   o  the level of available interest rates at the time of sale or refinancing;

   o  the borrower's equity in the related mortgaged property;

   o  the financial condition of the borrower;

   o  tax laws;

   o  prevailing general economic conditions; and

   o  the availability of credit for single family real properties generally.

Accredited Home Lenders, Inc. may not be able to repurchase defective mortgage loans.

   Accredited Home Lenders, Inc. has made or will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   If Accredited Home Lenders, Inc. fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then Accredited Home Lenders, Inc. would be required to repurchase or substitute for the defective mortgage loan. It is possible that Accredited Home Lenders, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. As described above under "--Recent Developments Regarding Accredited Home Lenders, Inc.," Accredited Home Lenders, Inc. has reported that it has recently experienced financial difficulties. The inability of Accredited Home Lenders, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The interest rate swap agreement and the interest rate cap agreement are subject to counterparty risk.

   The assets of the issuing entity include an interest rate swap agreement and an interest rate cap agreement that will require the interest rate swap provider or the interest rate cap provider, as applicable, to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the securities administrator under the interest rate swap agreement or the interest rate cap agreement, the ability of the securities administrator to make such payments on such classes of certificates will be subject to the credit risk of the interest rate swap provider or the interest rate cap provider, as applicable.

The credit rating of the interest rate swap provider could affect the rating of the offered certificates.

   Morgan Stanley, the guarantor of the interest rate swap provider under the interest rate swap agreement, is rated "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa3" by Moody's Investors Service, Inc. The ratings on the offered certificates are dependent in part upon these credit ratings. If a credit rating of the guarantor of the interest rate swap provider is qualified, reduced or withdrawn and a substitute interest rate swap provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Bankruptcy of borrowers may adversely affect distributions on certificates.

   The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on the mortgage loans.

   Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage loans.

   The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

The sponsor and its affiliates may have conflicts of interest.

   Recent developments in the subprime mortgage market have led to a deterioration in the financial performance of many subprime loan originators. See "--Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults; increased use of new mortgage loan products by borrowers may result in higher levels of delinquencies and losses generally," "--Recent Developments Regarding New Century Financial Corporation" and "--Recent Developments Regarding Accredited Home Lenders, Inc" above and "The Mortgage Loan Pool--Recent Developments Regarding Decision One" below. Due to these developments affecting certain subprime loan originators, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more of the original loan sellers or the loan sellers to such original loan sellers.

   In taking any actions or engaging in other transactions with those loan sellers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such loan sellers that are not included in the issuing entity, and may seek to enforce against such loan sellers any remedies they may have if an early payment default or breach of representation and warranty occurs with respect to such other mortgage loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more loan sellers, and may seek to enforce remedies against such loan seller if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan seller, and the sponsor and its affiliates will have no obligation to pursue any claims against such loan sellers on behalf of the issuing entity or with respect to loans included in the issuing entity.

External events may increase the risk of loss on the mortgage loans.

   In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicers will not be obligated to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or any comparable state laws. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the original loan sellers, the depositor, the underwriter, the sponsor, the servicers, the master servicer, the securities administrator, the custodians, the trustee or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the issuing entity only.

   The certificates will not represent an interest in or obligation of the depositor, the servicers, the master servicer, the sponsor, the underwriter, the original loan sellers, the securities administrator, the custodians, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the sponsor, the underwriter, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including, to the extent set forth in this prospectus supplement, the interest rate swap agreement and the interest rate cap agreement for the benefit of the offered certificates) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicers, the master servicer, the securities administrator, the sponsor, the underwriter, the original loan sellers, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your investment may not be liquid.

   The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in these classes of offered certificates, thereby limiting the market for the certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

   You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

   Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The servicing fee may be insufficient to engage replacement servicers.

   To the extent that this prospectus supplement indicates that the fee payable to the servicers is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

The offered certificates may not be suitable investments.

   The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their tax, accounting, legal and financial advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

   The statistical information presented in this prospectus supplement concerning the mortgage loans to be transferred to the issuing entity on the closing date is based on the pool of mortgage loans as of the cut-off date, which is September 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from August 1, 2007 through the cut-off date. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

General

   On the closing date it is expected that the issuing entity will primarily consist of approximately 7,676 conventional, subprime, adjustable- and fixed-rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $1,560,798,873. Substantially all of the mortgage loans were purchased by the sponsor from New Century Mortgage Corporation, a California corporation ("New Century") (or one of its affiliates, NC Capital Corporation, a California corporation, New Century Credit Corporation, a California corporation, Home123 Corporation, a California corporation and NC Asset Holding, L.P., a Delaware limited partnership (collectively with New Century, the "NC Sellers")), Accredited Home Lenders, Inc., First NLC Financial Services, LLC and Decision One Mortgage Company, LLC. Approximately 38.29% of the mortgage loans (approximately 60.51% of the mortgage loans purchased by the sponsor from the NC Sellers) were purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement provided by the sponsor to the NC Sellers, and approximately 24.88% of the mortgage loans (approximately 39.32% of the mortgage loans purchased by the sponsor from the NC Sellers) were purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement provided by Natixis Real Estate Capital Inc. to the NC Sellers. Each of the original loan sellers originated or acquired the mortgage loans it transferred to the sponsor.

   The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines of the original loan sellers. See "--New Century" below for a summary of the underwriting guidelines of New Century Mortgage Corporation. Because, in general, the underwriting guidelines of the original loan sellers do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

   Approximately 2,683 (or approximately 22.77%) of the mortgage loans in the issuing entity are fixed rate mortgage loans and approximately 4,993 (or approximately 77.23%) of the mortgage loans in the issuing entity are adjustable rate mortgage loans, as described in more detail under "--Adjustable Rate Mortgage Loans" below. Approximately 98.11% of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on all of the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   Approximately 11.22% of the group I mortgage loans and approximately 30.36% of the group II mortgage loans have an initial interest-only period of up to ten years after the date of origination.

   All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens on residential properties consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments or townhouses.

   Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

   Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   Approximately 50.71% of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. None of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 100%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

   [___] mortgage loans with an aggregate principal balance as of the cut-off date of $[________], which represents no more than approximately 1% of the mortgage loans in the final mortgage loan pool, were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

   Approximately 53.71% of the mortgage loans are fully amortizing, and approximately 46.29% of the mortgage loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately 16.85% of the mortgage loans are interest-only for a period of time.

Prepayment Premiums

   Approximately 71.57% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of five years from the date of origination. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

   The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if (i) such waiver relates to a default or reasonably foreseeable default and would, in the applicable servicer's reasonable judgment, maximize recoveries on the related mortgage loan, (ii) the Prepayment Premium may not be collected under applicable federal, state or local law or regulation, or (iii) the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Adjustable-Rate Mortgage Loans

   Substantially all of the adjustable-rate mortgage loans provide for semi-annual or annual adjustment of the related interest rate based on the related Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

   The first adjustment of the interest rates, in the case of approximately 0.04% of the adjustable-rate mortgage loans, will occur after an initial period of approximately one month following origination (the "One-Month Adjustable Rate Mortgage Loans"), in the case of approximately 0.01% of the adjustable-rate mortgage loans, will occur after an initial period of approximately six months following origination (the "Six-Month Adjustable Rate Mortgage Loans"), in the case of approximately 71.87% of the adjustable-rate mortgage loans, will occur after an initial period of approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans") or, in the case of approximately 28.08% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans").

   On each Adjustment Date for an adjustable-rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Loan Index and a fixed percentage amount (the "Gross Margin"), provided, that, in the substantial majority of cases, the interest rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 3.000%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of such mortgage loan. The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 1.000% to 3.000% for the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate, interest-only mortgage loans - which have initial periods in which payments of only interest are required to be made - following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, and Maximum Rates, the interest rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

The Indices

   The index used in determining the interest rates of approximately 99.96% of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market (the "Six-Month LIBOR Loan Index") and the index used in determining the interest rates of approximately 0.04% of the adjustable-rate mortgage loans is the average of the interbank offered rates for one-month United States dollar deposits in the London market (the "One-Month LIBOR Loan Index"), calculated as provided in the related mortgage note (the "Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Loan Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Recent New Century Developments

   Pursuant to a Form 8-K filed on February 7, 2007 (the "February 7th Announcement"), New Century Financial, the parent of the NC Sellers, announced that it would restate its consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006 (collectively, the "Interim Financial Statements") to correct errors New Century Financial discovered in the application of generally accepted accounting principles regarding its allowance for mortgage loan repurchase losses. Specifically, New Century Financial announced that it did not include the expected discount upon disposition of such mortgage loans when estimating its allowance for loan repurchase losses. In addition, New Century Financial stated that its methodology for estimating the volume of repurchase claims to be included in the repurchase calculation did not properly consider, in each of the first three quarters of 2006, the growing volume of repurchase claims outstanding that resulted from the increasing pace of repurchase requests that occurred in 2006. As a result of the foregoing, New Century Financial announced that it expects that, once restated, its net earnings for each of the first three quarters of 2006 will be reduced.

   Pursuant to a Form 12b-25 filed on March 2, 2007 (the "March 2nd Announcement"), New Century Financial stated that it had previously reported that it had been served with a complaint for a purported securities class action and was aware of nine additional purported class action lawsuits that had been filed against it and certain of its officers and directors alleging certain violations of federal securities laws.

   According to the March 2nd Announcement, New Century Financial stated that since that time, it has become aware of four related derivative complaints against certain of its directors and officers, making essentially the same allegations as the federal securities cases relating to New Century Financial's restatements. New Century Financial stated that it believes that the derivative cases have been or will be filed in Orange County Superior Court, and that it anticipates that similar actions may be filed in the future.

   New Century Financial also announced that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

   New Century Financial announced that, although a full review is ongoing, it expects that the modifications to the allowance for loan repurchase losses will result in restated net income for the first three quarters of 2006 that is significantly lower than previously reported in New Century Financial's 2006 interim financial statements.

   In addition, New Century Financial announced that although New Century Financial's mortgage loan origination volume increased in 2006 when compared to 2005, New Century Financial's results of operations for the quarter and year ended December 31, 2006 will reflect declines in earnings and profitability when compared to the same periods in 2005. New Century Financial currently expects that it will report a pretax loss for both the fourth quarter and the full year ended December 31, 2006.

   According to the March 2nd Announcement, in the event New Century Financial is unable to obtain satisfactory amendments to and/or waivers of the covenants in its financing arrangements from a sufficient number of its lenders, or obtain alternative funding sources, New Century Financial's auditor, KPMG LLP ("KPMG"), has informed New Century Financial's Audit Committee (the "Audit Committee") that its report on New Century Financial's financial statements will include an explanatory paragraph indicating that substantial doubt exists as to New Century Financial's ability to continue as a going concern.

   Pursuant to a Form 8-K filed on March 8, 2007 by New Century Financial, New Century Financial stated that as a result of its current constrained funding capacity, New Century Financial elected to cease accepting loan applications from prospective borrowers effective immediately while it sought to obtain additional funding capacity.

   Pursuant to a Form 8-K filed on March 13, 2007 (the "March 13th Announcement"), by New Century Financial, New Century Financial received a letter from the staff of the Pacific Regional Office of the Securities Exchange Commission ("SEC") on March 12, 2007, stating that the staff was conducting a preliminary investigation involving New Century Financial and requesting production of certain documents. In addition, New Century Financial stated that the staff of the SEC had also previously requested a meeting with New Century Financial to discuss the events leading up to the announcement by New Century Financial of the restatement of its financial statements and New Century Financial intends to comply with the SEC's request.

   In addition, New Century Financial stated in the March 13th Announcement that, on February 28, 2007, New Century Financial received a letter from the United States Attorney's Office for the Central District of California ("U.S. Attorney's Office") indicating that it was conducting a criminal inquiry under the federal securities laws in connection with trading in New Century Financial's securities, as well as accounting errors regarding New Century Financial's allowance for repurchase losses. New Century Financial also stated that it has subsequently received a grand jury subpoena requesting production of certain documents. New Century Financial stated that it intends to cooperate with the requests of the U.S. Attorney's Office.

   Pursuant to a Form 8-K/A filed on March 13, 2007 (the "March 13th Form 8-K/A Announcement") by New Century Financial, New Century Financial stated that as of March 9, 2007, all of New Century Financial's lenders under its short-term repurchase agreements and aggregation credit facilities had discontinued their financing with New Century Financial or had notified New Century Financial of their intent to do so. It further stated in the March 13th Form 8-K/A Announcement that New Century Financial has received notices from certain of its lenders asserting that New Century Financial and/or its subsidiaries have violated their respective obligations under certain of these financing arrangements and that such violations amount to events of default. According to the March 13th Form 8-K/A Announcement, certain of these lenders have further advised New Century Financial that they are accelerating New Century Financial's obligation to repurchase all outstanding mortgage loans financed under the applicable agreements.

   Pursuant to a Form 8-K filed on March 14, 2007 (the "March 14th Announcement") by New Century Financial, New Century Financial stated that the staff of the New York Stock Exchange ("NYSE") issued a press release, dated March 13, 2007, announcing its determination that New Century Financial's common stock is no longer suitable for continued listing on the NYSE and will be suspended immediately. New Century Financial announced that the NYSE's press release cited New Century Financial's recent disclosures regarding its liquidity position, as well as New Century Financial's prior announcement regarding the need to restate certain of its historical financial statements, in support of its determination that New Century Financial's common stock and preferred stock are no longer suitable for continued listing on the NYSE.

   In addition, New Century Financial announced that the NYSE's press release also stated that an application to the SEC to delist New Century Financial's stock from the NYSE is pending the completion of the applicable procedures, including any appeal by New Century Financial of the NYSE staff's decision. New Century Financial stated that it is reviewing the NYSE staff's decision and accordingly has not yet determined whether it will appeal the staff's decision to delist New Century Financial's stock.

   According to the March 14th Announcement, New Century Financial has been engaged in recent ongoing discussions with its state regulators regarding New Century Financial's funding constraints and the impact on consumers who are in various stages of the loan origination process with New Century Financial. New Century Financial stated that it has advised these regulators that it has ceased accepting loan applications and that as of March 14, 2007, New Century Financial and its subsidiaries are unable to fund any mortgage loans, including mortgage loans for those consumers who were already in the loan origination process with New Century Financial.

   According to the March 14th Announcement, on March 13, 2007, New Century Financial and certain of its subsidiaries received cease and desist orders from regulators in the States of Massachusetts, New Hampshire, New Jersey and New York. New Century Financial stated that the cease and desist orders contain allegations that certain of New Century Financial's subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing, failure to meet certain financial requirements, including net worth and available liquidity, and failure to timely notify the state regulators of defaults and terminations under certain of its financing arrangements.

   According to the March 14th Announcement, the cease and desist orders seek to restrain the New Century Financial subsidiaries from taking certain actions, including, among other things, engaging in further violations of state law, taking new applications for mortgage loans in the relevant jurisdiction, and paying dividends or bonuses to officers, directors or shareholders of the applicable subsidiaries. In addition, the cease and desist orders also seek to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century Financial subsidiaries, and the provision of regular information to the state regulators regarding the New Century Financial subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. Furthermore, certain of the cease and desist orders also require one or more of the New Century Financial subsidiaries to show cause why their license should not be revoked or why administrative penalties should not be assessed.

   According to the March 14th Announcement, the cease and desist orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century Financial stated that it is reviewing these orders and accordingly has not yet determined whether it will appeal all or any portion of any of the orders. New Century Financial announced that, subject to its funding limitations, it intends to comply with the orders pending any such appeal.

   Pursuant to a Form 8-K filed on March 19, 2007 (the "March 19th Announcement") by New Century Financial, New Century Financial stated that on March 14, 2007 and March 15, 2007, it received additional cease and desist orders from the States of Connecticut, Maryland, Rhode Island and Tennessee (collectively, the "March

14-15 Orders"). New Century Financial stated that the cease and desist orders contain allegations that certain of New Century Financial's subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing. Additionally, New Century Financial stated that on March 14, 2007, certain of New Century Financial's subsidiaries, entered into a Consent Agreement and Order, dated March 14, 2007, with the Commonwealth of Pennsylvania Department of Banking, Bureau of Supervision and Enforcement (the "Consent Agreement").

   The March 19th Announcement indicated that the March 14-15 Orders and the Consent Agreement seek to restrain New Century Financial's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of applicable state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century Financial stated that the March 14-15 Orders and the Consent Agreement also seek to cause the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. According to New Century Financial, certain of the March 14-15 Orders also seek to revoke the licenses of one or more of New Century Financial's subsidiaries or assess administrative penalties.

   According to the March 19th Announcement, the March 14-15 Orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century Financial and its subsidiaries are reviewing the March 14-15 Orders and accordingly have not yet determined whether they will appeal all or any portion of the March 14-15 Orders.

   According to the March 19th Announcement, on March 14, 2007, in connection with a civil action filed against New Century Financial and certain of its subsidiaries in an Ohio state court (the "Ohio Complaint") by the Attorney General of Ohio and the Ohio Division of Commerce, Division of Financial Institutions, such Ohio state court issued a temporary restraining order, which was subsequently modified by the court on March 16, 2007, against New Century Financial (as modified, the "Ohio TRO"). New Century Financial stated that the Ohio Complaint and the Ohio TRO contain allegations that New Century Financial has engaged in violations of applicable Ohio state law, including, among other things, failure to fund mortgage loans after closing. New Century Financial stated that the Ohio TRO restrains New Century Financial from taking certain actions, including, among other things, (i) engaging in violations of Ohio state law, (ii) soliciting applicants and taking new applications for mortgage loans in Ohio and (iii) initiating, prosecuting or enforcing foreclosure actions in Ohio. New Century Financial announced that the Ohio TRO also requires New Century Financial to confer with the Ohio Attorney General and Division of Commerce by March 22, 2007 regarding the treatment of Ohio loans that are more than 60 days delinquent and are held for sale. New Century Financial stated that the restraints imposed by the Ohio TRO could further harm New Century Financial's business. In addition, New Century Financial announced that it is reviewing the Ohio Complaint and the Ohio TRO and accordingly has not yet determined whether it will appeal all or any portion of the Ohio TRO. Subject to its funding limitations, New Century Financial stated that it intends to comply with the Ohio TRO pending any appeal.

   Pursuant to a Form 8-K filed on March 20, 2007 (the "March 20th Announcement") by New Century Financial, New Century Financial stated that it received a Notice of Breach and Termination of Mortgage Selling and Servicing Contract, dated March 14, 2007, from the Federal National Mortgage Association ("Fannie Mae"). New Century Financial stated that the Fannie Mae notice purports to terminate its mortgage selling and servicing contract (the "Fannie Mae Contract") with New Century, a subsidiary of New Century Financial, for cause, based on alleged breaches of the Fannie Mae Contract as well as alleged breaches by New Century under other contracts with Fannie Mae. New Century Financial stated that as a result of the purported termination, New Century Financial and its subsidiaries are no longer able to sell mortgage loans directly to Fannie Mae or act as the primary servicer of any mortgage loans for Fannie Mae.

   In addition, according to the March 20th announcement, on March 16, 2007, New Century Financial received additional cease and desist orders from the State of California (the "California Orders") and certain of New Century Financial's subsidiaries entered into consent agreements with the State of Florida's Office of Financial Regulation and the State of Washington's Department of Financial Institutions, respectively, each dated March 16,

2007 (the "March 16 Agreements," and together with the California Orders, the "March 16 Orders and Consent Agreements").

   According to the March 20th Announcement, consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements contain allegations that certain of New Century Financial's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. New Century Financial stated that consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements seek to restrain New Century Financial's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century Financial announced that the March 16 Orders and Consent Agreements also seek to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century Financial subsidiaries, and the provision of regular information to the state regulators regarding the New Century Financial subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. New Century Financial stated that the California Orders become permanent if not promptly appealed by the applicable subsidiaries. According to the March 20th Announcement, New Century Financial and its subsidiaries are reviewing the California Orders and accordingly have not yet determined whether they will appeal all or any portion of the California Orders.

   Pursuant to a Form 8-K filed on March 22, 2007 (the "March 22nd Announcement") by New Century Financial, New Century Financial announced that it had received notices from Barclays Bank PLC ("Barclays"), in which Barclays alleged that certain events of default had occurred, as defined in that certain Master Repurchase Agreement, dated as of March 31, 2006 (as amended to date), by and among New Century Financial, certain of New Century Financial's subsidiaries, Barclays and Sheffield Receivables Corporation (the "Barclays Agreement"), and purported to accelerate to March 14, 2007 the obligation of New Century Financial's subsidiaries to repurchase all outstanding mortgage loans financed under the Barclays Agreement and to terminate the Barclays Agreement as of that same date. New Century Financial estimated that the aggregate repurchase obligation (the outstanding mortgage loans financed) of its subsidiaries under the Barclays Agreement was approximately $0.9 billion as of March 12, 2007.

   According to the March 22nd Announcement, on March 16, 2007, the parties to the Barclays Agreement entered into a letter agreement (the "Barclays Letter Agreement") pursuant to which Barclays and Sheffield Receivables Corporation agreed to release New Century Financial and its subsidiaries from its aggregate repurchase obligation under the Barclays Agreement and New Century Financial and its subsidiaries agreed to release their rights to outstanding mortgage loans that had been financed under the Barclays Agreement. New century stated that the effectiveness of the releases in the Barclays Letter Agreement is subject to the satisfaction of certain preconditions, including that (i) New Century Financial and its subsidiaries shall have made certain payments to Barclays, including forwarding to Barclays all amounts received by New Century Financial and its subsidiaries after March 1, 2007 with respect to the mortgage loans under the Barclays Agreement, and (ii) New Century Financial and its subsidiaries shall have taken certain actions to facilitate the transfer of the servicing function with respect to the mortgage loans under the Barclays Agreement to a third party appointed by Barclays. New Century Financial stated that as of March 22, 2007, New Century Financial was still in the process of satisfying these preconditions.

   According to the March 22nd Announcement, the Barclays Letter Agreement provides that the outstanding mortgage loans financed under the Barclays Agreement are being transferred to Barclays "as is," without any representations or warranties by New Century Financial or its subsidiaries, and without any holdback by Barclays. New Century Financial stated that New Century Financial and its subsidiaries have agreed, that if they enter into a settlement or release with any of New Century Financial's other lenders and any such release contains materially more favorable terms for the benefit of any such lender than those in the Barclays Letter Agreement, then Barclays will be entitled to such more favorable terms. According to the March 22nd Announcement, New Century Financial stated that the Barclays Letter Agreement provides that a release with another lender will not be deemed to have terms that are materially more favorable to that lender from an economic standpoint if the terms of such release do not provide for more to such lender than the amount of the outstanding mortgage loans financed by such lender, plus accrued price differential or interest and the transmittal of the principal portion of any loan payments received. New Century Financial stated that the continuing effectiveness of the release by Barclays under the Barclays Letter

Agreement is subject to New Century Financial's compliance with this provision. According to New Century Financial, upon the effectiveness of the releases contemplated by the Barclays Letter Agreement, the aggregate repurchase obligation (the outstanding mortgage loans financed) of New Century Financial under its credit facilities will be reduced by approximately $0.9 billion and New Century Financial will have realized a loss from this transaction of approximately $46 million.

   In addition, according to the March 22nd Announcement, New Century Financial has received cease and desist orders from several states and entered into consent agreements with several states (the "Previous Orders and Consent Agreements"), and on March 20, 2007, certain of New Century Financial's subsidiaries entered into a consent agreement with the State of Maine's Office of Consumer Credit Regulation, respectively (the "March 20 Consent Agreement").

   According to the March 22nd Announcement, consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement contains allegations that certain of New Century Financial's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. Consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement seeks to restrain New Century Financial's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. The March 20 Consent Agreement also seeks to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

   Pursuant to a Form 8-K filed on March 28, 2007 (the "March 28th Announcement"), New Century Financial stated that on March 26, 2007, New Century Financial notified the Federal Home Loan Mortgage Corp. ("Freddie Mac"), that it was voluntarily terminating its eligibility with Freddie Mac. New Century Financial stated that as a result of this termination, New Century Financial and its subsidiaries are no longer able to sell mortgage loans directly to Freddie Mac or act as the primary servicer of any mortgage loans for Freddie Mac.

   According to the March 28th Announcement, several of New Century Financial's lenders have notified New Century Financial of their intent to sell the outstanding mortgage loans that have been financed by the respective lender and offset the proceeds from such sale against the New Century Financial's obligations to the lender, while reserving their rights to seek recovery of any remaining deficiency from New Century Financial. New Century Financial stated that it has notified these lenders of its concerns that any such sale be conducted in an appropriate manner, in accordance with applicable law and in accordance with the terms of the applicable financing agreement between the parties.

   According to the March 28th Announcement, on March 27, 2007, New Century Financial announced that it had signed consent agreements with the State of Idaho's Department of Finance, the State of Iowa's Superintendent of Banking, the State of Michigan's Office of Financial and Insurance Services and the State of Wyoming's Banking Commissioner (the "March 27th Consent Agreements"). New Century Financial stated that although it has signed the March 27th Consent Agreements and expects to comply with their terms, New Century Financial has not yet received counterpart signatures from the respective states, and accordingly, such March 27th Consent Agreements may not be binding on the respective states. According to New Century Financial, the March 27th Consent Agreements contain allegations that certain of New Century Financial's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. The March 27th Consent Agreements restrain New Century Financial's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction.

   In addition, according to the March 28th Announcement, the March 27th Consent Agreements also compel New Century Financial's subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold any up front fees collected in connection with pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

   According to the March 28th Announcement, New Century Financial anticipates that cease and desist orders will continue to be received by New Century Financial and its subsidiaries from additional states in the future and that New Century Financial and its subsidiaries may enter into additional consent agreements similar to the consent agreements already entered into by New Century Financial. New Century Financial stated that it intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from New Century Financial's funding constraints.

   Pursuant to a Form 8-K filed on March 30, 2007 (the "March 30th Announcement"), New Century Financial announced that it and certain of its subsidiaries, including New Century (collectively, the "Defendants"), filed a motion for dissolution of modified temporary restraining order and motion for an emergency hearing, and opposition to a preliminary injunction in connection with the Ohio Complaint. New Century Financial announced that on March 28, 2007, the Defendants and the State of Ohio reached agreement on a stipulated preliminary injunction effective for 90 days (the "Ohio SPI"), which was entered by the Ohio court. New Century Financial stated that the Ohio SPI replaces the Ohio TRO and provides for a stay of the litigation for 90 days. New Century Financial stated that the Ohio SPI restrains the Defendants from taking certain actions, including, among other things, engaging in alleged violations of Ohio state law and taking new applications for mortgage loans.

   According to the March 30th Announcement, New Century Financial announced that the Ohio SPI also compels the Defendants to take certain actions, including the transfer to other lenders of any outstanding mortgage applications and unfunded mortgage loans, the placement in escrow of any upfront fees collected in connection with pending mortgage applications, and the provision of regular information to the state regarding New Century Financial's activities in Ohio, including the status of all outstanding mortgage applications and unfunded mortgage loans. New Century Financial announced that the Ohio SPI also requires the Defendants to submit certain categories of mortgage loans (and related information) as to which it intends to foreclose to the State of Ohio for the State of Ohio to review. New Century Financial announced that the State of Ohio may object for cause to the New Century Financial proceeding with a particular foreclosure and if New Century Financial is unable to convince the State of Ohio to permit it to proceed, the foreclosure will not proceed for the duration of the Ohio SPI. In addition, New Century Financial announced that the Ohio SPI also provides for the State of Ohio to review and object for cause to the Defendants selling, transferring or assigning certain categories of mortgage loans that are more than 60 days delinquent.

   In addition, according to the March 30th Announcement, New Century Financial announced that in the event that the State of Ohio or the Defendants believe the other is not acting in good faith, the Ohio SPI provides that the complaining party should notify the other of such concern and if the concern is not resolved, then either party may notify the other of their intent to file a motion with the court to terminate the Ohio SPI and request to reschedule the previously canceled preliminary injunction hearing. In addition, New Century Financial announced that the Ohio SPI provides that in such event neither party will object to the scheduling of a prompt preliminary injunction hearing or the termination of the Ohio SPI at such a preliminary injunction hearing.

   Pursuant to a Form 8-K filed on April 6, 2007 (the "April 6th Announcement"), New Century Financial announced that on April 2, 2007, New Century Financial and certain of its subsidiaries, including the NC Sellers, filed voluntary petitions for reorganization (the "Bankruptcy Filings") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Bankruptcy Filings are being jointly administered by the Honorable Kevin J. Carey under the caption "In re New Century TRS Holdings, Inc., et al., Case No. 07-10416." According to the April 6th Announcement, New Century Financial and its subsidiaries will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

   According to the April 6th Announcement, in connection with the Bankruptcy Filings, New Century Financial and certain of its subsidiaries reduced their workforce by a total of approximately 3,200 people nationwide (approximately 54% of their total aggregate workforce). New Century Financial announced that although estimates are subject to change as additional information becomes available, New Century Financial expects to incur severance pay expenses and make related cash expenditures of approximately $4.6 million in connection with the reduction in its workforce.

   According to the April 6th Announcement, New Century Financial and New Century entered into an agreement with Carrington Capital Management, LLC ("CCM") and its affiliate (collectively, "Carrington") for the sale of its servicing assets and servicing platform (the "Servicing Assets") to Carrington for approximately $133 million based on mortgage servicing rights and advances outstanding at the time of the execution of that agreement. New Century Financial announced that it owns a 36.75% interest in CCM and, as of February 28, 2007, an approximately 4.2% interest in Carrington Investment Partners, LP, a fund managed by CCM, through New Century Financial's investments in Carrington Investment Partners (US), LP. New Century Financial stated that the consummation of the transaction is subject to higher and better bids, approval by the Bankruptcy Court and other customary closing conditions.

   According to the April 6th Announcement, New Century Financial and certain of its subsidiaries entered into an asset purchase agreement with Greenwich Capital Financial Products, Inc. ("Greenwich") to sell certain mortgage loans originated by New Century Financial as well as residual interests in certain securitization trusts owned by New Century Financial for approximately $50 million (the "Greenwich Agreement"). New Century Financial stated that the consummation of the transaction is subject to higher and better bids and approval by the Bankruptcy Court.

   According to the April 6th Announcement, New Century Financial announced that it obtained a commitment from The CIT Group/Business Credit, Inc. ("CIT Group") and Greenwich (together with CIT Group, the "Lenders") to provide New Century Financial with up to $150 million in debtor-in-possession financing (the "DIP Credit Facility"), subject to Bankruptcy Court approval. New Century Financial subsequently received interim approval from the Bankruptcy Court on April 5, 2007, to enter into the DIP Credit Facility. In addition, New Century Financial announced that as of April 3, 2007, New Century Financial has disposed of all of the mortgage loans in its inventory.

   Pursuant to a Form 8-K filed on April 26, 2007 (the "April 26th Announcement"), New Century Financial announced that on April 20, 2007, it executed the DIP Credit Facility, with an effective date of April 13, 2007, to borrow up to $150 million from the Lenders and any other lenders thereafter becoming a party to the DIP Credit Facility.

   According to the April 26th Announcement, the DIP Credit Facility consists of one tranche under which New Century Financial may borrow up to $50 million for general corporate purposes and to fund an orderly Section 363 sales process ("Tranche A") and may include a second tranche under which New Century Financial will be advanced up to $50 million to repay that certain Servicer Advance Financing Facility Agreement by and between New Century and Citigroup Global Markets Realty Corp. and to fund new qualifying servicing advances ("Tranche B"). The April 26th Announcement further stated that outstanding advances under the DIP Credit Facility may not exceed $50 million, provided that the Lenders may in their sole discretion increase the maximum amounts that may be advanced to $100 million by either increasing Tranche A by up to $50 million and/or making advances available under Tranche B. According to the April 26th Announcement, if the New Century Financial and the Lenders agree, the maximum amounts that may be advanced under the DIP Credit Facility may be further increased to $150 million.

   According to the April 26th Announcement, each of New Century Financial and its direct or indirect subsidiaries that is a debtor in the previously disclosed Chapter 11 bankruptcy proceeding is a joint and several obligor under the DIP Credit Facility. The April 26th Announcement further stated that pursuant to the DIP Credit Facility each obligor granted a first priority lien on its unencumbered assets and a junior lien on its encumbered assets as security for its obligations under the DIP Credit Facility.

   Pursuant to a Form 8-K filed on May 3, 2007 (the "May 3rd Announcement"), New Century Financial announced that on April 27, 2007, the chairman of the Audit Committee received notification from KPMG that KPMG had resigned and received a letter from KPMG in which KPMG stated that the client-auditor relationship between New Century Financial and KPMG had ceased.

   According to the May 3rd Announcement, New Century Financial announced that the audit reports of KPMG on New Century Financial's consolidated financial statements as of and for the years ended December 31, 2005 and

2004, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, New Century Financial announced that the audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as described in the following paragraph.

   According to the May 3rd Announcement, New Century Financial announced that KPMG's report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that New Century Financial acquired certain assets and assumed certain liabilities of RBC Mortgage Company during 2005, and management excluded from its assessment of the effectiveness of New Century Financial's internal control over financial reporting as of December 31, 2005, RBC Mortgage Company's internal control over financial reporting associated with total assets of $1.2 billion and total revenues of $59.6 million included in New Century Financial's consolidated financial statements as of and for the year ended December 31, 2005. In addition, New Century Financial announced that KPMG's audit of internal control over financial reporting of New Century Financial also excluded an evaluation of the internal control over financial reporting of RBC Mortgage Company.

   According to the May 3rd Announcement, the audit of New Century Financial's financial statements for the fiscal year ended December 31, 2006 has not been completed.

   In addition, according to the May 3rd Announcement, New Century Financial announced that during the period from January 1, 2005 through April 27, 2007, there were no reportable events, as such term is defined in Item 304 of Regulation S-K, except as described in the following paragraph.

   According to the May 3rd Announcement, New Century Financial announced that pursuant to the February 7th Announcement, the Audit Committee, on the advice of its independent counsel, initiated its own independent investigation into the issues giving rise to New Century Financial's need to restate the Interim Financial Statements, and subsequently expanded the investigation, at the request of KPMG, to include issues pertaining to New Century Financial's valuation of residual interests in securitizations in 2006 and prior periods (the "Internal Investigation"). New Century Financial stated that its Audit Committee retained independent counsel, forensic accountants and other professionals to assist it in connection with the Internal Investigation (collectively, the "Investigative Team").

   According to the May 3rd Announcement, New Century Financial announced that subsequent to New Century Financial's discovery of the accounting errors and initiation of the Internal Investigation, KPMG communicated to New Century Financial that as a result of the Internal Investigation, KPMG would likely need to reassess its audit plan, and perform additional audit procedures, in order to obtain sufficient evidence concerning any conclusions reached by the investigating team. New Century Financial stated that KPMG also communicated to it that (i) the pending regulatory investigations into the matters under investigation in connection with the Internal Investigation or (ii) the pendency of the Internal Investigation itself, could also impact KPMG's ability to conclude on the financial statement implications of the matters under investigation, including whether or not KPMG would be able to continue to rely on representations from management. New Century Financial also announced that as of April 27, 2007, the date of KPMG's resignation, the Internal Investigation was ongoing and accordingly New Century Financial had not received from KPMG its determination on these matters. New Century Financial stated that it has also been advised by KPMG that it expects that the evaluation of the impact of this matter on New Century Financial's internal control over financial reporting and disclosure controls and procedures for the applicable periods could constitute a material weakness in New Century Financial's internal control over financial reporting.

   According to the May 3rd Announcement, New Century Financial announced that if it retains a successor independent accounting firm, it will authorize KPMG to respond fully to any inquiries of the successor accounting firm concerning the foregoing matters.

   Pursuant to a Form 8-K filed on May 4, 2007 (the "May 4th Announcement"), New Century Financial announced that on April 25, 2007, the Bankruptcy Court approved an order setting bidding procedures in connection with a potential auction of the loan origination platform assets (the "Loan Origination Platform Assets") of New Century Financial. New Century Financial stated that the deadline for bids on the Loan Origination Platform Assets expired on May 2, 2007. New Century Financial also stated that no bids on the Loan Origination Platform Assets were received by this deadline.

   According to the May 4th Announcement, New Century Financial announced that as a result of a lack of bids to purchase the Loan Origination Platform Assets as a continuing business, New Century Financial, New Century and Home123 Corporation announced on May 3, 2007 a reduction in their aggregate workforce by a total of approximately 2,000 people (approximately 73% of their total aggregate workforce immediately prior to this workforce reduction) nationwide. New Century Financial stated that this reduction in workforce is effective May 4, 2007.

   According to the May 4th Announcement, New Century Financial announced that it expects to incur severance pay expenses and make related cash expenditures of approximately $7 million in connection with the reduction in its workforce.

   Pursuant to a Form 8-K filed on May 10, 2007 (the "May 10th Announcement"), New Century Financial announced that on May 2, 2007, in accordance with the procedures previously approved by the Bankruptcy Court, it held an auction for its mortgage assets. New Century Financial stated that Ellington Management Group, L.L.C. on behalf of its client funds ("Ellington"), made the highest and best bid of approximately $58 million. New Century Financial stated that on May 4, 2007 it entered into an asset purchase agreement to sell the mortgage assets to Ellington (the "Ellington Agreement").

   According to the May 10th Announcement, New Century Financial announced that the Ellington Agreement provides that $3,000,000 of the approximately $58,000,000 purchase price will be placed into an escrow account (the "Escrow Account") to be used to indemnify Ellington for claims made under the Ellington Agreement. New Century Financial stated that the balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial ninety days after the closing date of the mortgage assets sale. New Century Financial stated that on May 7, 2007, the Bankruptcy Court approved the Ellington Agreement, and the sale of the mortgage assets contemplated in the Ellington Agreement. New Century Financial stated that the closing of the sale of the mortgage assets is expected to take place following the satisfaction of certain customary conditions that are set forth in the Ellington Agreement, including the entry of a sale order by the Bankruptcy Court and that New Century Financial expected the closing to occur in May 2007.

   According to the May 10th Announcement, New Century Financial also announced that in connection with entering into the Ellington Agreement, New Century Financial terminated the Greenwich Agreement and will be required to pay Greenwich a $945,000 termination fee upon the closing of the sale of the mortgage assets to Ellington.

   Pursuant to a Form 8-K filed on May 24, 2007, New Century Financial announced that in connection with the Internal Investigation and based on recent communications with members of the Investigative Team, the Audit Committee has determined that there were errors in the New Century Financial's previously filed annual financial statements for its fiscal year ended December 31, 2005 (the "2005 Financial Statements") with respect to both the accounting and reporting of loan repurchase losses and New Century Financial's valuation of certain residual interests in securitizations. New Century Financial's ability to further investigate these matters is constrained as New Century Financial is currently in liquidation proceedings under Chapter 11 of the Bankruptcy Code. However, based upon the work performed by the Investigative Team, the Audit Committee and management of New Century Financial believe that it is more likely than not that these errors in the aggregate resulted in a material overstatement of pretax earnings in the 2005 Financial Statements. Accordingly, on May 23, 2007, New Century Financial's Board of Directors concluded, based upon the recommendation of the Audit Committee, that the 2005 Financial Statements should no longer be relied upon.

   As New Century Financial is currently in liquidation proceedings under Chapter 11 of the Bankruptcy Code, New Century Financial does not expect to complete a restatement of either the 2005 Financial Statements or the Interim Financial Statements.

   Pursuant to a Form 8-K filed on May 25, 2007 (the "May 25th Announcement"), on May 16, 2007 New Century Financial announced that it had conducted and concluded the auction for the Servicing Assets pursuant to procedures established by the Bankruptcy Court, at which Carrington submitted the highest bid and agreed to acquire the Servicing Assets for approximately $184 million (the "Servicing Sale"). Carrington's actual bid at the auction was $188 million, which amount included a $4 million credit relating to Carrington's breakup fee and the reimbursement of certain expenses. On May 21, 2007, New Century Financial, New Century and Carrington entered into a Second Amended and Restated Asset Purchase Agreement with respect to the Servicing Sale (the "Second Carrington Agreement"), and on May 23, 2007, the Bankruptcy Court entered an order approving the Servicing Sale.

   According to the May 25th Announcement, the Second Carrington Agreement provides that $5 million of the approximately $184 million purchase price will be placed in an escrow account to be used to indemnify Carrington for claims made under the Second Carrington Agreement. The balance of the escrow account after reimbursement of any claims submitted by Carrington will be paid to New Century Financial nine months after the closing date of the Servicing Sale. The closing of the Sale is expected to take place in June 2007 following the satisfaction of certain customary conditions that are set forth in the Second Carrington Agreement.

   Pursuant to a Form 8-K filed on June 4, 2007 (the "June 4th Announcement"), on May 31, 2007, pursuant to Section 521 of the Bankruptcy Code and Rule 1007 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), New Century Financial and certain of its debtor-in-possession subsidiaries (collectively, the "Debtors") each filed its Schedules of Assets, Liabilities, and Executory Contracts and Statement of Financial Affairs (collectively, the "Bankruptcy Schedules") with the Bankruptcy Court. The Bankruptcy Schedules contain unaudited summary financial information relating to each Debtor's assets and liabilities in the form set forth in the Bankruptcy Code, the Bankruptcy Rules and related regulations. The Bankruptcy Schedules are available without charge on the website of New Century Financial's Claims and Noticing Agent, XRoads Case Management Services, at www.xroadscms.net/newcentury. According to the June 4th Announcement, the information contained in the Bankruptcy Schedules should not be relied upon.

   Pursuant to a Form 8-K filed on June 12, 2007 (the "June 12th Announcement"), New Century Financial announced that on May 18, 2007, the sale of the mortgage assets to Ellington under the Ellington Agreement closed. New Century Financial announced that after giving effect to certain closing adjustments, the net purchase price paid by Ellington was approximately $57.9 million, including approximately $2.6 million deposited by Ellington into the Escrow Account, and $0.9 million paid to Greenwich to satisfy New Century Financial's obligation to pay a termination fee to Greenwich under the Greenwich Agreement. According to the June 12th Announcement, New Century Financial also announced that the balance of the Escrow Account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial 90 days after the closing of the sale of the mortgage assets to Ellington.

   Pursuant to a Form 8-K filed on July 5, 2007 (the "July 5th Announcement"), New Century Financial announced that on June 29, 2007 it terminated the Dip Credit Facility. The July 5th Announcement stated that at the time of termination, no amounts were outstanding under the DIP Credit Facility and no early termination fees were required to be paid by New Century Financial in connection with this termination.

   According to the July 5th Announcement, on June 29, 2007, the Servicing Sale closed, and after giving effect to certain closing adjustments, the net purchase price paid by Carrington was approximately $177.4 million, including approximately $5.0 million deposited by Carrington into an escrow account to indemnify Carrington for certain claims that may be made under the Second Carrington Agreement. The July 5th Announcement stated that the balance of the escrow account after reimbursement of any claims submitted by Carrington will be paid to New Century Financial nine months after the closing of the Servicing Sale.

   According to the July 5th Announcement, on June 25, 2007, New Century Financial and Ellington entered into Supplement No. 1 to the Ellington Agreement ("Ellington Supplement No. 1"), pursuant to which Ellington agreed to purchase certain additional mortgage loans originated by New Century Financial (the "Additional Mortgage Loans") for approximately $4.4 million. The July 5th Announcement stated that Ellington Supplement No. 1 provides that approximately $0.3 million of the purchase price will be placed into an escrow account to be used to indemnify Ellington for certain claims that may be made under Ellington Supplement No. 1, and that the balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial ninety days after the closing of the sale. The July 5th Announcement stated that the Bankruptcy Court entered a sale order with respect to the Additional Mortgage Loans sale on June 27, 2007 and that the closing of such sale occurred on June 29, 2007.

   In addition, according to the July 5th Announcement, on June 22, 2007, New Century Financial conducted and concluded an auction for its mortgage loan origination software and related assets and, on a non-exclusive basis, certain data related to New Century Financial's loan origination business (the "Technology Assets") pursuant to procedures established by the Bankruptcy Court at which EquiFirst Corporation ("EquiFirst") submitted the highest and best bid and agreed to acquire the Technology Assets for approximately $8.05 million (the "Technology Assets Sale"). The July 5th Announcement stated that New Century Financial, New Century Mortgage Corporation and EquiFirst subsequently entered into an Asset Purchase Agreement, dated June 22, 2007, with respect to the Technology Assets Sale (the "Technology Assets Agreement"), and on July 3, 2007, the Bankruptcy Court entered an order approving the sale and one or more subsequent sales of certain data related to New Century Financial's loan origination business, in each case on a non-exclusive basis. According to the July 5th Announcement, the closing of the Technology Assets Sale is expected to take place in August 2007 following the satisfaction of certain customary conditions that are set forth in the Technology Assets Agreement.

   According to the July 5th Announcement, on June 21, 2007, the SEC orally advised New Century Financial's outside counsel that the SEC had issued a formal order of investigation with respect to New Century Financial. The July 5th Announcement further stated that New Century Financial is continuing to cooperate with the SEC in the conduct of its investigation.

   According to the July 5th Announcement, on June 29, 2007, New Century Financial was served with a complaint for declaratory judgment and other equitable relief (the "June 20th Complaint") that was filed on June 20, 2007, in the Bankruptcy Court, against certain of its subsidiaries and certain of its directors. The July 5th Announcement stated that the June 20th Complaint seeks a declaratory judgment on behalf of a purported class consisting of beneficiaries (the "Plan Beneficiaries") of the New Century Financial Corporation Deferred Compensation Plan and the New Century Financial Corporation Supplemental Executive Retirement/Savings Plan (collectively, the "New Century Plans") that, among other things, the Plan Beneficiaries are a class, that the New Century Plans' assets are held in trust for the exclusive benefit of the Plan Beneficiaries, that the New Century Plans' assets are not the property of New Century Financial's or any of its subsidiaries' bankruptcy estates, and that the New Century Plans' assets be distributed to the Plan Beneficiaries.

Recent Accredited Developments

   Pursuant to a Form 12b-25 filed on March 2, 2007 (the "March 2nd Announcement"), Accredited Home Lenders, Inc. ("Accredited"), announced that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

   Accredited announced that it anticipates its results from operations for the full year 2006 will reflect an approximately $100 million decline in net income from the approximately $155 million reported for the year ended December 31, 2005. According to the announcement, this decline in net income excludes purchase accounting adjustments, including adjustments to goodwill, if any, relating to Accredited's acquisition of Aames Capital Corporation ("Aames") in the fourth quarter of 2006. Due to the recent market conditions in the non-prime mortgage industry, Accredited announced that it is evaluating whether any of the goodwill established in the acquisition of Aames has been impaired. Additionally, Accredited stated in the announcement that if it determines that the goodwill established in the acquisition has been impaired, Accredited intends to charge-off such goodwill, resulting in a non-cash charge for the period ended December 31, 2006, the impact of which, according to Accredited, would not affect Accredited's operations, tangible book equity, cash or liquidity.

   Additionally, Accredited announced that it believes the decline in net income was primarily driven by an increase in operating and other expenses relating to Accredited's recently completed acquisition of Aames, a deteriorating credit environment and challenging market conditions. Accredited stated in the announcement that while Accredited believes that it has considered all factors which may impact its results of operations, there can be no assurance that Accredited has successfully identified all matters affecting those results or that additional adjustments will not be required prior to the completion of Accredited's audit for fiscal year 2006.

   Pursuant to a Form 8-K filed on March 12, 2007 (the "March 12th Announcement"), Accredited announced that it was currently exploring various strategic options, including raising additional capital to enhance liquidity and provide Accredited with the flexibility to retain or sell originated mortgage loans based on an assessment of the best overall return. Accredited stated that its available cash resources have been affected primarily by margin calls under its warehouse and repurchase facilities since January 1, 2007, all of which have been met to date, as well as ongoing mortgage loan repurchases. Accredited reported that it has paid approximately $190 million in margin calls on its facilities since January 1, 2007. Approximately two-thirds of those margin calls have been received and paid since February 15, 2007.

   In addition, according to the March 12th Announcement, Accredited is seeking waivers and extensions of waivers of certain financial and operating covenants under its warehouse and repurchase facilities, including waivers relating to required levels of net income. Accredited has been operating under various waivers under these facilities since December 31, 2006. Accredited stated that there can be no assurance that Accredited will be successful in receiving any of the required waivers. Accredited also reported that it is pursuing certain cost restructuring initiatives, including further workforce reductions.

   Pursuant to a Form 8-K filed on March 20, 2007 (the "March 20th Announcement"), Accredited announced that it had received a commitment for a $200 million term loan (the "Term Loan") from one or more entities managed by Farallon Capital Management, L.L.C. ("Farallon"). Accredited stated that the proceeds of the Term Loan will be available for general working capital, the funding of mortgage loans and other corporate needs and that the Term Loan will have a five-year term, an interest rate of 13% per year, and will be able to be repaid by Accredited at any time over the life of the Term Loan, subject to certain conditions and prepayment fees. According to the March 20th Announcement, Accredited stated that the Term Loan will be a secured obligation of Accredited and its subsidiaries. Accredited stated that in connection with the Term Loan, Accredited will issue Farallon approximately 3.3 million warrants in a private placement, with an exercise price equal to $10 per share and that the warrants will expire ten years from their issuance date. In addition, Accredited stated that Farallon will also receive certain preemptive rights to purchase additional equity securities of Accredited and certain registration rights with respect to its equity securities in Accredited. Accredited stated that the closing of the proposed transaction is subject to completion of definitive documentation, receipt of required third party and governmental consents and licenses, and certain other conditions.

   In addition, according to the March 20th Announcement, Accredited stated that it determined that changes are required to the amount of goodwill established in its acquisition of Aames in the fourth quarter of 2006. Accredited stated that the previous goodwill estimate was based on the market price of Accredited's common stock as of the closing date of the transaction, which was October 1, 2006. Accredited stated that it determined that the goodwill should have been established based on the market price of Accredited's common stock on the announcement date of the transaction of May 25, 2006, resulting in total goodwill of approximately $130 million. Further, Accredited stated that it determined that the entire amount of goodwill established has been impaired and will be charged-off in the quarter ended December 31, 2006 and that this goodwill charge-off will not affect Accredited's operations, tangible book equity, cash or liquidity.

   Pursuant to the March 20th Announcement, Accredited announced that it had received notice from the NASDAQ staff that Accredited's common stock is subject to delisting from The NASDAQ Stock Market. Accredited stated that it intends to request a hearing before a NASDAQ panel to appeal the determination. Accredited stated that until a written notification of the NASDAQ panel's decision and/or the expiration of any exception period granted by the NASDAQ panel, Accredited's stock will continue to be traded on NASDAQ.

   Pursuant to a Form 8-K filed on April 2, 2007 (the "April 2nd Announcement"), Accredited announced that on March 27, 2007, Grant Thornton LLP ("Grant Thornton"), the registered independent public accounting firm for Accredited, verbally advised Accredited and the Audit Committee of the Board of Directors of Accredited (the "Audit Committee") of its resignation as Accredited's independent auditors. Accredited stated that Grant Thornton further advised that it declined to complete the audit of Accredited's financial statements for the year ended December 31, 2006. According to the April 2nd Announcement, Accredited stated that on March 30, 2007, Grant Thornton provided the Audit Committee with a letter dated March 27, 2007 (the "Grant Thornton Letter") regarding its resignation as Accredited's independent auditors.

   According to the April 2nd Announcement, Accredited stated that the Audit Committee did not request or approve the resignation of Grant Thornton. Accredited stated that the Audit Committee has voluntarily reported Grant Thornton's resignation to the Securities and Exchange Commission ("SEC"). In addition, Accredited stated that the Audit Committee is reviewing the circumstances relating to Grant Thornton's resignation and that the Audit Committee has begun the process of searching for a new registered public accounting firm and will file a Current

Report on Form 8-K upon the engagement of a new auditing firm. Accredited stated that no assurance can be given as to when a new auditing firm might be selected. In addition, Accredited stated that Grant Thornton's audit report on Accredited's consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

   According to the April 2nd Announcement, Accredited stated that during the period from June 14, 2005 (the date Grant Thornton was engaged as auditor) through December 31, 2005, and during the period from January 1, 2006 to the date of such report, there have been no disagreements between Accredited and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its opinion on Accredited's consolidated financial statements for the year ended December 31, 2005. Accredited stated that there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that Grant Thornton advised Accredited of the need to significantly expand the scope of its audit of Accredited's financial statements for the year ended December 31, 2006 and, due to Grant Thornton's resignation, Grant Thornton did not so expand the scope of its audit.

   According to the April 2nd Announcement, Accredited's prior auditor, Deloitte & Touche LLP was dismissed by Accredited on June 14, 2005, as previously reported in a Form 8-K filed by Accredited on June 20, 2005, as amended by Form 8-K/A filed by Accredited on August 4, 2005.

   According to the April 2nd Announcement, the Grant Thornton Letter stated that Grant Thornton disagreed with Accredited in that Grant Thornton stated that it does not need the approval of the Audit Committee to resign as Accredited's independent auditors.

   Pursuant to a Form 8-K filed on April 5, 2007 (the "April 5th Announcement"), Accredited announced that on March 30, 2007, Accredited and certain of its subsidiaries entered into a secured loan agreement (the "Loan Agreement") with Mortgage Investment Fundings, L.L.C. ("MIF"), a lending entity managed by Farallon.

   According to the April 5th Announcement, Accredited announced that pursuant to the Loan Agreement, MIF extended term loans guaranteed by Accredited in an aggregate principal amount of $230,000,000. Accredited stated that the proceeds of the loan are available to fund repurchase obligations of Accredited and certain of its subsidiaries, to satisfy margin calls from Accredited's warehouse lenders, to fund mortgage loan originations, to pay for transaction costs in connection with the transaction, for general working capital and other corporate needs of Accredited and to repay certain specified indebtedness. Accredited stated that, among other things, the Loan Agreement requires that Accredited maintain liquidity of at least $75,000,000 at all times. Accredited stated that if an event of default exists under the Loan Agreement, Farallon will be able to terminate the loan facility and accelerate the maturity of all outstanding loans under the Loan Agreement.

   Pursuant to a Form 8-K filed on April 12, 2007 (the "April 12th Announcement") Accredited announced that it has engaged Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner") as its independent registered public accounting firm, effective as of April 9, 2007. Accredited stated that Squar Milner will begin work immediately to complete the audit of Accredited's financial statements for the year ended December 31, 2006 and that Squar Milner succeeds Grant Thornton as Accredited's registered independent public accounting firm.

   According to the April 12th Announcement, Accredited stated that neither it nor anyone acting on its behalf consulted with Squar Milner during the period from January 1, 2005 through the date of Grant Thornton's resignation regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Accredited's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Accredited stated that subsequent to the date of Grant Thornton's resignation, in connection with the possible engagement of Squar Milner as Accredited's new independent public accountants, Accredited did discuss with Squar Milner the circumstances of Grant Thornton's resignation, including Grant Thornton's informing Accredited of the need to significantly expand the scope of its audit of Accredited's financial statements for the year ended December 31, 2006, considered a reportable event under Item 304(a)(1)(v) of Regulation S-K.

   Pursuant to a Form 8-K filed on April 23, 2007 (the "April 23rd Announcement"), Accredited announced that Accredited Mortgage Loan REIT Trust ("Accredited REIT"), an indirect subsidiary of Accredited, was notified by the regulatory arm of the New York Stock Exchange ("NYSE Regulation") on April 18, 2007 that the NYSE Regulation staff will monitor the status of Accredited REIT's annual report on Form 10-K and related public disclosures for a six-month period beginning April 17, 2007. Accredited stated that the notice was generated as the result of Accredited REIT's failure to file its annual report for the year ended December 31, 2006 with the SEC on a timely basis.

   According to the April 23rd Announcement, Accredited stated that if Accredited REIT fails to file its annual report within six months from its filing due date of March 16, 2007, Accredited REIT intends to submit an official request to the NYSE to allow its preferred shares to trade for up to an additional six months, as prescribed by the NYSE Regulation's notice to Accredited REIT. Accredited announced that in the meantime, Accredited REIT is working with Squar, Milner, Patterson, Miranda and Williamson, LLP, its new independent public accountant, to complete the audit in order to file Accredited REIT's annual report with the SEC as soon as possible.

   Pursuant to a Form 8-K filed on April 26, 2007 (the "April 26th Announcement"), Accredited announced that based upon current adverse market conditions in the commercial paper market for non-prime mortgage originators, it took an initial step in the termination of Accredited's Carmel Mountain Funding Trust Asset-Backed commercial paper program.

   Pursuant to a Form 8-K filed on May 11, 2007 (the "May 11th Announcement"), Accredited announced that it filed a Form 12b-25 in connection with the delayed filing of it's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. According to the May 11th Announcement, Accredited stated that, pending Squar Milner's final completion of its audit, Accredited originated approximately $1.9 billion of mortgage loans in the U.S. and Canada during the quarter ended March 31, 2007, down 47%, from $3.6 billion for the comparable period in the prior year.

   In addition, according to the May 11th Announcement, Accredited stated that it closed a $760 million asset-backed, on-balance sheet securitization on January 30, 2007 compared to a $ 1.0 billion securitization in the first quarter of 2006. According to the May 11th Announcement, Accredited stated that during the first quarter 2007, Accredited sold approximately $3.5 billion in mortgage loans for cash. Accredited stated that of the $3.5 billion sold, approximately $800 million of loans were sold at a weighted average net price of 100.63% and $2.7 billion of loans, which included substantially all performing and non-performing loans in inventory on March 6, 2007, were sold at a substantial discount to par value and resulted in a pre-tax charge of approximately $160 million. According to the May 11th Announcement, Accredited stated that during the comparable quarter of 2006, Accredited sold $3.0 billion in mortgage loans at a weighted average net premium to par value of approximately 2.10%. In addition, Accredited stated that in March 2007, it signed a $400 million forward sale agreement, priced at 100.625%, for mortgage loans to be delivered in the second quarter.

   According to the May 11th Announcement, Accredited stated that its servicing portfolio totaled approximately $9.1 billion at March 31, 2007. Accredited stated that the serviced portfolio decreased approximately $500 million from approximately $9.6 billion at March 31, 2006. Accredited stated that this was primarily due to the decline in the number and sizes of its securitizations in 2006 and 2007. In addition, according to the May 11th Announcement, Accredited stated that delinquent loans (30 or more days past due, including foreclosures and real estate owned) comprised 8.96% of the serviced portfolio at March 31, 2007, compared to 8.26% and 2.85% at December 31, 2006 and March 31, 2006, respectively.

   According to the May 11th Announcement, Accredited stated that its recent performance has been and continues to be negatively impacted by fierce pricing competition, ongoing product contraction, higher delinquencies and losses, and activities associated with the acquisition of Aames that was effective on October 1, 2006. Accredited stated that it has been pursuing certain cost restructuring initiatives, including workforce reductions, as the result of lower mortgage loan origination volume and the turbulent mortgage industry. In addition, Accredited stated that it has reduced its workforce from approximately 4,200 as of December 31, 2006, to approximately 2,900 as of March 31, 2007.

   According to the May 11th Announcement, Accredited stated that it anticipates a significant loss in the quarter ended March 31, 2007 compared to net income of $35.8 million for the comparable period in 2006. Accredited stated that among other items affecting the results for the quarter ended March 31, 2007, were the losses on mortgage loan dispositions in the first quarter, expenses associated with higher delinquencies and cost restructuring initiatives discussed above. Accredited stated that it is evaluating the recoverability of tax assets and the amount of necessary valuation allowance. Accredited stated that it believes that approximately $100 million is recoverable from taxes paid in prior years, and the realization of any additional tax benefit will be dependent on future taxable income.

   According to the May 11th Announcement, Accredited stated that had more than $350 million of available cash on hand at March 31, 2007, which compared to approximately $300 million at March 31, 2006, primarily as a result of the $230 million term loan from Farallon. Accredited stated that it is continuing to work with its financial and legal advisors to explore various strategic options that could include, but are not limited to, raising additional capital, a merger, or other strategic transaction. Accredited stated that while it believes that it has considered all factors which may impact its results of operations, there can be no assurance that it has successfully identified all matters affecting those results or that additional adjustments will not be required prior to the completion of its financial statements for the three months ended March 31, 2007.

   Pursuant to a Form 8-K filed on May 17, 2007 (the "May 17th Announcement"), Accredited announced that on May 15, 2007, it received an additional deficiency notice from the NASDAQ Listing Qualifications Staff. Accredited stated that NASDAQ issued the notice, as required by its Marketplace Rules, in connection with Accredited's announcement that it will not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 prior to expiration of the 12b-25 extension period. Accredited stated that NASDAQ Marketplace Rule 4310(c)(14) requires that listed companies provide to NASDAQ, on a timely basis, all filings required by the SEC. Accredited stated that the additional notice stated that Accredited's failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 could serve as an additional basis for the delisting of its securities from NASDAQ.

   According to the May 17th Announcement, Accredited stated that following its receipt of the initial notice on March 16, 2007, Accredited requested and was granted a hearing before the NASDAQ Listing Qualifications Panel ("Panel") on May 3, 2007 to present its plan to regain compliance with NASDAQ's filing requirement. Accredited stated that as of the May 17th Announcement, the Panel has not rendered a determination in this matter. Accredited stated that in the most recent notice, NASDAQ provided Accredited with the opportunity to make a submission with respect to the Form 10-Q by May 21, 2007. Accredited stated that it intends to provide a timely submission to NASDAQ for its review. Accredited stated that its stock will continue to trade on NASDAQ pending the issuance of the Panel's decision in this matter and/or the expiration of any exception period granted by the Panel.

   Pursuant to a Form 8-K filed on June 4, 2007 (the "June 4th Announcement"), Accredited announced that it entered into an Agreement and Plan of Merger (the "Merger Agreement"), with LSF5 Accredited Investments, LLC ("LSF"), and LSF5 Accredited Merger Co., Inc. a wholly-owned subsidiary of Parent (the "Accredited Purchaser"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Accredited Purchaser will merge with and into Accredited and Accredited will continue as the surviving entity in the merger as a wholly-owned subsidiary of LSF.

   Pursuant to a Form 10-K filed on August 2, 2007 (the "August 2nd Announcement"), Accredited announced that it faces significant challenges due to adverse conditions in the non-prime mortgage industry, and that Accredited may not be able to continue to operate as a going concern. In addition, Accredited stated that unless the values of its mortgage products cease their decline, and Accredited is able to obtain new sources of liquidity and waivers and modification of the covenants in its credit facilities, Accredited may seek protection under bankruptcy laws.

   In addition, pursuant to the August 2nd Announcement, Accredited announced that margin calls from its lenders could harm Accredited's liquidity, results of operation, financial condition and business prospects. Accredited stated that if the frequency, volume or size of margin calls increases significantly, it would have a material and adverse impact on its ability to continue as a going concern. In addition, Accredited stated that in order to obtain cash to satisfy a margin call or a net loss payment obligation, it may be required to liquidate assets at a disadvantageous time, which could cause Accredited to incur further losses and adversely affect its results of operations and financial condition.

   In addition, pursuant to the August 2nd Announcement, Accredited announced that Squar Milner stated in its report to Accredited's board of directors that if the merger with the Accredited Purchaser is not consummated or market conditions deteriorate further, Accredited's financial and operational viability is uncertain and that the ultimate outcome of the merger with the Accredited Purchaser is not presently determinable.

   Pursuant to a press release dated August 10, 2007, Accredited announced that it received regulatory approvals from states representing over 95% of its loan production volume for 2006, thereby satisfying one of the primary conditions to the close of the tender offer for its outstanding stock by an affiliate of LSF, which is scheduled to expire at midnight on August 14, 2007.

      Pursuant to a Form 8-K filed on August 10, 2007 (the "August 10 Announcement"), Accredited announced that it will not file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 prior to expiration of the 12b-25 extension period.

      Pursuant to a Schedule 14D-9 filed on August 13, 2007 (the "August 13th Announcement"), Accredited announced that it filed a lawsuit (the "Lawsuit") against LSF seeking specific performance of LSF's obligations to close its tender offer for the outstanding common stock of Accredited and to complete the merger with Accredited.. Accredited stated that the Merger Agreement expressly provides that changes generally affecting the non-prime industry in which Accredited operates which have not disproportionately affected Accredited do not provide a basis for LSF to fail to honor its obligations. Accredited stated that LSF may not refuse to honor its obligations based on any deterioration in the business, results of operations, financial condition, liquidity, stockholders' equity and/or prospects of Accredited substantially resulting from circumstances or conditions existing as of the date that the Merger Agreement was signed that were generally publicly known as of such date or that had been previously disclosed by Accredited to LSF.

      Pursuant to a Form 10-K filed on August 14, 2007 (the "August 14th Announcement"), Accredited announced that it had received an additional deficiency notice from the NASDAQ Listing Qualifications Staff. According to the August 14th Announcement, NASDAQ stated that Accredited's failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 could serve as an additional basis for the delisting of Accredited's securities from NASDAQ. According to its August 14th Announcement, Accredited intends to provide a timely submission to NASDAQ for its review. Accredited stated that its stock will continue to trade on NASDAQ pending the issuance of the Panel's decision in this matter and/or the expiration of any exception period granted by the Panel.

      Pursuant to a press release dated August 20, 2007, (the "August 20th Announcement"), LSF announced that it had filed an answer and counterclaims in response to the complaint filed on August 13, 2007 by Accredited. According to LSF's August 20th Announcement, LSF stated that it denied Accredited's claims that LSF is in breach of its obligations under the Merger Agreement with Accredited and that it has repudiated the Merger Agreement. Additionally, pursuant to the August 20th Announcement, LSF stated that Accredited would never be entitled to an injunction enforcing the Merger Agreement against LSF because Accredited's only possible contractual remedy is a reverse break-up fee of $12 million.

      According to the August 20th Announcement, LSF stated that Accredited has not met the conditions to closing the current tender offer because it has suffered a "material adverse effect", and has materially breached numerous other obligations to LSF. LSF stated that it believes it is entitled to terminate the Merger Agreement at its option any time and is seeking a court order to that effect.

      Pursuant to a form 8-K filed on August 23, 2007 (the "August 23rd Announcement"), Accredited announced that it will take several steps to restructure its overall operations in response to the ongoing turmoil in the non-prime mortgage industry and will implement certain changes to its loan origination and settlement services platforms. Accredited announced that substantially all of the retail lending business consisting of 60 retail branch locations and 5 centralized retail support locations will be effectively closed as of September 5, 2007. Accredited stated that will continue to operate its San Diego-based customer retention unit that assists its loan servicing customers. In addition, Accredited announced that five of its ten wholesale divisions will be substantially closed effective September 5, 2007. Accredited stated that effective immediately, no new U.S. loan applications will be accepted, however Accredited will honor existing commitments. Accredited stated that it intends to resume wholesale loan originations based upon improvement in market conditions.

      Additionally, Accredited reported in its August 23rd Announcement that its servicing platform for its loan portfolio of $8.4 billion as of June 30, 2007 will not be affected by the restructuring.

      In its August 23rd Announcement, Accredited stated that, with the restructuring and the recently announced trade of approximately $1 billion of the Company's loan inventory with a right to repurchase, it believes that the cash flows from the its securitized loans, servicing income and other income will enable it to maintain its downsized operations until market conditions improve and it can resume loan origination operations. Additionally, Accredited stated that it expects to maintain its three existing warehouse credit facilities with a total capacity of $1.6 billion for U.S. loan originations and that the trade of loans substantially reduces the outstanding borrowings under its warehouse credit facilities, as well as its exposure to margin calls by the warehouse lenders.

      In its August 23rd Announcement, Accredited announced that it has entered into an agreement to trade approximately $1 billion of loans under a 90-day purchase agreement with an investor at an advance rate comparable to the advance rates Accredited is currently receiving from warehouse lenders. Accredited announced that the initial settlement of a pool of loans consisting of approximately $500 million closed on Friday, August 17, 2007, with the remaining loans trading every other week as borrowers make their first payments due under the loan. Accredited stated that the final sale of the loans is expected to occur by October 2007.

      According to the August 23rd Announcement, Accredited has the ability but not the obligation under the agreement, in its sole discretion, to repurchase all of the loans traded through mid-November 2007 at a premium to the advance rate. Accredited announced that if it does not repurchase the loans by mid-November, its call right to repurchase the loans expires and the investor will keep the loans with limited recourse to Accredited. In its August 23rd Announcement, Accredited stated that it intends to repurchase the loans subject to the agreement by mid-November and sell or securitize them.

      In its August 23rd Announcement, Accredited announced that it does not anticipate that the transaction will either produce or use any significant liquidity at the time of funding, as the advance rates received by the investor are comparable to the advance rates currently received on this collateral by Accredited under its credit facilities. Accredited stated that the transaction will reduce its exposure to margin calls on these loans since the agreement does not permit the investor to decrease the advance rate during the 90-day repurchase period.

      Pursuant to a press release dated August 28, 2007 (the "August 28th Announcement"), Accredited announced that LSF extended its tender offer for all outstanding shares of the common stock of Accredited until 12:00 midnight on September 12, 2007, in accordance with LSF's obligations under the Merger Agreement with Accredited. According to the August 28th Announcement, as of the close of business on August 27, 2007, LSF had received approximately 18,639,112 tendered shares of Accredited, subject to withdrawal, representing approximately 74.19% of the outstanding shares of Accredited.

      Pursuant to a press release filed on August 31, 2007, LSF announced that it delivered a letter (the "August 30th Letter") to the Board of Directors of Accredited, which stated that LSF is prepared, with the consent of Accredited, to amend the offer immediately to change the offer price to $8.50 per common share of Accredited, representing a premium of 35% over the closing price of Accredited's common shares on August 30, 2007. Additionally, LSF stated in the August 30th Letter that, as part of the amended offer, it would modify the conditions to the offer such that the only substantial condition to the consummation of the offer would be the minimum condition. According to the August 30th Letter, LSF proposed retaining a condition regarding compliance with representations, warranties and covenants in the Merger Agreement, but proposed waiving all breaches that occurred prior to the date of amendment, including those that are the subject of the litigation. According to the August 31st Letter, LSF proposed that, immediately following the announcement of the amended offer, each of Accredited and LSF would obtain a dismissal, with prejudice, of the claims and counterclaims constituting the current litigation in Delaware Chancery Court. Pursuant to the August 30th Letter, LSF would then extend the offer for a period of ten business days following the filing of revised offer documents and, upon commencement of the amended offer, would deposit with an escrow bank all of the funds required to pay for Accredited's tendered common shares immediately after the minimal conditions to consummation of the offer have been met.

      Additionally, according to the August 30th Letter, LSF would also propose to amend the Merger Agreement so that, during the pendency of the amended offer, Accredited's Board of Directors would be free to solicit and entertain acquisition proposals from third parties and to terminate the Merger Agreement in favor of any offer that its Board of Directors determines to be superior, subject to entry into mutual releases of claims and LSF's right to match any such offer.

      Pursuant to a press release filed on August 31, 2007 (the "August 31st Announcement"), Accredited announced that it will continue to pursue its lawsuit against LSF and two of its affiliates seeking specific performance of LSF's obligations to close LSF's tender offer for the outstanding common stock of Accredited at $15.10 per share and to complete the merger with Accredited.

      Accredited announced in the August 31st Announcement that it believes that all conditions to closing of the tender offer at $15.10 per share were satisfied when more than 97% of Accredited's outstanding common stock was tendered at the scheduled expiration of the offer on August 14, 2007. Additionally, Accredited announced that the lawsuit seeking to require LSF to perform its obligations is scheduled for trial in the Delaware Court of Chancery beginning on September 26, 2007.

      According to the August 31st Announcement, Accredited's Board of Directors had been meeting with its litigation counsel and financial advisors on a regular basis to discuss the progress of the lawsuit and evaluate its merits. Pursuant to the August 31st Announcement, Accredited announced that its Board of Directors believes LSF's proposal to reduce the tender offer price from $15.10 to $8.50 per share is not in the best interest of the shareholders and has rejected it.

      Pursuant to Amendment Number 10 to the tender offer statement filed on September 13, 2007, LSF extended the expiration date of the tender offer for the outstanding common shares of Accredited from September 13, 2007 to midnight, New York City time on September 14, 2007.

      Pursuant to a press release filed on September 19, 2007 (the "September 19th Announcement"), Accredited announced that it has amended its June 4, 2007 merger agreement with LSF to settle the pending lawsuit between Accredited and LSF and to reduce the price at which LSF agrees to acquire all of the common stock of Accredited to $11.75 per share.

Recent Decision One Developments

   Pursuant to a Form 8-K filed on September 21, 2007, HSBC Finance Corporation ("HSBC Finance"), the parent of Decision One, announced that it was closing the Decision One business and Decision One will cease operations.

Underwriting Guidelines

   Approximately 63.28% of the mortgage loans were originated or acquired by the NC Sellers. Approximately 15.35% of the mortgage loans were acquired by the sponsor from Accredited. Approximately 14.37% of the mortgage loans were acquired by the sponsor from First NLC Financial Servicers, LLC ("First NLC"). Approximately 6.95% of the mortgage loans were acquired by the sponsor from Decision One Mortgage Company, LLC ("Decision One"). The balance of the mortgage loans were acquired by the sponsor from other loan sellers. Set forth below is certain information regarding the underwriting guidelines of New Century, whose mortgage loans will represent 20% or more of the mortgage loans in the issuing entity.

New Century

   The information set forth below regarding New Century and the underwriting standards of New Century has been provided by New Century to the depositor, and relates only to the mortgage loans acquired by the sponsor from the NC Sellers.

   General. The NC Sellers are subsidiaries of New Century Financial Corporation ("New Century Financial"), a publicly traded company. New Century Financial is a real estate investment trust founded in 1995 and headquartered in Irvine, California. Subject to the discussion under "--Recent Developments Regarding New Century" above, New Century Financial offers a broad range of mortgage products.

   Subject to the discussion under "--Recent Developments Regarding New Century" above, New Century is a consumer finance and mortgage banking company that originates, purchases, sells and services first-lien and second-lien mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans.

   As of September 30, 2006, New Century Financial employed approximately 7,100 associates and originated loans through its wholesale network of more than 55,000 independent mortgage brokers through 33 regional processing centers operating in 19 states. Its retail network operates through 235 sales offices in 36 states. For the nine months ending September 30, 2006, New Century Financial originated $45.4 billion in mortgage loans.

   The following table describes the size, composition and growth of New Century Financial's total residential mortgage loan production over the periods indicated.


                                    September 2006          December 31, 2005        December 31, 2004        December 31, 2003
                              ------------------------------------------------------------------------------------------------------
                                             Total                    Total                      Total                    Total
                                         Mortgage Loan            Mortgage Loan              Mortgage Loan            Mortgage Loan
                                        Production ($)            Production ($)            Production ($)            Production ($)
                               Number   (in thousands)   Number   (in thousands)   Number   (in thousands)   Number   (in thousands)
                              ------------------------------------------------------------------------------------------------------
Residential Mortgage Loans...  245,839    45,443,272     310,389    56,108,241     242,877    42,199,640     164,373    27,382,838

   Underwriting Standards. The mortgage loans originated or acquired by New Century were done so in accordance with the underwriting guidelines established by it (collectively, the "New Century Underwriting Guidelines"). The following is a general summary of the New Century Underwriting Guidelines believed to be generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

   The New Century Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the related mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While New Century's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of New Century's underwriting criteria, changes in the values of the related Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of the related Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

   The mortgage loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans will represent these exceptions.

   Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the

Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

   The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,500,000 (additional requirements may be imposed in connection with mortgage loans in excess of $1,500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a borrower under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the appraised value at the time of origination of the mortgage loan.

   The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant's employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

   In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

   The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

   "AA" Risk. Under the "AA" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than
550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

   "A+" Risk. Under the "A+" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non -owner occupied property single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

   "A-" Risk. Under the "A-" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

   "B" Risk. Under the "B" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied singe family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

   "C" Risk. Under the "C" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only) or three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties is 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

   "C-" Risk. Under the "C-" risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non -owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

   Special Programs. New Century originates loans which it calls "special programs" to enable borrowers with higher FICO scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% CLTV and loan amounts to $1,500,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 600, under the full income documentation program, or 620, under the limited income, and 640 under the stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

   Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a borrower may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

The Mortgage Loans in the Aggregate

   The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the mortgage loans ........     $1,560,798,873
Cut-off date principal balance of the fixed rate mortgage
   loans ....................................................       $355,395,146
Cut-off date principal balance of the adjustable rate
   mortgage loans ...........................................     $1,205,403,727
Interest Rates:
Weighted Average ............................................             8.370%
Range .......................................................  5.250% to 14.760%
Weighted average stated remaining term to maturity (in
   months) ..................................................                351

   The scheduled principal balances of mortgage loans range from approximately $10,422 to approximately $1,440,000. The mortgage loans had an average scheduled principal balance of approximately $203,335.

   The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately 82.78% and approximately 50.71% of the mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

   Approximately 97.01% of the mortgage loans are secured by first liens. Approximately 2.99% of the mortgage loans are secured by second liens.

   No more than approximately 0.30% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

   None of the mortgage loans has a Prepayment Premium period at origination in excess of five years.

   Each original loan seller has represented or will represent with respect to each mortgage loan sold by it that

   o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law; and

   o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to purchase a single-premium credit life insurance policy.

   See "Description of the Certificates-Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   The tables on Annex IV attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans in the aggregate. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

   The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the group I mortgage loans.. $1,101,411,187 Cut-off date principal balance of the group I fixed rate
   mortgage loans ............................................     $ 239,243,201
Cut-off date principal balance of the group I adjustable
   rate mortgage loans .......................................     $ 862,167,986
Interest Rates:
Weighted Average .............................................            8.475%
Range ........................................................ 5.250% to 14.760%
Weighted average stated remaining term to maturity (in months)               352

   The scheduled principal balances of the group I mortgage loans range from approximately $10,422 to approximately $745,040. The group I mortgage loans had an average scheduled principal balance of approximately $175,161.

   The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 82.17% and approximately 48.52% of the group I mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

   Approximately 97.80% of the group I mortgage loans are secured by first liens. Approximately 2.20% of the group I mortgage loans are secured by second liens.

   No more than approximately 0.27% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

   None of the group I mortgage loans has a Prepayment Premium period at origination in excess of three years.

   The tables on Annex IV attached to this prospectus supplement set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

   The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the group II mortgage
   loans ....................................................       $459,387,686
Cut-off date principal balance of the group II fixed rate
   mortgage loans ...........................................       $116,151,945
Cut-off date principal balance of the group II adjustable
   rate mortgage loans ......................................       $343,235,741
Interest Rates:
Weighted Average ............................................             8.119%
Range .......................................................  5.500% to 13.540%
Weighted average stated remaining term to maturity (in
   months) ..................................................                350

   The scheduled principal balances of the group II mortgage loans range from approximately $14,898 to approximately $1,440,000. The group II mortgage loans had an average scheduled principal balance of approximately $330,971.

   The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 84.26% and approximately 55.96% of the group II mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

   Approximately 95.09% of the group II mortgage loans are secured by first liens. Approximately 4.91% of the group II mortgage loans are secured by second liens.

   No more than approximately 0.62% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

   None of the group II mortgage loans has a Prepayment Premium period at origination in excess of five years.

   The tables on Annex IV attached to this prospectus supplement set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

   Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

   The tables on Annex IV attached to this prospectus supplement set forth information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan.

                                   THE SPONSOR

   The sponsor is Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company ("MSMCH"), successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc. MSMCH is an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc., the interest rate swap provider and interest rate cap provider, and Morgan Stanley & Co. Incorporated, the underwriter. MSMCH is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). As a result of a merger, completed on December 4, 2006, between a subsidiary of MSMCH and Saxon Capital, Inc., MSMCH is an affiliate, through common parent ownership, of Saxon Mortgage Services, Inc., one of the servicers. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. MSMCH also originates commercial mortgage loans. MSMCH does not currently service loans. Instead, MSMCH contracts with other entities to service the loans on its behalf.

   MSMCH acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMCH's conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

   Prior to acquiring any residential mortgage loans, MSMCH conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MSMCH's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

   The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

   As mentioned above, MSMCH currently contracts with other entities for servicing the mortgage loans that it originates or acquires. These servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. These servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of the servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

   MSMCH has been the sponsor or co-sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2000. The following table sets forth the approximate aggregate scheduled principal balance, as of the applicable cut-off date, of mortgage loans transferred by MSMCH or its affiliates to subprime mortgage loan securitizations sponsored or co-sponsored by MSMCH since 2000.

                                         Approximate Initial Principal
                    Year                      Amount of Securities
          -----------------------        -----------------------------
                    2000                         $ 0.36 billion
                    2001                         $ 2.65 billion
                    2002                         $ 8.24 billion
                    2003                         $11.32 billion
                    2004                         $27.02 billion
                    2005                         $23.09 billion
                    2006                         $29.99 billion
          2007 (through August 31)               $13.57 billion

   As a sponsor or co-sponsor, MSMCH acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan

Stanley & Co. Incorporated, MSMCH works with rating agencies, co-sponsors, other underwriters (if any), mortgage loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

   Information concerning MSMCH's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from the original loan sellers. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

   In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 1585 Broadway, New York, New York 10036,
Attention: Prospectus Department, telephone number (212) 761-4000.

   The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

   The depositor is Morgan Stanley ABS Capital I Inc., a Delaware corporation. The depositor is an affiliate, through common parent ownership, of the sponsor, Morgan Stanley Capital Services Inc. (the interest rate swap provider and the interest rate cap provider) and Morgan Stanley & Co. Incorporated (the underwriter), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). See "The Sponsor" in this prospectus supplement.

   The depositor has been engaged since its incorporation in the securitization of mortgage loans and other asset types included within the description of the trust fund assets in this prospectus supplement. The depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trusts. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

   The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement. In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to the issuing entity, which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                               THE ISSUING ENTITY

   Morgan Stanley ABS Capital I Inc. Trust 2007-HE7, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

                                  THE SERVICERS

General

   Substantially all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc. ("Saxon") and Countrywide Home Loans Servicing LP ("Countrywide Servicing"). Saxon will act as servicer for approximately 88.90% of the mortgage loans and Countrywide Servicing will act as servicer for approximately 11.04% of the mortgage loans pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association ("Wells Fargo") will act as servicer for less than 1% of the mortgage loans pursuant to the pooling and servicing agreement.

   Set forth below is certain information relating to Saxon, which will be servicing 20% or more of the mortgage loans as of the cut-off date.

Saxon Mortgage Services, Inc.

   The information under this subheading "--Saxon Mortgage Services, Inc." has been provided by Saxon.

   History

   One of the servicers, Saxon, a Texas corporation, is an indirect subsidiary of Saxon Capital, Inc., which itself is a direct subsidiary of MSMCH. As a result, Saxon is an affiliate of the sponsor, the depositor, Morgan Stanley Capital Services Inc. (the interest rate swap provider and interest rate cap provider) and Morgan Stanley & Co. Incorporated (the underwriter). Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to Saxon Mortgage Services, Inc. in April 2002. Saxon services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

   Experience and Procedures

   In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates. Currently a substantial majority of the loans in Saxon's servicing portfolio are serviced for third parties. Of over 85 securitizations Saxon services, 27 were issued by an affiliate of Saxon and the rest were issued by third party issuers. At this time, substantially all of Saxon's servicing portfolio consists of sub-prime mortgage loans, comprised of fixed rate and adjustable rate, first- and second-lien conventional mortgage loans. Saxon's servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product. Saxon has serviced interest-only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

   Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as the loans are activated on Saxon's servicing system, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon's call center uses a predictive dialer to create calling campaigns for delinquent loans based upon the borrower's historical payment patterns and the borrower's risk profile. Saxon's representatives have technology available to enhance service and delinquency management. Contact with borrowers is tailored to reflect the borrower's payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon's website provides borrowers with access to account information and online payment alternatives. Mortgage loan documents and financial guides offering alternatives to foreclosure are available on the website. Saxon Call Center representatives are blended agents with customer focused collections skill sets.

   Saxon's goal is to provide the most efficient and economical solutions to the processes. Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance at reduced costs while allowing Saxon to focus its expertise on managing the outsourced service providers. In the past, Saxon has successfully outsourced areas including tax, insurance, foreclosure and bankruptcy processing and tracking. In 2004, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with lower document exception rates.

   Between the 35th and 48th day of delinquency, the borrower receives a demand notice depending on the risk and the early indicator score of the mortgage loan. If required by applicable law, 30 days or more is allowed to cure the default before the account is referred to foreclosure. Saxon Call Center continues active collection campaigns and may offer the borrower relief through an informal repayment arrangement designed to resolve the delinquency in ninety days or less.

   Accounts moving from 30 days delinquent to 60 or more days delinquent are transferred to the Loss Mitigation Department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation Department continues to actively attempt to resolve the delinquency while Saxon's Foreclosure Department refers the file to local counsel to begin the foreclosure process.

   The MortgageServ system is Saxon's core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon's supplemental applications such as the dialer, pay-by-phone and website activity.

   Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer's ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO Department to manage eviction and marketing of the properties.

   Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO Department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

   Saxon services nine securitizations for which servicer events of default have occurred. Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level. Each of these securitizations was issued in or prior to 2001. Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements. In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels. Typically, this results in a re-direction of bond principal payments to the most senior classes. Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

   Saxon's assessment of compliance with applicable servicing criteria discloses that it was not in compliance with Items 1122(d)(4)(i) and 1122(d)(1)(ii) of Regulation AB due to the failure to send certain lien releases to consumers or to the recording jurisdiction, as appropriate, within the timeframes required by Saxon's guidelines or due to an error in Saxon's guidelines regarding the required means of delivery of lien releases. The assessment of compliance indicates that delays in timeliness were caused by the failure of Saxon's vendor's database to upload data regarding payments-in-full provided by Saxon in order to produce lien releases in a timely manner. Saxon has taken remedial actions to remedy the exceptions, to prevent exceptions going forward, and to remedy applicable procedures.

   In addition, the assessment of compliance with applicable servicing criteria performed by a servicing function participant contracted by Saxon reflects that it was not in compliance with Item 1122(d)(4)(xi) of Regulation AB due to one payment having been made after the expiration date of the insurance policy, based on a sample of loans reviewed for purposes of such assessment. Based on discussions Saxon has had with this servicing function participant, Saxon believes that the servicing function participant has taken actions designed to remedy the procedures that led to this compliance exception.

Size, Composition and Growth of Saxon's Portfolio of Serviced Assets

   Currently, substantially all of Saxon's servicing portfolio consists of non-prime mortgage loans, represented by fixed rate and adjustable rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of Saxon's affiliate-owned and third party servicing portfolio as of the end of each indicated period.

   Saxon's Portfolio of Mortgage Loans

                         Unpaid Principal Balance as of:
                         (Dollar Amounts, in thousands)

                           May 31, 2007       February 28, 2007     December 31, 2005     December 31, 2004     December 31, 2003
                           ------------       -----------------     -----------------     -----------------     -----------------
Saxon Affiliate(1).....   $    7,227,617        $    7,150,070       $    6,394,873         $    5,950,965       $   4,665,770
Third Party............       30,890,977            22,169,173           18,365,897             14,214,977           5,233,753
                          --------------        --------------       --------------         --------------       -------------
Total..................   $   38,118,594        $   29,319,243       $   24,760,770         $   20,165,942       $   9,899,523
                          ==============        ==============       ==============         ==============       =============

Saxon Rating Information

   Saxon's residential sub-prime servicing operations are currently rated as "Above Average" by S&P. Fitch has rated Saxon "RPS2+" as a primary servicer of residential Alt-A and sub-prime products. Moody's has rated Saxon "SQ2+" as a primary servicer of residential sub-prime mortgage loans. Saxon is an approved Freddie Mac and Fannie Mae servicer.

   No Material Changes to Servicer Policies and Procedures

   There have been no material changes in Saxon's servicing policies and procedures during the past three years.

   Relationships with Transaction Parties

   As a result of a merger, completed on December 4, 2006, between Saxon Capital, Inc. and a subsidiary of the sponsor, Saxon is an affiliate of the sponsor, the depositor, Morgan Stanley Capital Services Inc. (the interest rate swap provider and interest rate cap provider) and Morgan Stanley & Co. Incorporated (the underwriter).

                               THE MASTER SERVICER

   Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer, securities administrator and a custodian under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000+ employees, as of June 30, 2007, Wells Fargo & Company is a leading U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

   Wells Fargo's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the

----------
(1) Saxon Affiliate includes securitizations in which Saxon Asset Securities Company is the depositor and servicing of mortgage loans originated or purchased by Saxon Mortgage, Inc. and Saxon Funding Management LLC.

1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

   Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

   Wells Fargo will act as master servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the pooling and servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

                          THE SECURITIES ADMINISTRATOR

   Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

                                   THE TRUSTEE

   Deutsche Bank National Trust Company ("DBNTC") will act as trustee. DBNTC is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. In its capacity as trustee, DBNTC also will act as the custodian of some of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain these mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the issuing entity. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates or as custodian.

   DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.

Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

   In its capacity as trustee, DBNTC will be required to perform the following duties regarding the residential mortgage-backed securities:

   o  maintain custody of the mortgage files for which it acts as custodian;

   o notify certificateholders of "master servicer events of default" as defined and described under "The Pooling and Servicing Agreement--Master Servicer Events of Default; Waiver; Termination" in this prospectus supplement;

   o in case of a master servicer event of default, file claims and enforce all rights of action pursuant to the terms of the pooling and servicing agreement; and

   o amend the provisions of the pooling and servicing agreement at the request of a specified percentage of certificateholders as further described under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement.

   DBNTC will only be required to perform duties that are specifically set forth in the pooling and servicing agreement and any other agreements relating to the issuing entity to which it is a party or the certificates. In addition, DBNTC may conclusively rely on any documents furnished to it as the trustee, is not bound to make any investigation into the facts underlying such documents, is not required to expend or risk its own funds or incur any financial liability in the exercise of its rights and powers, and will not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized. See also "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians" for additional limitations on the liability of DBNTC.

   DBNTC will be entitled to indemnification from (a) the original loan sellers for breaches of certain representations and warranties to the extent described under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement and (b) the issuing entity to the extent described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians" in this prospectus supplement.

   DBNTC may resign or be removed as trustee as set forth in the pooling and servicing agreement. Such resignation or removal will become effective when a successor trustee accepts the appointment.

                                 THE CUSTODIANS

General

   Pursuant to the pooling and servicing agreement, LaSalle Bank National Association ("LaSalle"), Wells Fargo and the trustee will act as custodians of the mortgage loans.

           INTEREST RATE SWAP PROVIDER AND INTEREST RATE CAP PROVIDER

   The interest rate swap agreement and the interest rate cap agreement will be provided by Morgan Stanley Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with MSCS, the "Swap Provider" or the "Cap Provider"). See "Description of the Certificates--Interest Rate Swap Agreement" and "--Interest Rate Cap Agreement" in this prospectus supplement. MSCS is an affiliate, through common parent ownership, of the sponsor, the depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of MSCS are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   MSCS conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of MSCS under its derivative instruments are 100% guaranteed by Morgan Stanley. Morgan Stanley has a long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's") and "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and a short-term debt rating of "P-1" by Moody's and "A-1+" by S&P.

                         DESCRIPTION OF THE CERTIFICATES

General

   On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in sixteen classes, the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, Class B-3, Class P, Class X, Class R and Class RX certificates. Only the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided beneficial ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

   The trust fund will consist of:

   o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

   o such assets as from time to time are identified as REO property and related collections and proceeds;

   o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

   o  an interest rate swap agreement; and

   o  an interest rate cap agreement.

   The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial Class Certificate Balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

   Voting rights will be allocated among holders of the certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will be held by the sponsor or one of its affiliates.

   The Offered Certificates represent interests in all of the mortgage loans.

   The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates and the Class X certificates.

                     |   ----------------------------  /|\
                     |   |              Class A-2a* |   |
                     |   | Class A-1*   Class A-2b* |   |
                     |   |              Class A-2c* |   |
                     |   |--------------------------|   |
                     |   |        Class M-1         |   |
                     |   |--------------------------|   |
                     |   |        Class M-2         |   |
                     |   |--------------------------|   |
                     |   |        Class M-3         |   |
                     |   |--------------------------|   |
                     |   |        Class M-4         |   |
                     |   |--------------------------|   |
       Accrued       |   |        Class M-5         |   |
       certificate   |   |--------------------------|   |
       interest,     |   |        Class B-1         |   |   Losses
       then          |   |--------------------------|   |
       principal     |   |        Class B-2         |   |
                     |   |--------------------------|   |
                     |   |        Class B-3         |   |
                     |   |--------------------------|   |
                     |   |         Class X          |   |
                    \|/  ----------------------------   |

* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

Book-Entry Registration

   The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

   The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator, the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the issuing entity made available by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

   None of the issuing entity, the depositor, the sponsor, the servicers, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers of them.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

   The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the securities administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

   Pursuant to mortgage loan purchase and warranties agreements, the original loan sellers sold the mortgage loans, without recourse, to MSMCH and MSMCH will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on or prior to that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date (or, if the due date for a mortgage loan is other than on the first day of the month, after the due date immediately preceding the cut-off date). However, MSMCH will not convey to the depositor, and will retain all of its right, title and interest in and to
(x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date (or, if the due date for a mortgage loan is other than on the first day of the month, on or prior to the due date immediately preceding the cut-off date).

   MSMCH will convey to the depositor, pursuant to an assignment and recognition agreement between Accredited and MSMCH (the "Accredited Assignment Agreement"), and the depositor will convey to the issuing entity, pursuant to the pooling and servicing agreement, certain rights of MSMCH with respect to each Accredited mortgage loan under the applicable mortgage loan purchase and warranties agreement between Accredited and MSMCH (collectively with the Accredited Assignment Agreement, the "Accredited Agreements").

Delivery of Mortgage Loan Documents

   In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to the trustee and the custodians on behalf of the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original of any guaranty executed in connection with the mortgage note;

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

            (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
      (e) below;

            (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

            (f) originals or copies of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording on them;

            (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

   Pursuant to the pooling and servicing agreement, the trustee or the applicable custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item
(a) above, with respect to each of the mortgage loans delivered to it, with any exceptions noted. The trustee or the applicable custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the trustee or the applicable custodian, within thirty days after the receipt of the mortgage file by the trustee or such custodian - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

   o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

   o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

   o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

   o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

   If the trustee or the applicable custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the pooling and servicing agreement, the trustee or the applicable custodian will be required to note such deficiency in a certification delivered to the applicable servicer, the master servicer, the securities administrator, the depositor, Accredited (with respect to each Accredited mortgage loan) or the sponsor (with respect to all other mortgage loans). Accredited will be required to cause, or the sponsor will be required to use reasonable efforts to cause, as applicable, to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee or the applicable custodian. If, however, Accredited or the sponsor, as applicable, has not caused the defect to be remedied, Accredited or the sponsor, as applicable, will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of Accredited or the sponsor, as applicable, to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

   Pursuant to the Accredited Agreements, Accredited has made or will make certain representations and warranties with respect to each mortgage loan transferred by it as of the cut-off date, the date on which the servicing of the mortgage loan was transferred, or the date on which the sponsor purchased the mortgage loan from Accredited. Pursuant to a representation and warranties agreement (the "MSMCH Representations Agreement"), the sponsor will make certain representations and warranties as of the closing date with respect to all mortgage loans other than the Accredited mortgage loans. These representations and warranties include, but are not limited to:

         (1) Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is more than 30 days Delinquent nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage loan;

         (2) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, to the best knowledge of such party, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

         (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No borrower has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

         (4) The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and laws affecting creditor rights generally), in whole or in part, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

         (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards;

         (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan have been complied with, including, without limitation, any provisions relating to Prepayment Premiums;

         (7) The mortgage is a valid, subsisting, enforceable and perfected first-lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

         (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property

         (ii) the lien of current real property taxes and assessments not yet due and payable;

         (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

         (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

         (8) The mortgage note and the mortgage and any other agreement executed and delivered by a borrower in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Premiums), subject to bankruptcy, equitable principles and laws affecting creditor rights generally. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation or similar occurrence with respect to a mortgage loan has taken place on the part of the applicable party making the representation and warranty, or, to the knowledge of such party, any other person, including without limitation, the borrower, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

         (9) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to mortgage loans;

         (10) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, other than payments due but not yet 30 or more days Delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither such party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

         (11) The mortgage contains customary and enforceable provisions subject to bankruptcy, equitable principles and laws affecting creditor rights that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a borrower on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a borrower which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

         (12) There is no proceeding pending or, to the knowledge of such party, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

         (13) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser;

         (14) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994, or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

         (15) No mortgage loan secured by property located in the State of Georgia originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

   Upon the discovery by any servicer, the depositor, the applicable original loan seller, the master servicer, the securities administrator or the trustee that any of the representations and warranties contained in the MSMCH Representations Agreement or the Accredited Agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Accredited Agreements and the MSMCH Representations Agreement, within sixty days of the earlier to occur of the discovery by Accredited or the sponsor, as applicable, or its receipt of notice of any such breach with respect to a mortgage loan for which it is making the representations and warranties, Accredited or the sponsor, as applicable, will be required to:

   o  promptly cure such breach in all material respects,

   o if such substitution would occur prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by Accredited or the sponsor, as applicable, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the applicable servicer with respect to the related distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

   o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee relating to the mortgage loan in breach.

   Notwithstanding the foregoing, pursuant to the terms of the Accredited Agreements or the MSMCH Representations Agreement, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the Accredited Agreements or the MSMCH Representations Agreement or (ii) of a breach of the representations and warranties listed as numbers (6), (14) or (15) in the second preceding full paragraph, Accredited or the sponsor, as applicable, will be required to repurchase the related mortgage loan at the purchase price within the time frame set forth in the Accredited Agreements or the MSMCH Representations Agreement, as applicable. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

   In addition, Accredited is obligated to indemnify the depositor, any of its affiliates, the servicers, the master servicer, the securities administrator, the trustee, and the issuing entity for any third-party claims arising out of a breach by Accredited of representations or warranties regarding their mortgage loans. The obligations of Accredited to cure such breach or to substitute or purchase any such mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers, the master servicer, the securities administrator the trustee, the depositor and any of its affiliates.

   The depositor will also represent, among other things, that (a) no group I mortgage loan has a Prepayment Premium period in excess of three years and (b) the original principal balance of each group I mortgage loan was within Freddie Mac's and Fannie Mae's dollar amount limits for conforming one- to-four family mortgage loans. In the event of a breach by the depositor of its representations and warranties, the depositor will be obligated to cure, repurchase or substitute the applicable mortgage loan in the same manner as is set forth above with respect to breaches of representations and warranties made by a responsible party regarding the mortgage loans. The obligation of the depositor under the pooling and servicing agreement to cure, repurchase or substitute any mortgage loan as to which a breach of its representations and warranties has occurred and is continuing will constitute the sole remedies against the depositor respecting such breach available to the holders of the certificates or the trustee.

Payments on the Mortgage Loans

   The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

   Each servicer is obligated to deposit or cause to be deposited in its collection account, within three business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

   o all payments on account of principal, including prepayments of principal on the mortgage loans;

   o all payments on account of interest, net of the servicing fee, on the mortgage loans;

   o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

   o all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

   o any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

   The servicers are not permitted to commingle funds in the collection account with any other funds or assets.

   The securities administrator will be obligated to set up a distribution account with respect to the certificates into which the servicers will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the securities administrator to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

   The funds required to be remitted by each servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

   o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

   o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

   o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

   o any other amounts required to be placed in its collection account by the applicable servicer pursuant to the pooling and servicing agreement;

      but excluding the following:

            (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

            (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (c) for that Servicer Remittance Date, the aggregate servicing fee;

            (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

            (e) all amounts recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

            (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

            (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement; and

            (h) all collections of principal and interest not required to be remitted on that Servicer Remittance Date.

   The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

   Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in October 2007, to the persons in whose names the certificates are registered on the related Record Date.

   Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the securities administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes.

Administration Fees

   As described under the definition of "Available Funds" in the "Glossary" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and the master servicer fee payable on each mortgage loan. On each distribution date, the servicers and the master servicer will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the master servicer fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the applicable servicing fee rate or master servicer fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the close of business on the day immediately preceding the related Due Period. The following table identifies the per annum fee rate applicable in calculating the servicing fee and the master servicer fee.

             Fee                        Per Annum Fee Rate
             -----------------------    ---------------------------
             Servicing Fee              0.50%
             Master Servicer Fee        less than or equal to 0.02%

   The master servicer will be entitled to retain any net interest or other income earned on deposits in the distribution account. The trustee, the securities administrator and each custodian will be entitled to compensation payable by the master servicer from its own funds. In addition to the servicing fee and the master servicing fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of (i) any indemnification payments made to the depositor, the servicers, the master servicer, the securities administrator, the trustee or the custodians, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians" in this prospectus supplement and "The Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus, (ii) any expenses associated with the management and liquidation of REO properties (which would also include, in the case of Saxon, fees paid to third parties to manage and liquidate REO properties, which fees are not expected to exceed 1.0% of the sale price of the related mortgaged properties) and (iii) reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the master servicer, the securities administrator, the custodians or the trustee, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

   As more fully described in this prospectus supplement, distributions on the certificates and payments to the Swap Account will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates and the Swap Provider generally in the following order of priority:

            (i) to make certain payments to the Swap Account for the benefit of the Swap Provider, as further described below under "--Distributions of Interest and Principal";

            (ii) to current interest on each class of certificates and previously unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (iii) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (iv) to unpaid interest and Unpaid Realized Loss Amounts on the Subordinated Certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

            (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amounts on the Offered Certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the Swap Provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

   For any distribution date, the "Pass-Through Rate" for each class of Offered Certificates will be as set forth below:

      (a) for the Class A-1 certificates, a per annum rate equal to the least of
   (1) One-Month LIBOR plus the related fixed margin for the Class A-1 certificates and that distribution date, (2) the Group I Loan Cap (as defined below) and (3) the WAC Cap (as defined below);

      (b) for the Class A-2a, Class A-2b and Class A-2c certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date, (2) the Group II Loan Cap (as defined below) and (3) the WAC Cap; and

      (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

   The fixed margin for each class of Offered Certificates is as follows: Class A-1, [___]%; Class A-2a, [___]%; Class A-2b, [___]%; Class A-2c, [___]%; Class
M-1, [___]%; Class M-2, [___]%; Class M-3, [___]%; Class M-4, [___]%; Class M-5,
[___]%; Class B-1, [___]%; Class B-2, [___]%; and Class B-3, [___]%. On the
distribution date immediately following the distribution date on which a servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter, the fixed margin for each class of Offered Certificates will increase to the following:
Class A-1, [___]%; Class A-2a, [___]%; Class A-2b, [___]%; Class A-2c, [___]%;
Class M-1, [___]%; Class M-2, [___]%; Class M-3, [___]%; Class M-4, [___]%;
Class M-5, [___]%; Class B-1, [___]%; Class B-2, [___]%; and Class B-3, [___]%.

   The "Group I Loan Cap" for any distribution date is the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate (as defined below), adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

   The "Group II Loan Cap" for any distribution date is the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

   The "WAC Cap" for any distribution date is the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

   The "Swap Payment Rate" for any distribution date is a fraction (expressed as a percentage), the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Provider from Available Funds for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12.

   On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic

Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

   Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Swap Termination Payments owed to the Swap Provider from Available Funds will be allocated between loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group.

   On each distribution date, the securities administrator will be required to make the distributions and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

         (i) to the holders of each class of Offered Certificates and to the Swap Account in the following order of priority:

            (a) to the Swap Account, the sum of (x) all Net Swap Payments and
   (y) any Swap Termination Payment, other than Defaulted Swap Termination Payments, owed to the Swap Provider with respect to that distribution date (to the extent a Replacement Swap Provider Payment has not been made to the Swap Account);

            (b) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2a, Class A-2b and Class A-2c certificates, pro rata (based upon their respective entitlements to those amounts), the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (1) or (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

            (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

            (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

            (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

            (f) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

            (g) from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

            (h) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class;

            (i) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class; and

            (j) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class;

         (ii) (A) on each distribution date before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal in an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            (b) to the Class M-1 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (c) to the Class M-2 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (d) to the Class M-3 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (e) to the Class M-4 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (f) to the Class M-5 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (g) to the Class B-1 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (h) to the Class B-2 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above and to the Class B-1 certificateholders in clause (ii)(B)(g) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

            (i) to the Class B-3 certificates, the lesser of (x) the excess of
   (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class B-1 certificateholders in clause (ii)(B)(g) above and to the Class B-2 certificateholders in clause (ii)(B)(h) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

         (iii) any amount remaining after the distributions in clauses (i) and
(ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

            (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (l) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

            (m) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (n) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

            (o) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (p) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

            (q) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

            (r) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates for that distribution date, allocated (a) first, among those classes of certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts allocated among those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (s) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payments included in that account), an amount equal to any remaining unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates in the same order and priority in which Accrued Certificate

   Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts allocated, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (t) to the Swap Account, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

            (u) to the holders of the Class X certificates, any remaining amount of Available Funds, including any amount remaining in the Excess Reserve Account on such distribution date (including any remaining Interest Rate Cap Payments on deposit in such account); and

            (v) to the holders of the Class R and Class RX certificates, any remaining amounts, allocated as described in the pooling and servicing agreement.

   On each distribution date, prior to the distribution on any other class of certificates, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

   If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Account" below, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

   On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicers (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amount of interest otherwise distributable on the Class X certificates, and thereafter to reduce the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

   Any principal distributions allocated to the holders of the Class A Certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates (the "Group I Class A Certificates"), on the one hand, and the Class A-2a, Class A-2b and Class A-2c certificates (collectively, the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a "Class A Certificate Group." However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of

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principal allocable to such Class A certificates on that distribution date, and the amount of principal allocable to the Class A Certificates on all subsequent distribution dates, will be allocated to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal allocations described in this paragraph, until their respective Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

   Any principal distributions allocated to the Group II Class A Certificates are required to be allocated sequentially, to the Class A-2a, Class A-2b and Class A-2c certificates, in that order, until their respective Class Certificate Balances have been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

Swap Account

   On or prior to any distribution date during which the interest rate swap agreement is in effect, Swap Termination Payments, including, without duplication, payments received by the issuing entity as a result of entering into a replacement interest rate swap agreement (such payment, a "Replacement Swap Provider Payment"), Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Swap Account") established by the securities administrator as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

      (a) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that distribution date;

      (b) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;

      (c) to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

      (d) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

      (e) to the Offered Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in clause (ii)(A) or clause
   (ii)(B), as applicable, in the ninth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of prior or current Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

      (f) to the Class A certificates, to pay any Basis Risk CarryForward Amounts pro rata, based on their Class Certificate Balances for such distribution date, up to the Swap Payment Allocation for each class of Class A certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

      (g) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, to pay any Basis Risk CarryForward Amounts, up to the Swap Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

      (h) to the Offered Certificates, any remaining unpaid Basis Risk CarryForward Amount, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

      (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

      (j) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that distribution date; and

      (k) to the holders of the Class X certificates, any remaining amounts.

   Notwithstanding the foregoing, in the event that the issuing entity receives a Swap Termination Payment, the securities administrator will be required to use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the depositor with a successor Swap Provider (or its guarantor) meeting the ratings requirements set forth in the interest rate swap agreement being terminated on the same remaining terms as those in the interest rate swap agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the issuing entity receives a Swap Termination Payment, and a successor Swap Provider (or its guarantor) cannot be obtained, then the securities administrator will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent distribution date (so long as funds are available in such reserve account), the securities administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final distribution date.

   In the event that the issuing entity enters into a replacement interest rate swap agreement and the issuing entity is entitled to receive a Replacement Swap Provider Payment, the securities administrator will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider immediately upon receipt of such Replacement Swap Provider Payment by the issuing entity, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the issuing entity to certificateholders, the servicers, the master servicer, the securities administrator any original loan seller, the trustee, the custodians or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described under "--Distributions of Interest and Principal" above.

   The "Swap Payment Allocation" for any class of certificates and any distribution date is that class's pro rata share of the Net Swap Receipts, if any, for that distribution date, based on the Class Certificate Balances of the classes of certificates.

   The Swap Account will not be an asset of any REMIC. The Swap Account will terminate upon the payment of funds from the Swap Account on the distribution date following the termination of, and satisfaction of all obligations under, the interest rate swap agreement.

Calculation of One-Month LIBOR

   On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.


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

Excess Reserve Fund Account

   The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts, for that date. However, the payment with respect to any distribution date cannot exceed the sum of Interest Rate Cap Payments, the amount otherwise distributable on the Class X certificates and the amount payable from the Swap Account.

   If on any distribution date, the Pass-Through Rate for any class of Offered Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that class of certificates would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of Accrued Certificate Interest that class of certificates received on that distribution date, based on the lesser of (1) the Group I Loan Cap or the Group II Loan Cap, as applicable, and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the "Basis Risk CarryForward Amount" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be allocated on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including any Interest Rate Cap Payments, with respect to that distribution date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk CarryForward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

   Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the securities administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account, in the manner described in this prospectus supplement, in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk CarryForward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in "--Swap Account" above.

Interest Rate Swap Agreement

   On the closing date, the issuing entity will enter into an interest rate swap agreement with the Swap Provider. Under the interest rate swap agreement, on or before each distribution date commencing with the distribution date in September 2008 and ending with the distribution date in April 2012, the issuing entity will be obligated to pay to the Swap Provider a fixed payment for that distribution date, equal to the product of (x) a fixed rate equal to 4.600% per annum, (y) the product of (i) the notional amount for that distribution date set forth on the schedule attached as Annex II hereto and (ii) the multiplier indicated on Annex II, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the issuing entity a floating payment for that distribution date equal to the product of (x) One-Month LIBOR, as determined pursuant to the interest rate swap agreement, for the related calculation period (as defined in the interest rate swap agreement), (y) the product of (i) the notional amount for that distribution date set forth on the schedule attached as Annex II hereto and (ii) the multiplier indicated on Annex II, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. To the extent that a fixed payment exceeds the floating payment payable with respect to any distribution date during which the interest rate swap agreement is in effect, amounts otherwise available to certificateholders will be applied on or prior to such distribution date to make a net payment to the Swap Provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution date during which the interest rate swap agreement is in effect, the Swap Provider will owe a net payment to the issuing entity on or prior to such distribution date (each, a "Net Swap Receipt").

   All payments due to the Swap Provider under the interest rate swap agreement will be payable from funds then on deposit in the Swap Account on each applicable distribution date in accordance with the priority of payments described under "--Swap Account" above and from funds received from a replacement swap provider on any date on which such funds are received by the issuing entity. Any Replacement Swap Provider Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) due to the Swap Provider will be payable on a senior basis in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the issuing entity to the Swap Provider will be payable by the issuing entity on a subordinated basis. However, to the extent any Replacement Swap Provider Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) is to be received by the issuing entity, the issuing entity will direct any replacement swap provider to deposit any such payment into the Swap Account, the Swap Provider that is being replaced will have first priority to those payments over certificateholders, the servicers, the master servicer, the securities administrator, the trustee and the custodians, and the issuing entity will pay from the Swap Account to the Swap Provider the amount so received immediately upon receipt. However, that to the extent the Replacement Swap Provider Payment received by the Swap Provider being replaced is less than the Swap Termination Payment owed to the Swap Provider, any remaining amounts will be paid to the Swap Provider on the subsequent distribution date in accordance with the priority of payments described under "--Swap Account" above.

   A "Swap Termination Payment" is a termination payment required to be made by either the issuing entity or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

   The interest rate swap agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

   o  failure to pay,

   o  bankruptcy and insolvency events, and

   o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

   Termination events under the interest rate swap agreement include, among other things:

   o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

   o a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

   o a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

   o upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

   o upon the exercise of the optional termination of the issuing entity by a servicer as described under "The Pooling and Servicing
      Agreement--Termination; Optional Clean-up Call," and

   o the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

   "Defaulted Swap Termination Payment" means any termination payment required to be made by the issuing entity to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Provider) with respect to which the Swap Provider is the sole affected party.

   In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a "First Tier Downgrade Termination Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the First Tier Required Swap Counterparty Rating and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

               (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor), at its sole cost and expense, transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating;

               (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the Swap Provider and the issuing entity (the "ISDA Credit Support Annex");

               (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Tier Required Swap Counterparty Rating; or

               (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) takes such other steps, if any, to enable the issuing entity to remedy a downgrade by the rating agencies below the First Tier Required Swap Counterparty Rating.

   For avoidance of doubt, solely with respect to ratings by S&P, the First Tier Downgrade Termination Event only applies if the Swap Provider is a Financial Institution.

   It will also be an additional termination event under the interest rate swap agreement (such event a "Second Tier Downgrade Termination Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Second Tier Required Swap Counterparty Rating or the Swap Provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Tier Required Swap Counterparty Rating. Pending compliance with clauses (1) or (2), the Swap Provider (or its guarantor) will be required, within the time period specified in the interest rate swap agreement, to collateralize its exposure to the issuing entity pursuant to the ISDA Credit Support Annex.

   If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

   On or after the closing date and so long as the conditions and limitations set forth in the interest rate swap agreement have been met, (i) the issuing entity may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement, and (iii) with the consent of the Swap Provider, the interest rate swap agreement may be amended by the issuing entity.

   Upon the request of the depositor, the Swap Provider may, at its option, but is not required to, (i) provide any financial information required by Item 1115 of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss. 229.1100-229.1123 ("Regulation AB") with respect to the Swap Provider or any guarantor of the Swap Provider if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause
(i) of this sentence with respect to itself (and which has the Second Tier Required Swap Counterparty Rating, subject to giving reasonable notice of such assignment to the rating agencies and the other conditions of assignment set forth in the interest rate swap agreement).

   The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in April 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the issuing entity and no further amounts will be paid to the issuing entity by the Swap Provider.

   The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Interest Rate Cap Agreement

   The Offered Certificates will have the benefit of an interest rate cap agreement provided by the Cap Provider. All obligations of the issuing entity under the interest rate cap agreement will be paid on or prior to the closing date.

   The interest rate cap agreement will have an initial notional amount of approximately $137,350,300.82. In connection with the first 11 distribution dates, the Cap Provider will be obligated under the interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the then-current One-Month LIBOR rate (as defined in the interest rate cap agreement), over a cap strike rate of 6.750% per annum and (b) the product of the notional amount and the related multiplier set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date, determined on an "actual/360" basis (the "Interest Rate Cap Payments"). The Cap Provider's obligations under the interest rate cap agreement will terminate following the distribution date in August 2008.

   The specified notional amount and related multiplier for the interest rate cap agreement are set forth on Annex III to this prospectus supplement.

   Amounts, if any, payable under the interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the Offered Certificates if the pass-through rates on any of the Offered Certificates are limited for any of the first 11 distribution dates due to the caps on their pass-through rates described in this prospectus supplement.

   The interest rate cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the interest rate cap agreement.

   The sponsor's estimate of maximum probable exposure under the interest rate cap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

   The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

   The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the Offered Certificates or paid to the Swap Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts or Basis Risk CarryForward Amounts, Unpaid Interest Amounts or Unpaid Realized Loss Amounts.

   With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. On or after the Stepdown Date, the Specified Subordinated Amount may decrease, subject to an overcollateralization floor and certain triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

   In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Offered Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment owed to the Swap Provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount". If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment to MSCS, as swap provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after taking into account the amount necessary to make all payments of interest and principal to the Offered Certificates and amounts required to be paid to MSCS, as swap provider, on that distribution date (other than Replacement Swap Provider Payments and Defaulted Swap Termination Payments).

Reports to Certificateholders

   On each distribution date the securities administrator will make available via its internet website (as noted below) to each holder of an Offered Certificate a distribution report, based on information provided to the securities administrator by the master servicer, the servicers and the Swap Provider, containing, among other items, the following:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

   o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such distribution date and the amount of all Basis Risk CarryForward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

   o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

   o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

   o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

   o the amount of the expenses and fees paid to or retained by the applicable servicer, the master servicer and the securities administrator with respect to such distribution date;

   o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

   o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicers (and the master servicer as successor servicer and any other successor servicer, if applicable), as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

   o  the number and aggregate outstanding principal balances of mortgage loans
      (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

   o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

   o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

   o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

   o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

   o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

   o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts, or Basis Risk CarryForward Amounts;

   o  the Subordinated Amount and Specified Subordinated Amount;

   o  Prepayment Premiums collected by the servicers;


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   o  the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

   o  the amount distributed on the Class X certificates;

   o  the amount of any Subsequent Recoveries for such distribution date;

   o  the Record Date for such distribution date; and

   o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

   The securities administrator will make available the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator's customer service desk at 1-866-846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by request to the customer service desk. The securities administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes. The securities administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

   The securities administrator will also be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

                       THE POOLING AND SERVICING AGREEMENT

General

   The pooling and servicing agreement will be entered into among the depositor, the master servicer, the securities administrator, the servicers, the trustee and the custodians. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

   Each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement.

Subservicers

   Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until a specified period after written notice is received by the trustee, the master servicer, the securities administrator and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor, the master servicer or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

   Each servicer will remain obligated and primarily liable to the trustee for the servicing and administering of the mortgage loans without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The


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applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

   As compensation for their activities as servicers, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by that servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate for each mortgage loan serviced by the applicable servicer multiplied by the Stated Principal Balance of such mortgage loan as of the close of business on the day immediately preceding the related Due Period (or the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, non-sufficient fund fees or similar items related to the mortgage loans serviced by such servicer. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits in the applicable collection account. In addition, the servicers will be entitled to retain any Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent Prepayment Interest Excesses are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by the applicable servicer during the period from the 16th day through the last day of the month prior to that distribution date (or the entire prior calendar month, in the case of the first distribution date). See "--Prepayment Interest Shortfalls" below. Each servicer will be responsible for any losses relating to the investment of funds in its collection account. Each servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

   The trustee will be entitled to compensation for its activities as trustee under the pooling and servicing agreement, which will be remitted to the trustee by the master servicer from its own funds. As compensation for their activities as custodian under the pooling and servicing agreement, each custodian will be entitled to the custodian fee, which will be remitted to each custodian by the master servicer from its own funds. See "Description of the Certificates--Administration Fees" in this prospectus supplement.

Compensation of the Master Servicer and the Securities Administrator

   As compensation for its services as master servicer, the master servicer will be entitled, with respect to each mortgage loan, to the master servicing fee, which will be retained by the master servicer monthly from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to one-twelfth of the master servicing fee rate for each mortgage loan on the Stated Principal Balance of each mortgage loan as of the first day of the related Due Period (or the cut-off date, in the case of the first distribution date). As additional compensation for its activities as master servicer, the master servicer will be entitled to the benefit of any net interest or other income earned on deposits in the distribution account. See "Description of the Certificates--Administration Fees" in this prospectus supplement. In the event the master servicer assumes the duties of the servicers under the pooling and servicing agreement, it shall be entitled to receive as compensation, the servicing fee, if any, and other compensation that would have been payable to the servicers under the pooling and servicing agreement.

   The securities administrator will be entitled to compensation for its activities as securities administrator under the pooling and servicing agreement, which will be remitted to the securities administrator by the master servicer from its own funds. Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account (i) any investment income payable to the master servicer; (ii) amounts necessary to reimburse itself, the master servicer or the servicers for any previously unreimbursed advances and any advance that the master servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) to indemnify the master servicer, the custodians, the trustee and itself for amounts due under the terms of the pooling and servicing agreement; (iv) amounts in respect of reimbursements to which the master servicer, the custodians, the trustee and itself or the servicers are entitled in accordance with the terms of the pooling and servicing agreement, and (v) any other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The


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master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

   The master servicer will be required to pay the costs associated with monitoring the servicers. The master servicer will also be required to pay the costs of terminating the servicers, appointing a successor servicers or the costs of transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicers and/or the terminated servicers pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicers or the successor servicers, the master servicer shall be reimbursed by the issuing entity for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from the servicers to the master servicer or to any other successor servicers.

P&I Advances and Servicing Advances

   P&I Advances. Each servicer (including the master servicer as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services (other than with respect to the principal portion of any balloon payments), subject to its determination in its good faith business judgment that such advance would be recoverable. The servicers will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of a final, non-appealable adjudication by a court of competent jurisdiction in a bankruptcy proceeding, or as a result of the application of the Relief Act. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the issuing entity. The master servicer, acting as successor servicer (which may include the trustee as successor servicer in the case of termination of Wells Fargo Bank, National Association, as servicer, or any other successor servicer, if applicable), will advance its own funds to make P&I Advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

   Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans it services subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

   o the preservation, restoration, inspection and protection of the mortgaged property,

   o  enforcement or judicial proceedings, including foreclosures, and

   o certain other customary amounts described in the pooling and servicing agreement.

   These servicing advances by a servicer (including the master servicer as successor servicer or any other successor servicer, if applicable) are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from the issuing entity. The master servicer, acting as successor servicer (which may include the trustee as successor servicer in the case of termination of Wells Fargo Bank, National Association, as servicer, or any other successor servicer, if applicable), will advance its own funds to make servicing advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.

   Recovery of Advances. Each servicer (including the master servicer as successor servicer or any other successor servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the borrower on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the related servicer (including the master servicer as


                                      S-95
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successor servicer or any other successor servicer, if applicable) from the borrower or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from its collection account.

   None of the servicers (including the master servicer as successor servicer or any other successor servicer, if applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (including the master servicer as successor servicer or any other successor servicer, if applicable) (as stated in an officer's certificate of the related servicer delivered to the securities administrator), the P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

   In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the applicable servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the applicable servicer will be equal to the difference between the interest paid by the applicable borrowers for that month in connection with the voluntary principal prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee payable to that servicer for that distribution date ("Compensating Interest"). The amount of those shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against the amount of interest received on mortgage loans serviced by that servicer that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses").

Servicer Reports

   On a date preceding the applicable distribution date, each servicer is required to deliver to the master servicer and the securities administrator a servicer remittance report setting forth the information necessary for the securities administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the securities administrator.

   Each servicer and the master servicer is required to deliver to the securities administrator in March of each year, starting in 2008, an officer's certificate stating that:

   o a review of the activities of such servicer or the master servicer, as applicable, during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

   o to the best of such officer's knowledge, based on such review, such servicer or the master servicer, as applicable, has fulfilled in all material respects all of its obligations under the pooling and servicing agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure, including the steps being taken by such servicer or the master servicer, as applicable, to remedy such failure.

   In addition, in March of each year, starting in 2008, each servicer, the master servicer, the securities administrator and the trustee will be required to deliver an assessment of compliance with applicable servicing criteria that contains the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;


                                      S-96
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   o  a statement that the party used the criteria in Item 1122(d) of Regulation
      AB to assess compliance with the applicable servicing criteria;

   o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

   Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver an attestation report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the securities administrator at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

   Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, each servicer may
(i) waive any late payment charge or, if applicable, any penalty interest or
(ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

   Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the unpaid principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates.

   Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

   If a mortgaged property has been or is about to be conveyed by the borrower, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the applicable servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the issuing entity, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

   Any fee collected by any servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.


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Hazard Insurance

   Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with that servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to that servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in its collection account the sums which would have been deposited in the collection account but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

   The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

   The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans serviced by it as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement. In the case of Saxon, such practices may include hiring a third party to manage and liquidate REO properties for a fee that will be paid out of the liquidation proceeds collected on the defaulted mortgage loans that would otherwise be available for distribution to certificateholders. In no event will the applicable servicer be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the applicable servicer believes such foreclosure, correction or

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restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the applicable servicer.

   With respect to any second-lien mortgage loan for which the related first-lien mortgage loan is not included in the mortgage loan pool, if, after such mortgage loan becomes 180 days Delinquent, the applicable servicer determines that a significant net recovery is not possible through foreclosure, the mortgage loan may be charged off and the mortgage loan will be treated as a liquidated mortgage loan, giving rise to a Realized Loss.

Optional Purchase of Delinquent Mortgage Loans

   The applicable servicer (or its assignee), or the holders of a majority of the Class X certificates, will have the option to purchase from the issuing entity any mortgage loan that is 90 days or more Delinquent or that has been converted to an REO property, subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

Removal and Resignation of a Servicer

   The master servicer may, and, at the direction of the majority of voting rights represented by the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by a servicer to remit to the master servicer any payment required to be made by a servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day, or in the case of Wells Fargo, two business days, after the date upon which written notice of such failure, requiring the same to be remedied, is given to a servicer by the depositor, the master servicer, the securities administrator or trustee or to a servicer, the depositor, the master servicer, the securities administrator and the trustee by the holders of certificates entitled to at least 25% of the voting rights represented by the certificates; or

      (b) any failure on the part of a servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of a servicer contained in the pooling and servicing agreement, which continues unremedied for a period of sixty days (or a shorter period applicable to certain provisions in the pooling and servicing agreement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied, is given to a servicer by the depositor, the master servicer, the securities administrator or trustee, or to a servicer, the depositor, the master servicer, the securities administrator and the trustee by any holders of certificates entitled to at least 25% of the voting rights represented by the certificates and (ii) actual knowledge of such failure by a servicing officer of a servicer; or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against a servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

      (d) a servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a servicer or of or relating to all or substantially all of a servicer's property; or

      (e) a servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) any breach of a representation and warranty of a servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to a servicer by the trustee, the master servicer, the securities administrator or the depositor, or to a servicer, the trustee, the master servicer, the securities administrator or the depositor by the holders of certificates entitled to at least 25% of the voting rights represented by the certificates; or

      (g) with respect to Saxon and Wells Fargo, any withdrawal or downgrade of two or more levels of the applicable servicer's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency.

   Except in the limited circumstances permitted under the pooling and servicing agreement a servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the securities administrator, the master servicer, the depositor and the trustee or upon the determination that a servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by such servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

   Upon removal or resignation of a servicer in accordance with the pooling and servicing agreement, subject to the rights of the master servicer, the master servicer will be the successor servicer to such servicer, subject to a ninety-day transition period for the transfer of actual services to the successor servicer. The master servicer, as successor servicer, will be obligated to make P&I Advances whether or not this ninety-day transition period has elapsed, and after such transition period, if any, will be obligated to make servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the master servicer is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights represented by the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as such successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

   Any successor to a servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that such servicer is required to maintain.

   Each servicer and any successor servicer will be required to be a Fannie Mae-approved or Freddie Mac-approved seller/servicer.

   The master servicer, as successor servicer, and any other successor servicer is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

   Notwithstanding any termination of the activities of a servicer under the pooling and servicing agreement, such servicer will be entitled to receive from the issuing entity, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

   In the event that a servicer is terminated for a servicer event of default, such terminated servicer will be obligated to transfer servicing of the mortgage loans it is servicing, provide notices to the borrowers of such mortgage loans, arrange for and transfer the servicing files to a successor servicer, pay all of such servicer's own out-of-pocket costs and expenses at its own expense and pay all costs and expenses of all other parties to the pooling and servicing agreement relating to the transfer of the related servicing files to a successor servicer (excluding set-up costs and other administrative expenses of the successor servicer). In the event a servicer is terminated in any other cases, the successor servicer will be obligated to pay for such costs and expenses but such servicer will not be entitled to reimbursement for such amounts from the issuing entity.

Master Servicer Indemnification and Third Party Claims

   The master servicer will be required to indemnify the depositor, the securities administrator and the trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the pooling and servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the securities administrator and the trustee constitutes the sole remedy of the depositor, the securities administrator and the trustee in the event of a breach of the master servicer's representations and warranties. Such indemnification shall survive termination of the master servicer under the pooling and servicing agreement or the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement shall accrue upon discovery of such breach by any of the depositor, the master servicer, the securities administrator or the trustee or notice of such breach by any one of such parties to the other parties.

   The master servicer will be required to indemnify the depositor, the securities administrator and the trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the securities administrator and the trustee will be required to notify the master servicer if a claim is made by a third-party under the pooling and servicing agreement or any of the mortgage loans which entitles the depositor, the securities administrator, the trustee or the issuing entity to indemnification by the master servicer under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

   The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the pooling and servicing agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the pooling and servicing agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation on Liability of the Master Servicer

   Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the securities administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that, in the opinion of the master servicer, may involve it in any expenses or liability. However, the master servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the issuing entity.

   The master servicer will not be liable for any acts or omissions of the servicers except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

   The master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer with the prior written consent of the depositor (which consent is not permitted to be unreasonably withheld) and upon delivery to the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with any other requirements set forth in the pooling and servicing agreement. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor master servicer.

   Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor to the master servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

   The master servicer will not be permitted to resign unless the master servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee. No such resignation will become effective until the trustee assumes, or another successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the pooling and servicing agreement.

   If at any time, Wells Fargo, as securities administrator, resigns or is removed as securities administrator pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo will be required to resign as master servicer under the pooling and servicing agreement.

   If at any time, Wells Fargo, as master servicer, resigns or is removed as master servicer pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo will be required to resign as securities administrator under the pooling and servicing agreement.

Master Servicer Events of Default; Waiver; Termination

   Under the terms of the pooling and servicing agreement, each of the following shall constitute a "master servicer event of default" by the master servicer:

   o the failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from the servicers or to make any advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer;

   o the failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer set forth in the pooling and servicing agreement, which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by holders of certificates evidencing at least 25% of the voting rights;

   o a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty days;

   o the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

   o the master servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three business days;

   o except as otherwise set forth in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the trustee, the securities administrator and the depositor; or

   o the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

   By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights represented by the certificates, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any master servicer event of default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

   So long as a master servicer event of default remains uncured, the trustee may, and upon the request of the holders of certificates representing at least a majority of the voting rights shall, by notice in writing to the master servicer terminate the master servicer for cause. Upon the termination of the master servicer, the master servicer shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the master servicer's expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

Eligibility Requirements for Trustee and Securities Administrator;
  Resignation and Removal of Trustee

   The trustee and the securities administrator must each be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee and the securities administrator must each have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee or the securities administrator, as applicable, ceases to be eligible, the trustee or the securities administrator, as applicable, will resign in the manner and with the effect as specified below.

   The trustee or the securities administrator may at any time resign as trustee or the securities administrator, as applicable, by giving written notice of resignation, with respect to the trustee, to the depositor, each servicer and each rating agency and, with respect to the securities administrator, to the depositor, the trustee and each rating agency, not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee or securities administrator, as applicable, meeting the related eligibility requirements of the trustee or the securities administrator, as applicable. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the trustee or the securities administrator ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee or the securities administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or the securities administrator or of their property is appointed, or any public officer takes charge or control of the trustee or the securities administrator or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee, the securities administrator or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee or the securities administrator, then the depositor or any servicer may remove the trustee or the securities administrator, as applicable, and appoint a successor trustee or securities administrator, as applicable.

   The holders of certificates entitled to a majority of the voting rights may, at any time remove the trustee or securities administrator, as applicable, and appoint a successor trustee or securities administrator, as applicable, by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

   Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or securities administrator, as applicable, will become effective upon acceptance of appointment by the successor trustee or securities administrator, as applicable.

Termination; Optional Clean-up Call

   Saxon and Countrywide Servicing, individually, or together, may, at its or their option, purchase all of the mortgage loans and REO properties and terminate the issuing entity on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by applicable servicer or servicers at its or their expense plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (iii) any Swap Termination Payment owed to MSCS. That purchase of the mortgage loans and REO properties would result in the payment on that distribution date of the final distribution on the Offered Certificates. Notwithstanding the foregoing, pursuant to the pooling and servicing agreement Saxon and Countrywide Servicing individually, or all of the servicers together, will be permitted to exercise the option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P, Class R and Class RX certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on any class of debt securities then outstanding that is rated by one or more rating agencies and backed by the Class X and Class P certificates ("Net Interest Margin Securities"), or (ii) (A) prior to that purchase, Saxon and Countrywide Servicing individually, or all of the servicers together, remits to the securities administrator an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

   The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

   The pooling and servicing agreement requires each servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the applicable collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

   In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the trustee and the applicable custodian, as applicable, of a request for release of the mortgage loan files, the trustee and the applicable custodian, as applicable, will be required to promptly release to the applicable servicer or its designee the mortgage loan files and the trustee will execute an instrument of reconveyance.

   Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor, the applicable custodian, the trustee, the master servicer and the securities administrator pursuant to the pooling and servicing agreement and to the extent funds are available for such distribution) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and
(ii) as to the Class R and Class RX certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

   In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians

   The pooling and servicing agreement provides that none of the depositor, the servicers, the securities administrator, the master servicer, the custodians, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicers, the securities administrator, the master servicer, the custodians or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's, the securities administrator's, the master servicer's, a custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

   The depositor, the servicers, the securities administrator, the master servicer, the custodians, the trustee and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or
(ii) incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement, the swap agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, a servicer's, the securities administrator's, the master servicer's, a custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

   None of the depositor, any servicer, the securities administrator, the master servicer, any custodian or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer, the securities administrator, the master servicer, each custodian and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, any servicer, the securities administrator, the master servicer, any custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicers, the securities administrator, the master servicer, the custodians and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

   The pooling and servicing agreement may be amended from time to time by the parties to that agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates. However, any amendment to the pooling and servicing agreement that would otherwise require the consent of holders of the certificates is required to be made as described in the next paragraph.

   The pooling and servicing agreement may be amended from time to time by the parties to that agreement, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding. However, without the consent of the holders of a majority of the certificates then outstanding, no such amendment will change the activities of the issuing entity that would significantly change its permitted activities.

   In addition to the foregoing, any amendment to the pooling and servicing agreement will require the prior written consent of the Swap Provider if such amendment will materially and adversely affect the rights or interests of the Swap Provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

   The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and approximately an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

   Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

   Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

   o the closing date for the Offered Certificates occurs on September 28, 2007;

   o distributions on the certificates are made on the 25th day of each month, commencing in October 2007, in accordance with the priorities described in this prospectus supplement;

   o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

   o  prepayments include 30 days' interest on the related mortgage loan;

   o the optional termination is not exercised (except with respect to the weighted average life to call);

   o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

   o with respect to each adjustable-rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 5.10% and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

   o  One-Month LIBOR remains constant at 5.19%;

   o no delinquencies or defaults in the payment by borrowers of principal of and interest on the mortgage loans are experienced;

   o  no Swap Termination Payments are paid or received by the issuing entity;

   o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

   o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

   o the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this prospectus supplement;

   o the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

   o interest accrues on each class of Offered Certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

   o the assumed mortgage loans have the approximate initial characteristics described below:

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    1   ARM    6MonthLIBOR          0   118,041,872.58      8.405     0.520            479            472         353    6.244
    1   ARM    6MonthLIBOR          0    70,888,565.53      8.992     0.520            360            353         353    6.370
    1   ARM    6MonthLIBOR          0    58,122,508.06      8.975     0.520            479            472         353    6.236
    1   ARM    6MonthLIBOR          0    56,783,363.26      8.636     0.520            359            352         352    6.279
    1   ARM    6MonthLIBOR         60    55,884,025.47      7.530     0.520            360            353         353    6.160
    1   ARM    6MonthLIBOR          0    54,716,045.50      7.731     0.520            598            592         354    6.264
    1   ARM    6MonthLIBOR          0    42,201,682.32      8.795     0.520            360            353         353    6.202
    1   ARM    6MonthLIBOR          0    34,505,262.52      8.636     0.520            480            473         353    6.032
    1   ARM    6MonthLIBOR          0    28,461,483.67      8.207     0.520            479            473         354    5.856
    1   ARM    6MonthLIBOR          0    27,938,061.37      8.734     0.520            360            355         355    7.049
    1   ARM    6MonthLIBOR          0    25,787,499.96      8.866     0.520            359            354         354    6.463
    1   ARM    6MonthLIBOR          0    21,434,165.23      8.867     0.520            480            475         355    5.898
    1   ARM    6MonthLIBOR          0    16,379,009.47      8.121     0.520            597            591         354    6.496
    1   ARM    6MonthLIBOR          0    16,000,768.57      8.317     0.520            598            591         353    6.036
    1   ARM    6MonthLIBOR          0    14,781,840.17      9.107     0.520            359            353         353    6.952
    1   ARM    6MonthLIBOR         60    13,796,056.47      7.739     0.520            360            352         352    6.108
    1   ARM    6MonthLIBOR          0    12,947,011.38      8.366     0.520            479            475         356    6.576
    1   ARM    6MonthLIBOR          0    12,728,566.39      8.120     0.520            598            592         354    6.942
    1   ARM    6MonthLIBOR          0    11,281,634.20      9.379     0.520            359            352         352    6.549
    1   ARM    6MonthLIBOR         60    10,553,651.04      7.058     0.520            360            352         352    5.793
    1   ARM    6MonthLIBOR          0    10,296,444.19      8.587     0.520            359            353         353    6.292
    1   ARM    6MonthLIBOR         60     9,935,659.64      7.854     0.520            360            352         352    6.141
    1   ARM    6MonthLIBOR          0     7,123,910.28      7.625     0.520            598            592         354    6.532
    1   ARM    6MonthLIBOR          0     7,052,849.61      8.810     0.520            360            354         354    6.339
    1   ARM    6MonthLIBOR         60     6,612,816.78      7.759     0.520            360            355         355    5.853
    1   ARM    6MonthLIBOR          0     5,845,398.79      8.321     0.520            594            587         353    6.417
    1   ARM    6MonthLIBOR         60     5,741,973.46      7.735     0.520            360            354         354    6.295
    1   ARM    6MonthLIBOR          0     5,723,256.76      8.233     0.520            598            591         353    7.056
    1   ARM    6MonthLIBOR          0     5,572,946.07      9.299     0.520            478            470         352    6.148
    1   ARM    6MonthLIBOR          0     5,546,466.43      9.354     0.520            359            351         351    6.675
    1   ARM    6MonthLIBOR         60     5,312,654.19      7.428     0.520            360            354         354    6.464
    1   ARM    6MonthLIBOR          0     5,021,292.78      8.409     0.520            480            473         353    6.198
    1   ARM    6MonthLIBOR          0     4,599,826.46      8.069     0.520            480            474         354    6.086
    1   ARM    6MonthLIBOR          0     4,158,470.40      8.835     0.520            480            471         351    6.151
    1   ARM    6MonthLIBOR          0     3,879,078.14      8.527     0.520            479            470         351    6.318
    1   ARM    6MonthLIBOR          0     3,465,078.66      9.130     0.520            359            351         351    6.782
    1   ARM    6MonthLIBOR          0     3,366,643.17      8.232     0.520            360            352         352    6.432
    1   ARM    6MonthLIBOR          0     2,142,043.50      9.292     0.520            360            355         355    6.834
    1   ARM    6MonthLIBOR         60     1,974,693.66      6.837     0.520            360            351         351    6.267
    1   ARM    6MonthLIBOR          0     1,960,347.42      8.757     0.520            479            475         356    5.484
    1   ARM    6MonthLIBOR          0     1,893,369.32      7.494     0.520            600            595         355    6.008
    1   ARM    6MonthLIBOR          0     1,854,335.06      9.107     0.520            480            473         353    6.469
    1   ARM    6MonthLIBOR          0     1,843,207.50      8.184     0.520            599            592         353    6.319
    1   ARM    6MonthLIBOR          0     1,820,345.57      8.443     0.520            480            473         353    5.374
    1   ARM    6MonthLIBOR          0     1,711,930.41      9.599     0.520            360            354         354    6.681
    1   ARM    6MonthLIBOR         60     1,535,379.94      7.337     0.520            360            352         352    5.984
    1   ARM    6MonthLIBOR          0     1,405,035.75      9.038     0.520            360            351         351    5.984
    1   ARM    6MonthLIBOR          0     1,366,497.20      9.279     0.520            360            354         354    6.907
    1   ARM    6MonthLIBOR          0     1,336,587.08      8.856     0.520            479            471         352    6.208
    1   ARM    6MonthLIBOR         60     1,315,649.76      7.710     0.520            360            352         352    6.490
    1   ARM    6MonthLIBOR          0     1,229,935.77      9.432     0.520            360            353         353    6.494

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    1           17            6        8.405   15.393      1.745      1.501
    1           17            6        8.992   15.699      2.166      1.359
    1           17            6        8.975   15.911      1.826      1.477
    1           17            6        8.636   15.590      1.882      1.484
    1           17            6        7.530   14.500      1.854      1.485
    1           18            6        7.731   14.729      1.842      1.502
    1           29            6        8.795   15.762      2.248      1.477
    1           29            6        8.636   15.633      1.761      1.502
    1           30            6        8.207   15.207      1.609      1.506
    1           19            6        8.734   15.316      2.823      1.292
    1           31            6        8.866   15.839      2.225      1.487
    1           31            6        8.866   15.858      1.641      1.496
    1           30            6        8.121   15.121      2.899      1.500
    1           17            6        8.317   15.317      1.684      1.505
    1           18            6        9.107   15.651      2.545      1.284
    1           16            6        7.739   14.636      1.929      1.429
    1           20            6        8.366   14.881      2.464      1.258
    1           18            6        8.120   15.120      2.976      1.500
    1           17            6        9.379   16.207      2.236      1.419
    1           28            6        7.058   14.058      1.939      1.500
    1           30            6        8.587   15.587      1.848      1.500
    1           28            6        7.854   14.679      2.179      1.460
    1           30            6        7.625   14.625      2.256      1.500
    1           18            6        8.810   15.771      1.839      1.480
    1           31            6        7.759   14.703      2.264      1.472
    1           17            6        8.321   15.339      1.834      1.500
    1           18            6        7.735   14.691      1.950      1.478
    1           29            6        8.233   15.233      3.000      1.500
    1           16            6        9.299   16.272      1.855      1.494
    1           28            6        9.354   16.284      2.311      1.477
    1           18            6        7.428   14.074      2.956      1.323
    1           17            6        8.409   15.409      1.767      1.525
    1           30            6        8.069   15.069      1.599      1.500
    1           15            6        8.835   15.741      1.974      1.453
    1           15            6        8.527   15.527      1.942      1.500
    1           28            6        9.130   16.130      2.431      1.500
    1           16            6        8.232   15.163      2.033      1.466
    1           31            6        9.292   16.292      2.143      1.500
    1           15            6        6.837   13.773      2.064      1.468
    1           32            6        8.757   15.757      1.500      1.500
    1           31            6        7.494   14.494      1.500      1.500
    1           29            6        9.107   16.107      1.912      1.500
    1           17            6        8.184   15.184      2.072      1.500
    1           17            6        8.443   15.443      1.592      1.500
    1           18            6        9.599   16.509      2.143      1.455
    1           28            6        7.337   14.337      1.829      1.500
    1           15            6        9.038   16.038      1.747      1.500
    1           18            6        9.279   15.882      2.493      1.301
    1           16            6        8.856   15.856      2.000      1.500
    1           16            6        7.710   14.479      2.232      1.384
    1           29            6        9.432   16.432      2.252      1.500

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    1   ARM    6MonthLIBOR          0     1,200,029.14      8.626     0.520            479            472         353    6.002
    1   ARM    6MonthLIBOR          0     1,093,488.47      8.900     0.520            359            354         354    6.768
    1   ARM    6MonthLIBOR          0     1,091,775.97      7.645     0.520            336            312         312    5.663
    1   ARM    6MonthLIBOR         60     1,037,297.02      7.298     0.520            360            353         353    6.012
    1   ARM    6MonthLIBOR          0     1,035,910.61      8.362     0.520            600            593         353    7.199
    1   ARM    6MonthLIBOR          0       981,316.25     10.166     0.520            360            354         354    7.230
    1   ARM    6MonthLIBOR         60       891,981.20      7.420     0.520            360            352         352    5.314
    1   ARM    6MonthLIBOR          0       855,018.13      8.191     0.520            360            351         351    6.091
    1   ARM    6MonthLIBOR          0       782,713.27      8.651     0.520            600            593         353    6.644
    1   ARM    6MonthLIBOR          0       765,837.16      7.457     0.520            480            476         356    4.312
    1   ARM    6MonthLIBOR          0       746,320.78      8.999     0.520            480            472         352    6.042
    1   ARM    6MonthLIBOR          0       727,748.76      8.370     0.520            480            471         351    6.062
    1   ARM    6MonthLIBOR         60       667,500.00      7.538     0.520            360            355         355    5.922
    1   ARM    6MonthLIBOR          0       647,553.85      9.107     0.520            600            593         353    7.365
    1   ARM    6MonthLIBOR          0       642,999.84     10.123     0.520            358            332         332    5.888
    1   ARM    6MonthLIBOR          0       636,168.22      9.347     0.520            480            467         347    6.918
    1   ARM    6MonthLIBOR         60       627,974.50      7.685     0.520            360            354         354    6.422
    1   ARM    6MonthLIBOR          0       613,020.63      8.457     0.520            600            593         353    7.500
    1   ARM    6MonthLIBOR         36       611,317.59      6.812     0.520            360            340         340    5.841
    1   ARM    6MonthLIBOR          0       582,160.35      9.461     0.520            348            315         315    6.137
    1   ARM    6MonthLIBOR          0       579,803.50      9.657     0.520            360            356         356    7.652
    1   ARM    6MonthLIBOR          0       573,668.01      8.458     0.520            600            594         354    6.515
    1   ARM    6MonthLIBOR          0       558,014.85      7.486     0.520            360            354         354    5.191
    1   ARM    6MonthLIBOR          0       557,135.30      7.382     0.520            356            331         331    5.800
    1   ARM    6MonthLIBOR         60       557,000.00      7.364     0.520            360            356         356    4.198
    1   ARM    6MonthLIBOR          0       525,881.00      9.481     0.520            360            352         352    6.300
    1   ARM    6MonthLIBOR          0       524,089.75      8.589     0.520            479            474         355    5.589
    1   ARM    6MonthLIBOR          0       515,128.48      9.402     0.520            360            356         356    6.980
    1   ARM    6MonthLIBOR         36       498,909.28      6.256     0.520            360            335         335    5.700
    1   ARM    6MonthLIBOR          0       475,453.02      9.362     0.520            360            353         353    6.880
    1   ARM    6MonthLIBOR          0       464,040.65      8.860     0.520            360            353         353    7.934
    1   ARM    6MonthLIBOR         24       462,290.42      9.592     0.520            360            323         323    5.486
    1   ARM    6MonthLIBOR          0       444,243.28      9.250     0.520            480            476         356    5.750
    1   ARM    6MonthLIBOR          0       409,447.80      7.290     0.520            600            592         352    6.625
    1   ARM    6MonthLIBOR         60       400,000.00      7.990     0.520            360            356         356    6.000
    1   ARM    6MonthLIBOR          0       399,832.39      8.619     0.520            480            471         351    5.950
    1   ARM    6MonthLIBOR         36       396,000.00      6.750     0.520            360            354         354    6.050
    1   ARM    6MonthLIBOR          0       361,951.51      9.884     0.520            360            352         352    7.500
    1   ARM    6MonthLIBOR          0       342,745.68      9.762     0.520            360            356         356    6.762
    1   ARM    6MonthLIBOR         60       336,500.00      7.650     0.520            360            350         350    6.300
    1   ARM    6MonthLIBOR          0       319,065.27     10.080     0.520            360            356         356    7.835
    1   ARM    6MonthLIBOR          0       318,081.99      8.500     0.520            600            595         355    5.950
    1   ARM    6MonthLIBOR         60       313,600.00      5.750     0.520            360            350         350    6.150
    1   ARM    6MonthLIBOR          0       307,683.53      8.861     0.520            354            316         316    7.202
    1   ARM    6MonthLIBOR          0       295,217.46      8.518     0.520            480            473         353    6.621
    1   ARM    6MonthLIBOR         60       290,398.58      7.931     0.520            360            356         356    5.740
    1   ARM    6MonthLIBOR        120       288,000.00      6.690     0.520            360            356         356    5.690
    1   ARM    6MonthLIBOR         60       282,000.00      7.421     0.520            360            356         356    4.960
    1   ARM    6MonthLIBOR         36       279,925.41      7.490     0.520            360            323         323    5.300
    1   ARM    6MonthLIBOR          0       276,551.14      9.412     0.520            355            347         347    7.500
    1   ARM    6MonthLIBOR         24       274,575.14      6.950     0.520            360            328         328    5.550

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    1           29            6        8.625   15.625      1.665      1.500
    1           19            6        8.900   15.710      2.397      1.405
    1            6            6        7.111   14.111      1.500      1.500
    1           29            6        7.298   14.298      2.158      1.500
    1           29            6        8.362   15.362      3.000      1.500
    1           30            6       10.166   17.166      2.730      1.500
    1           28            6        7.420   14.420      1.729      1.500
    1           27            6        8.191   15.191      2.000      1.500
    1           17            6        8.651   15.651      2.346      1.500
    1           32            6        7.457   14.196      1.891      1.370
    1           28            6        8.999   15.999      1.830      1.500
    1           15            6        8.370   15.370      2.000      1.500
    1           31            6        7.538   14.538      1.999      1.500
    1           29            6        9.107   16.107      3.000      1.500
    1            4            6        9.008   16.008      1.500      1.500
    1           11            6        9.347   16.347      1.731      1.500
    1           18            6        7.685   14.685      2.655      1.500
    1           29            6        8.457   15.457      3.000      1.500
    1           16            6        6.812   13.812      1.658      1.500
    1            3            6        8.830   15.830      1.500      1.500
    1           20            6        9.657   15.657      3.000      1.000
    1           18            6        8.458   15.458      2.205      1.500
    1           30            6        7.486   14.486      1.806      1.500
    1            5            6        6.826   13.826      1.500      1.500
    1           32            6        7.364   14.364      1.500      1.500
    1           16            6        9.481   16.481      2.000      1.608
    1           31            6        8.589   15.589      1.500      1.500
    1           20            6        9.402   16.072      1.994      1.335
    1           11            6        6.256   13.256      1.500      1.500
    1           29            6        9.362   14.072      2.572      1.500
    1           17            6        8.860   15.860      3.000      1.500
    1            5            6        5.752   12.752      1.500      1.500
    1           32            6        9.250   16.250      1.500      1.500
    1           16            6        7.290   14.290      3.000      1.500
    1           20            6        7.990   13.990      3.000      1.000
    1           27            6        8.619   15.619      2.000      1.500
    1           18            6        6.750   13.750      1.500      1.500
    1           16            6        9.884   16.884      3.000      1.500
    1           20            6        9.762   16.762      1.500      1.500
    1           14            6        7.650   14.650      2.000      1.500
    1           32            6       10.080   16.409      3.000      1.165
    1           31            6        8.500   15.500      1.500      1.500
    1           14            6        5.750   12.750      2.000      1.500
    1            4            6        8.861   15.861      1.188      1.188
    1           29            6        8.518   15.518      3.000      1.500
    1           20            6        7.931   14.496      2.153      1.282
    1           20            6        6.690   12.690      3.000      1.000
    1           32            6        7.421   14.421      1.500      1.500
    1            5            6        5.990   12.990      1.500      1.500
    1           28            6        9.412   16.412      3.000      1.500
    1            4            6        6.950   13.950      1.500      1.500

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    1   ARM    6MonthLIBOR          0       270,054.71     10.250     0.520            358            296         296    7.100
    1   ARM    6MonthLIBOR         60       267,999.64      7.390     0.520            360            356         356    6.390
    1   ARM    6MonthLIBOR          0       263,271.62      8.990     0.520            480            476         356    5.990
    1   ARM    6MonthLIBOR         60       251,200.00      7.450     0.520            360            352         352    6.700
    1   ARM    6MonthLIBOR         24       244,324.12      8.757     0.520            360            334         334    5.982
    1   ARM    6MonthLIBOR          0       239,420.21      8.750     0.520            480            475         355    6.300
    1   ARM    6MonthLIBOR          0       228,586.07      7.900     0.520            600            593         353    7.150
    1   ARM    6MonthLIBOR         60       223,200.00      7.925     0.520            360            347         347    6.300
    1   ARM    6MonthLIBOR          0       220,644.60      9.770     0.520            477            471         354    7.500
    1   ARM    6MonthLIBOR         60       220,000.00      7.315     0.520            360            356         356    4.315
    1   ARM    6MonthLIBOR         36       219,931.07      6.900     0.520            360            334         334    5.550
    1   ARM    6MonthLIBOR          0       215,606.24      8.683     0.520            474            470         356    5.355
    1   ARM    6MonthLIBOR          0       214,313.58      6.125     0.520            360            335         335    5.700
    1   ARM    6MonthLIBOR         36       209,049.29      7.200     0.520            360            348         348    6.050
    1   ARM    6MonthLIBOR         24       207,999.34      7.400     0.520            360            336         336    5.950
    1   ARM    6MonthLIBOR          0       196,513.74      8.800     0.520            360            354         354    6.700
    1   ARM    6MonthLIBOR         60       192,000.00      7.990     0.520            360            354         354    7.240
    1   ARM    6MonthLIBOR         60       189,600.00      7.375     0.520            360            345         345    6.050
    1   ARM    6MonthLIBOR          0       189,453.23     11.454     0.520            341            285         285    6.422
    1   ARM    6MonthLIBOR          0       184,992.11      9.300     0.520            353            324         324    5.800
    1   ARM    6MonthLIBOR         60       172,720.00      8.625     0.520            360            355         355    6.000
    1   ARM    6MonthLIBOR          0       168,431.22      8.500     0.520            480            476         356    5.500
    1   ARM    6MonthLIBOR          0       167,841.08      7.450     0.520            600            594         354    6.700
    1   ARM    6MonthLIBOR          0       158,776.67     10.490     0.520            344            318         318    5.800
    1   ARM    6MonthLIBOR          0       151,830.04      8.000     0.520            597            591         354    7.250
    1   ARM    6MonthLIBOR          0       147,918.16      8.863     0.520            600            594         354    6.300
    1   ARM    6MonthLIBOR          0       142,516.01     12.150     0.520            346            303         303    8.880
    1   ARM    6MonthLIBOR          0       131,584.24     10.290     0.520            360            357         357    6.000
    1   ARM    6MonthLIBOR          0       130,138.17      9.000     0.520            360            355         355    5.500
    1   ARM    6MonthLIBOR          0       127,626.56     10.400     0.520            360            353         353    7.500
    1   ARM    6MonthLIBOR          0       122,149.72     10.050     0.520            332            282         282    6.250
    1   ARM    6MonthLIBOR          0       114,644.17     10.625     0.520            344            317         317    7.375
    1   ARM    6MonthLIBOR          0       113,129.74      7.150     0.520            480            469         349    7.350
    1   ARM    6MonthLIBOR         60       108,699.12      8.940     0.520            360            349         349    7.500
    1   ARM    6MonthLIBOR          0       103,711.89      7.900     0.520            360            356         356    4.900
    1   ARM    6MonthLIBOR          0       102,858.29      9.500     0.520            360            324         324    9.250
    1   ARM    6MonthLIBOR          0        92,646.45      8.990     0.520            360            357         357    7.990
    1   ARM    6MonthLIBOR         24        91,884.47      8.600     0.520            360            337         337    6.150
    1   ARM    6MonthLIBOR          0        91,772.95      9.559     0.520            360            355         355    8.059
    1   ARM    6MonthLIBOR          0        91,526.03     11.140     0.520            359            352         352    7.500
    1   ARM    6MonthLIBOR         24        90,313.06      7.525     0.520            360            349         349    5.900
    1   ARM    6MonthLIBOR          0        90,202.00      9.675     0.520            480            468         348    6.050
    1   ARM    6MonthLIBOR          0        78,322.00      9.290     0.520            480            475         355    6.290
    1   ARM    6MonthLIBOR          0        73,899.43      9.640     0.520            341            285         285    7.350
    1   ARM    6MonthLIBOR          0        62,340.17      6.300     0.520            350            313         313    5.300
    1   ARM    6MonthLIBOR          0        49,782.94     10.190     0.520            357            350         350    7.350
    1   FRM        N/A              0    54,409,846.03      8.623     0.520            360            353         353      N/A
    1   FRM        N/A              0    27,546,664.97      8.146     0.520            359            352         352      N/A
    1   FRM        N/A              0    24,536,425.66      8.558     0.520            360            355         355      N/A
    1   FRM        N/A              0    17,030,764.56      7.965     0.520            479            471         352      N/A
    1   FRM        N/A              0    11,909,142.73      8.474     0.520            479            473         354      N/A

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    1            4            6       10.250   17.250      1.500      1.500
    1           20            6        7.390   13.390      3.000      1.000
    1           32            6        8.990   15.990      1.500      1.500
    1           28            6        7.450   14.450      3.000      1.500
    1            4            6        7.257   14.257      1.500      1.500
    1           31            6        8.750   15.750      1.500      1.500
    1           17            6        7.900   14.900      3.000      1.500
    1           23            6        7.925   14.925      2.000      1.500
    1           30            6        9.770   12.770      3.000      1.500
    1           20            6        7.315   14.315      1.500      1.500
    1           10            6        6.900   13.900      1.500      1.500
    1           20            6        8.683   15.683      1.500      1.500
    1            5            6        6.125   13.125      1.500      1.500
    1           24            6        7.200   14.200      2.000      1.500
    1            6            6        7.400   14.400      1.500      1.500
    1           30            6        8.800   15.800      1.500      1.500
    1           30            6        7.990   12.490      3.000      1.500
    1            9            6        7.375   14.375      1.500      1.500
    1            4            6        8.674   15.674      1.500      1.500
    1            1            6        7.800   14.800      1.500      1.500
    1           31            6        8.625   15.625      1.500      1.500
    1           32            6        8.500   15.500      1.500      1.500
    1           18            6        7.450   14.450      3.000      1.500
    1            4            6        8.990   15.990      1.500      1.500
    1           30            6        8.000   15.000      3.000      1.500
    1           30            6        8.863   15.863      2.000      1.500
    1            5            6        9.150   16.150      1.000      1.000
    1           21            6       10.290   16.290      3.000      1.000
    1           31            6        9.000   16.000      1.500      1.500
    1           29            6       10.400   17.400      3.000      1.500
    1            4            6        7.900   14.900      1.500      1.500
    1            3            6        7.625   13.625      1.000      1.000
    1           13            6        7.150   14.150      2.000      1.500
    1           13            6        8.940   15.940      3.000      1.500
    1           20            6        7.900   14.900      1.500      1.500
    1            6            6        7.000   16.500      1.000      1.000
    1           33            6        8.990   14.990      3.000      1.000
    1            1            6        8.600   15.600      1.500      1.500
    1           31            6        9.559   16.559      1.500      1.500
    1           29            6       11.140   18.140      3.000      1.500
    1           13            6        7.525   14.525      2.000      1.500
    1           24            6        9.675   16.675      1.500      1.500
    1           19            6        9.290   16.290      1.500      1.500
    1            4            6        9.640   16.640      1.500      1.500
    1            5            6        6.300   13.300      1.500      1.500
    1           29            6       10.190   17.190      3.000      1.500
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    1   FRM        N/A              0    10,265,421.78     11.014     0.520            358            350         350      N/A
    1   FRM        N/A              0     9,677,653.84      7.214     0.520            598            592         354      N/A
    1   FRM        N/A              0     7,897,363.01      7.757     0.520            479            472         353      N/A
    1   FRM        N/A              0     7,519,680.92      9.047     0.520            360            352         352      N/A
    1   FRM        N/A              0     6,880,387.94      8.611     0.520            359            354         354      N/A
    1   FRM        N/A              0     5,239,033.78      7.680     0.520            360            351         351      N/A
    1   FRM        N/A              0     5,218,999.91     10.949     0.520            359            352         352      N/A
    1   FRM        N/A              0     4,333,561.17     10.606     0.520            358            351         351      N/A
    1   FRM        N/A              0     4,042,427.03      8.072     0.520            359            355         355      N/A
    1   FRM        N/A              0     3,813,660.31      7.815     0.520            600            594         354      N/A
    1   FRM        N/A              0     3,432,622.33      7.996     0.520            479            475         356      N/A
    1   FRM        N/A              0     3,352,736.78      8.442     0.520            479            474         355      N/A
    1   FRM        N/A              0     2,713,140.96      7.849     0.520            180            170         170      N/A
    1   FRM        N/A              0     2,183,054.83      8.586     0.520            359            344         344      N/A
    1   FRM        N/A              0     2,094,700.87      7.390     0.520            600            594         354      N/A
    1   FRM        N/A              0     1,698,721.06      9.311     0.520            479            472         353      N/A
    1   FRM        N/A              0     1,671,865.95      8.833     0.520            480            475         355      N/A
    1   FRM        N/A              0     1,494,778.62      8.099     0.520            239            226         226      N/A
    1   FRM        N/A              0     1,484,896.26      8.056     0.520            480            474         354      N/A
    1   FRM        N/A              0     1,440,218.53      7.891     0.520            360            345         345      N/A
    1   FRM        N/A              0       990,023.58      8.790     0.520            360            355         355      N/A
    1   FRM        N/A              0       974,528.66      7.252     0.520            600            593         353      N/A
    1   FRM        N/A              0       779,806.67      8.104     0.520            180            172         172      N/A
    1   FRM        N/A              0       739,211.34     11.266     0.520            359            352         173      N/A
    1   FRM        N/A              0       698,673.14     11.888     0.520            359            352         173      N/A
    1   FRM        N/A              0       639,068.93      8.046     0.520            599            593         354      N/A
    1   FRM        N/A              0       635,884.34      8.505     0.520            239            233         233      N/A
    1   FRM        N/A              0       630,463.49      8.429     0.520            480            473         353      N/A
    1   FRM        N/A              0       602,055.45      9.038     0.520            360            355         355      N/A
    1   FRM        N/A              0       550,740.75      8.002     0.520            358            352         352      N/A
    1   FRM        N/A              0       527,943.31      7.431     0.520            300            288         288      N/A
    1   FRM        N/A              0       525,189.78      8.135     0.520            237            227         227      N/A
    1   FRM        N/A              0       500,890.68      8.216     0.520            480            476         356      N/A
    1   FRM        N/A              0       477,102.70      9.391     0.520            480            464         344      N/A
    1   FRM        N/A              0       467,783.92     10.365     0.520            359            349         349      N/A
    1   FRM        N/A              0       417,791.75     12.982     0.520            360            352         172      N/A
    1   FRM        N/A              0       365,774.48      8.909     0.520            360            354         354      N/A
    1   FRM        N/A              0       344,142.96     12.183     0.520            359            349         349      N/A
    1   FRM        N/A              0       327,234.50     11.476     0.520            352            342         342      N/A
    1   FRM        N/A              0       322,723.93      8.590     0.520            480            474         354      N/A
    1   FRM        N/A              0       301,852.59      8.496     0.520            359            349         349      N/A
    1   FRM        N/A              0       300,770.69      8.457     0.520            599            593         354      N/A
    1   FRM        N/A              0       277,677.30      7.990     0.520            480            476         356      N/A
    1   FRM        N/A              0       264,689.42     10.350     0.520            480            472         352      N/A
    1   FRM        N/A              0       246,951.95      8.990     0.520            360            356         356      N/A
    1   FRM        N/A              0       242,307.26      7.750     0.520            360            356         356      N/A
    1   FRM        N/A              0       242,030.02     11.323     0.520            356            345         345      N/A
    1   FRM        N/A              0       232,534.50     11.245     0.520            360            354         354      N/A
    1   FRM        N/A              0       224,805.33      8.768     0.520            360            357         357      N/A
    1   FRM        N/A              0       218,875.82      7.807     0.520            360            356         356      N/A
    1   FRM        N/A              0       218,732.60      8.872     0.520            180            175         175      N/A

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    1   FRM        N/A              0       200,463.55      7.660     0.520            355            347         172      N/A
    1   FRM        N/A              0       199,141.63      8.550     0.520            480            468         348      N/A
    1   FRM        N/A              0       157,054.41      7.050     0.520            480            471         351      N/A
    1   FRM        N/A              0       154,881.70      7.640     0.520            240            236         236      N/A
    1   FRM        N/A              0       153,471.83      8.750     0.520            360            352         352      N/A
    1   FRM        N/A              0       153,416.86      7.250     0.520            600            593         353      N/A
    1   FRM        N/A              0       151,267.52      7.485     0.520            120            102         102      N/A
    1   FRM        N/A              0       137,900.41      6.400     0.520            180            177         177      N/A
    1   FRM        N/A              0       134,853.20      8.990     0.520            480            475         355      N/A
    1   FRM        N/A              0       130,110.03     12.389     0.520            359            347         347      N/A
    1   FRM        N/A              0       128,209.80     10.403     0.520            359            347         347      N/A
    1   FRM        N/A              0       109,474.59      8.750     0.520            300            276         276      N/A
    1   FRM        N/A              0       104,869.40      7.750     0.520            480            476         356      N/A
    1   FRM        N/A              0        99,855.07     10.990     0.520            360            356         356      N/A
    1   FRM        N/A              0        81,156.90     10.646     0.520            360            349         349      N/A
    1   FRM        N/A              0        78,554.24     11.450     0.520            359            348         348      N/A
    1   FRM        N/A              0        71,757.06      6.950     0.520            240            216         216      N/A
    1   FRM        N/A              0        70,263.97      9.152     0.520            240            233         233      N/A
    1   FRM        N/A              0        68,804.83     11.450     0.520            360            352         352      N/A
    1   FRM        N/A              0        68,449.03      9.825     0.520            237            208         208      N/A
    1   FRM        N/A              0        67,879.26      7.750     0.520            360            322         322      N/A
    1   FRM        N/A              0        67,735.90      8.490     0.520            180            174         174      N/A
    1   FRM        N/A              0        65,422.41     12.500     0.520            360            355         175      N/A
    1   FRM        N/A              0        58,847.02     10.950     0.520            360            353         173      N/A
    1   FRM        N/A              0        50,843.96     11.900     0.520            360            350         350      N/A
    1   FRM        N/A              0        50,251.14      9.590     0.520            360            354         354      N/A
    1   FRM        N/A              0        48,767.74      9.800     0.520            240            230         230      N/A
    1   FRM        N/A              0        43,086.09     10.159     0.520            360            355         175      N/A
    1   FRM        N/A              0        41,698.04     11.990     0.520            360            352         172      N/A
    1   FRM        N/A              0        40,667.98     11.300     0.520            180            172         172      N/A
    1   FRM        N/A              0        40,274.74     11.640     0.520            358            350         172      N/A
    1   FRM        N/A              0        37,738.77     13.090     0.520            360            353         173      N/A
    2   ARM    6MonthLIBOR         60    67,607,500.74      7.473     0.520            360            352         352    6.123
    2   ARM    6MonthLIBOR          0    59,204,000.35      7.949     0.520            479            472         353    6.200
    2   ARM    6MonthLIBOR          0    28,660,345.19      7.700     0.520            599            592         353    6.250
    2   ARM    6MonthLIBOR          0    18,363,149.05      8.490     0.520            480            473         353    6.273
    2   ARM    6MonthLIBOR          0    15,556,778.84      7.900     0.520            360            354         354    6.399
    2   ARM    6MonthLIBOR          0    12,946,847.25      8.627     0.520            600            593         353    6.199
    2   ARM    6MonthLIBOR         60    12,862,740.22      7.487     0.520            360            354         354    5.665
    2   ARM    6MonthLIBOR          0    12,010,105.40      8.747     0.520            360            353         353    6.397
    2   ARM    6MonthLIBOR         60    11,418,045.44      8.242     0.520            360            353         353    6.412
    2   ARM    6MonthLIBOR         60    10,475,189.87      7.717     0.520            360            352         352    6.173
    2   ARM    6MonthLIBOR          0     9,945,857.64      8.539     0.520            480            473         353    6.088
    2   ARM    6MonthLIBOR          0     9,571,915.71      8.025     0.520            480            474         354    5.992
    2   ARM    6MonthLIBOR          0     5,843,265.51      8.292     0.520            360            353         353    6.396
    2   ARM    6MonthLIBOR          0     5,711,181.67      8.399     0.520            480            476         356    5.293
    2   ARM    6MonthLIBOR          0     4,770,618.48      9.166     0.520            480            474         354    6.354
    2   ARM    6MonthLIBOR         60     4,162,360.00      8.064     0.520            360            354         354    5.916
    2   ARM    6MonthLIBOR         60     3,669,632.84      7.609     0.520            360            351         351    6.012
    2   ARM    6MonthLIBOR          0     3,590,973.59      8.346     0.520            594            587         353    6.574
    2   ARM    6MonthLIBOR          0     3,179,946.89      7.029     0.520            600            594         354    6.161

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    1          N/A          N/A          N/A      N/A        N/A        N/A
    2           16            6        7.473   14.460      1.766      1.493
    2           17            6        7.949   14.924      1.777      1.499
    2           17            6        7.700   14.700      1.773      1.500
    2           17            6        8.490   15.422      1.885      1.479
    2           18            6        7.900   14.702      2.112      1.401
    2           17            6        8.627   15.627      1.727      1.500
    2           30            6        7.487   14.487      1.686      1.500
    2           17            6        8.747   15.523      2.061      1.406
    2           17            6        8.242   15.151      1.910      1.454
    2           16            6        7.717   14.717      1.935      1.500
    2           29            6        8.539   15.539      1.741      1.500
    2           30            6        8.025   14.974      1.659      1.475
    2           29            6        8.292   15.183      2.200      1.446
    2           32            6        8.399   15.399      1.500      1.500
    2           18            6        9.166   16.166      1.813      1.500
    2           30            6        8.064   15.064      1.830      1.500
    2           27            6        7.609   14.609      1.854      1.500
    2           17            6        8.346   15.346      2.030      1.500
    2           30            6        7.029   14.029      1.757      1.500

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    2   ARM    6MonthLIBOR          0     2,854,552.04      7.256     0.520            480            474         354    6.016
    2   ARM    6MonthLIBOR          0     2,777,719.27      8.102     0.520            597            590         353    6.276
    2   ARM    6MonthLIBOR          0     2,632,334.09      9.897     0.520            360            352         352    6.458
    2   ARM    6MonthLIBOR          0     2,497,793.58      8.003     0.520            360            355         355    5.839
    2   ARM    6MonthLIBOR          0     2,159,970.03      8.256     0.520            360            349         349    6.125
    2   ARM    6MonthLIBOR          0     2,011,115.03      8.481     0.520            359            354         354    6.924
    2   ARM    6MonthLIBOR          0     1,893,495.05      8.025     0.520            360            352         352    6.248
    2   ARM    6MonthLIBOR          0     1,797,894.95      8.296     0.520            360            354         354    6.051
    2   ARM    6MonthLIBOR          0     1,540,159.22      8.395     0.520            598            591         353    6.022
    2   ARM    6MonthLIBOR          0     1,450,402.60      8.249     0.520            600            593         353    7.424
    2   ARM    6MonthLIBOR          0     1,263,888.85      8.411     0.520            480            474         354    6.412
    2   ARM    6MonthLIBOR         60     1,248,437.02      6.969     0.520            360            348         348    6.050
    2   ARM    6MonthLIBOR         60     1,218,149.95      7.075     0.520            360            352         352    6.203
    2   ARM    6MonthLIBOR         60     1,063,200.00      8.412     0.520            360            354         354    7.207
    2   ARM    6MonthLIBOR          0     1,050,113.22      8.613     0.520            600            594         354    7.162
    2   ARM    6MonthLIBOR          0     1,032,745.54      7.839     0.520            480            476         356    4.923
    2   ARM    6MonthLIBOR          0       956,932.36      8.932     0.520            480            476         356    6.975
    2   ARM    6MonthLIBOR         60       937,200.00      7.758     0.520            360            352         352    6.128
    2   ARM    6MonthLIBOR          0       883,538.57      9.444     0.520            480            471         351    5.956
    2   ARM    6MonthLIBOR          0       845,921.04      7.200     0.520            360            354         354    6.050
    2   ARM    6MonthLIBOR          0       747,228.92      9.275     0.520            360            353         353    6.050
    2   ARM    6MonthLIBOR         60       721,548.76      7.500     0.520            360            346         346    6.050
    2   ARM    6MonthLIBOR          0       698,492.82      9.125     0.520            360            356         356    6.125
    2   ARM    6MonthLIBOR        120       680,000.00      5.710     0.520            360            356         356    4.710
    2   ARM    6MonthLIBOR          0       649,020.15      8.297     0.520            474            465         351    6.103
    2   ARM    6MonthLIBOR         60       628,998.93      6.975     0.520            360            347         347    6.050
    2   ARM    6MonthLIBOR         36       593,580.08      5.825     0.520            360            337         337    5.900
    2   ARM    6MonthLIBOR          0       585,217.86      9.990     0.520            477            473         356    6.990
    2   ARM    6MonthLIBOR         60       576,000.00      8.940     0.520            360            356         356    7.490
    2   ARM    6MonthLIBOR          0       516,284.12      8.700     0.520            360            356         356    5.699
    2   ARM    6MonthLIBOR          0       497,992.05      7.250     0.520            600            594         354    6.500
    2   ARM    1MonthLIBOR        120       497,197.15      8.375     0.520            300            274         274    3.000
    2   ARM    6MonthLIBOR         60       489,990.00      7.790     0.520            360            356         356    4.790
    2   ARM    6MonthLIBOR          0       466,554.57      8.040     0.520            480            473         353    7.375
    2   ARM    6MonthLIBOR          0       454,246.80      7.500     0.520            354            329         329    6.550
    2   ARM    6MonthLIBOR         60       424,852.14      8.350     0.520            360            353         353    6.300
    2   ARM    6MonthLIBOR          0       389,677.80      8.535     0.520            480            474         354    6.479
    2   ARM    6MonthLIBOR          0       342,477.34      8.968     0.520            360            355         355    6.452
    2   ARM    6MonthLIBOR          0       338,694.00     10.076     0.520            360            356         356    6.976
    2   ARM    6MonthLIBOR          0       198,750.79     10.048     0.520            360            356         356    7.004
    2   ARM    6MonthLIBOR          0       159,362.62      7.389     0.520            360            342         342    5.936
    2   ARM    6MonthLIBOR          0       143,546.17      8.750     0.520            472            467         355    5.750
    2   ARM    6MonthLIBOR          0       130,336.12      8.500     0.520            480            475         355    5.500
    2   ARM    6MonthLIBOR          0       123,707.19      8.500     0.520            348            296         296    5.250
    2   ARM    6MonthLIBOR          0       119,895.98      9.000     0.520            480            476         356    5.999
    2   ARM    6MonthLIBOR          0       107,876.62      8.100     0.520            480            476         356    5.100
    2   ARM    6MonthLIBOR          0       104,533.00     10.000     0.520            480            476         356    7.000
    2   ARM    6MonthLIBOR          0        70,060.06      8.850     0.520            350            319         319    5.300
    2   ARM    6MonthLIBOR          0        65,284.30      7.950     0.520            480            467         347    6.050
    2   ARM    6MonthLIBOR          0        48,317.32      8.100     0.520            347            307         307    5.300
    2   FRM        N/A              0    11,094,347.85      8.702     0.520            359            355         355      N/A

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    2           30            6        7.256   14.256      1.630      1.500
    2           29            6        8.102   15.102      2.518      1.500
    2           16            6        9.897   16.897      2.065      1.500
    2           31            6        8.003   15.003      2.050      1.500
    2           13            6        8.256   15.063      2.074      1.403
    2           19            6        8.481   15.259      2.615      1.389
    2           16            6        8.025   15.025      2.300      1.500
    2           30            6        8.296   15.296      1.617      1.500
    2           29            6        8.395   15.395      1.857      1.500
    2           17            6        8.249   15.249      3.000      1.500
    2           18            6        8.411   15.005      2.237      1.297
    2           24            6        6.969   13.969      2.000      1.500
    2           16            6        7.075   14.075      2.000      1.500
    2           18            6        8.412   14.999      3.000      1.293
    2           30            6        8.613   15.613      3.000      1.500
    2           32            6        7.839   14.839      1.500      1.500
    2           20            6        8.932   15.410      2.282      1.239
    2           28            6        7.758   14.758      2.517      1.500
    2           15            6        9.444   16.444      2.000      1.500
    2           30            6        7.200   14.200      1.500      1.500
    2           17            6        9.275   16.275      2.000      1.500
    2           22            6        7.500   14.500      2.000      1.500
    2           32            6        9.125   16.125      1.500      1.500
    2           20            6        5.710   11.710      3.000      1.000
    2           15            6        8.297   15.297      2.000      1.500
    2           23            6        6.975   13.975      2.000      1.500
    2           13            6        5.825   12.825      1.500      1.500
    2           20            6        9.990   16.990      1.500      1.500
    2           20            6        8.940   14.940      3.000      1.000
    2           32            6        8.699   15.699      1.500      1.500
    2           18            6        7.250   14.250      3.000      1.500
    2            1            1        5.980   12.980      3.000      3.000
    2           32            6        7.790   14.790      1.500      1.500
    2           17            6        8.040   15.040      3.000      1.500
    2            5            6        6.000   13.000      1.500      1.500
    2           17            6        8.350   15.350      2.000      1.500
    2           18            6        8.535   15.535      1.618      1.500
    2           31            6        8.968   15.968      1.500      1.500
    2           32            6       10.075   17.075      1.500      1.500
    2           20            6       10.048   17.048      1.500      1.500
    2           18            6        7.389   14.389      1.697      1.500
    2           31            6        8.750   15.750      1.500      1.500
    2           31            6        8.500   15.500      1.500      1.500
    2            2            6        7.000   14.000      1.500      1.500
    2           20            6        8.999   15.999      1.500      1.500
    2            2            6        8.100   14.100      1.000      1.000
    2           32            6       10.000   17.000      1.500      1.500
    2            5            6        7.350   14.350      1.500      1.500
    2           23            6        7.950   14.950      2.000      1.500
    2            2            6        8.100   15.100      1.500      1.500
    2          N/A          N/A          N/A      N/A        N/A        N/A

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    2   FRM        N/A              0    10,431,186.04      7.448     0.520            357            350         350      N/A
    2   FRM        N/A              0     7,771,872.24      8.277     0.520            480            476         356      N/A
    2   FRM        N/A             60     7,645,622.96      7.306     0.520            360            350         350      N/A
    2   FRM        N/A              0     6,939,158.46      7.552     0.520            480            473         353      N/A
    2   FRM        N/A              0     5,635,213.13     11.137     0.520            359            352         352      N/A
    2   FRM        N/A              0     5,618,665.78     11.169     0.520            360            353         353      N/A
    2   FRM        N/A              0     5,276,181.18      6.748     0.520            599            592         353      N/A
    2   FRM        N/A              0     4,985,748.34     10.617     0.520            360            353         353      N/A
    2   FRM        N/A              0     3,634,166.00      9.146     0.520            360            356         356      N/A
    2   FRM        N/A             60     3,390,738.73      7.095     0.520            360            352         352      N/A
    2   FRM        N/A              0     3,382,273.43      8.512     0.520            480            472         352      N/A
    2   FRM        N/A              0     2,681,534.14      9.841     0.520            360            356         356      N/A
    2   FRM        N/A             60     2,302,745.10      7.334     0.520            360            350         350      N/A
    2   FRM        N/A              0     2,166,402.72     10.937     0.520            359            353         174      N/A
    2   FRM        N/A              0     2,101,664.18      7.561     0.520            360            356         356      N/A
    2   FRM        N/A              0     1,864,074.40      8.151     0.520            480            476         356      N/A
    2   FRM        N/A              0     1,820,839.13      8.744     0.520            360            355         355      N/A
    2   FRM        N/A              0     1,678,568.75      7.203     0.520            480            467         347      N/A
    2   FRM        N/A              0     1,447,900.19      7.372     0.520            356            351         351      N/A
    2   FRM        N/A              0     1,427,925.90      9.325     0.520            477            472         355      N/A
    2   FRM        N/A              0     1,330,842.24     11.479     0.520            359            353         174      N/A
    2   FRM        N/A              0     1,234,766.48      9.360     0.520            480            476         356      N/A
    2   FRM        N/A              0     1,234,018.88     11.587     0.520            360            353         173      N/A
    2   FRM        N/A             60     1,218,696.25      7.116     0.520            360            356         356      N/A
    2   FRM        N/A              0     1,112,764.19      8.109     0.520            360            356         356      N/A
    2   FRM        N/A            120     1,111,923.45      6.806     0.520            360            355         355      N/A
    2   FRM        N/A              0     1,105,041.09      6.382     0.520            600            592         352      N/A
    2   FRM        N/A              0     1,033,744.03      8.039     0.520            480            476         356      N/A
    2   FRM        N/A              0       797,637.66     12.058     0.520            360            349         349      N/A
    2   FRM        N/A             60       792,686.65      7.520     0.520            360            347         347      N/A
    2   FRM        N/A             60       733,280.51      7.365     0.520            360            353         353      N/A
    2   FRM        N/A             60       698,799.37      6.924     0.520            360            354         354      N/A
    2   FRM        N/A              0       673,114.32      8.969     0.520            180            175         175      N/A
    2   FRM        N/A              0       627,483.99      9.170     0.520            480            476         356      N/A
    2   FRM        N/A             60       619,711.59      7.139     0.520            360            356         356      N/A
    2   FRM        N/A             60       603,000.00      7.250     0.520            360            356         356      N/A
    2   FRM        N/A              0       575,309.98      7.880     0.520            480            476         356      N/A
    2   FRM        N/A              0       517,955.24      7.590     0.520            600            593         353      N/A
    2   FRM        N/A             60       513,981.66      8.750     0.520            360            350         350      N/A
    2   FRM        N/A              0       497,102.13      7.497     0.520            600            592         352      N/A
    2   FRM        N/A              0       493,917.71      8.250     0.520            180            171         171      N/A
    2   FRM        N/A              0       468,426.21      7.490     0.520            480            472         352      N/A
    2   FRM        N/A              0       439,097.52      7.940     0.520            360            357         357      N/A
    2   FRM        N/A              0       426,929.38      6.550     0.520            360            344         344      N/A
    2   FRM        N/A              0       402,899.39      7.275     0.520            240            236         236      N/A
    2   FRM        N/A              0       381,347.71      9.694     0.520            360            355         355      N/A
    2   FRM        N/A              0       376,921.60      8.599     0.520            360            356         356      N/A
    2   FRM        N/A              0       360,657.32      9.586     0.520            358            347         347      N/A
    2   FRM        N/A             60       266,399.71      8.990     0.520            360            354         354      N/A
    2   FRM        N/A              0       178,293.35      7.999     0.520            480            476         356      N/A
    2   FRM        N/A              0       173,430.61      7.448     0.520            357            323         323      N/A

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A

                             Original                    Cut-off
                             Interest      Cut-off         Date     Expense     Original      Remaining      Stated
                               Only          Date         Gross       Fee     Amortization   Amortization   Remaining   Gross
                              Period      Principal      Mortgage    Rate         Term           Term         Term      Margin
Group   Type   Index Name    (Months)    Balance ($)     Rate (%)     (%)       (Months)       (Months)     (Months)     (%)
-----   ----   -----------   --------   --------------   --------   -------   ------------   ------------   ---------   ------
    2   FRM        N/A              0       167,100.15      9.205     0.520            240            224         224      N/A
    2   FRM        N/A             60       164,700.00      8.999     0.520            360            356         356      N/A
    2   FRM        N/A             60       153,000.00      8.899     0.520            360            356         356      N/A
    2   FRM        N/A              0       143,965.33      9.500     0.520            240            235         235      N/A
    2   FRM        N/A              0       131,746.15     12.090     0.520            360            353         353      N/A
    2   FRM        N/A              0       104,291.44      9.850     0.520            360            346         346      N/A
    2   FRM        N/A              0        97,080.56     11.450     0.520            240            216         216      N/A
    2   FRM        N/A              0        91,689.78     10.823     0.520            360            353         173      N/A
    2   FRM        N/A              0        89,939.30      9.830     0.520            480            476         356      N/A
    2   FRM        N/A              0        89,846.57     10.235     0.520            360            351         351      N/A
    2   FRM        N/A              0        73,023.94      9.900     0.520            240            227         227      N/A
    2   FRM        N/A              0        66,757.12      8.500     0.520            240            229         229      N/A
    2   FRM        N/A              0        61,035.51      9.050     0.520            240            235         235      N/A
    2   FRM        N/A              0        51,274.47     10.490     0.520            360            354         174      N/A
    2   FRM        N/A              0        50,070.41      9.750     0.520            480            471         351      N/A
    2   FRM        N/A              0        49,897.80      9.375     0.520            360            356         356      N/A
    2   FRM        N/A              0        48,895.94     11.140     0.520            360            354         174      N/A
    2   FRM        N/A              0        48,308.81     11.690     0.520            360            354         174      N/A
    2   FRM        N/A              0        44,900.54      5.500     0.520            180            141         141      N/A
    2   FRM        N/A              0        37,494.85     10.600     0.520            360            353         353      N/A
    2   FRM        N/A              0        26,751.16     11.840     0.520            360            354         174      N/A
    2   FRM        N/A              0        24,670.91      9.800     0.520            180            166         166      N/A
    2   FRM        N/A              0        21,933.49     11.090     0.520            359            352         173      N/A
    2   FRM        N/A              0        16,562.06     10.250     0.520            360            348         348      N/A

                                                        Current      Next
                        Rate                   Gross    Periodic   Periodic
        Next Rate    Adjustment     Gross       Life      Rate       Rate
        Adjustment   Frequency    Life Floor    Cap       Cap        Cap
Group    (Months)     (Months)       (%)        (%)       (%)        (%)
-----   ----------   ----------   ----------   ------   --------   --------
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A
    2          N/A          N/A          N/A      N/A        N/A        N/A

   While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee or the applicable custodian and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

Defaults

   The yield to maturity of the Offered Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

   The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by one or all of the servicers). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

   Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

   The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

   As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the Six- Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans will not have their initial Adjustment Date until six month, two or three years after their origination. The prepayment experience of the Six-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The Six-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the Six-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans or the 3/27 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The Pass-Through Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

   The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Loan Indices. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Indices (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Indices. It is possible that a decrease in the Loan Indices, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of Offered Certificates were to be higher than the Group I Loan Cap, Group II Loan Cap and WAC Cap, as applicable, the Pass-Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Swap Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

Overcollateralization Provisions

   The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Swap Account will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, until the Subordinated Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

   Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the Offered Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and any Swap Termination Payment (other than a Defaulted Swap Termination Payment) to the Swap Provider. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

   As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

   Each class of Subordinated Certificates provides credit enhancement for certain other classes of Offered Certificates that have a higher payment priority, and each class of Subordinated Certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities (with the Class M-1 certificates having the highest priority, then the Class M-2 certificates, then the Class M-3 certificates, then the Class M-4 certificates, then the Class M-5 certificates, then the Class B-1 certificates, then the Class B-2 certificates and then the Class B-3 certificates) will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

   The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balance of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Subordinated Certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

   For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

   Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Weighted Average Lives of the Offered Certificates

   The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

   For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

   In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

   The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                              SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                              ----------   -----------   ------------   -----------   ----------
 % of prepayment assumption        0%          75%           100%           125%         150%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class A-1                          Class A-2a
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
 Initial Percentage .....     100    100    100    100    100     100    100    100    100    100
 September 2008 .........      99     67     57     46     35      99     51     35     18      2
 September 2009 .........      98     40     24      9      0      98      9      0      0      0
 September 2010 .........      98     19      0      0      0      98      0      0      0      0
 September 2011 .........      97     14      0      0      0      97      0      0      0      0
 September 2012 .........      96     11      0      0      0      96      0      0      0      0
 September 2013 .........      95      9      0      0      0      94      0      0      0      0
 September 2014 .........      94      7      0      0      0      92      0      0      0      0
 September 2015 .........      93      5      0      0      0      90      0      0      0      0
 September 2016 .........      91      4      0      0      0      88      0      0      0      0
 September 2017 .........      90      3      0      0      0      86      0      0      0      0
 September 2018 .........      88      3      0      0      0      83      0      0      0      0
 September 2019 .........      86      2      0      0      0      80      0      0      0      0
 September 2020 .........      84      2      0      0      0      77      0      0      0      0
 September 2021 .........      82      1      0      0      0      73      0      0      0      0
 September 2022 .........      79      1      0      0      0      67      0      0      0      0
 September 2023 .........      76      1      0      0      0      62      0      0      0      0
 September 2024 .........      73      0      0      0      0      57      0      0      0      0
 September 2025 .........      70      0      0      0      0      52      0      0      0      0
 September 2026 .........      66      0      0      0      0      46      0      0      0      0
 September 2027 .........      62      0      0      0      0      39      0      0      0      0
 September 2028 .........      57      0      0      0      0      32      0      0      0      0
 September 2029 .........      52      0      0      0      0      24      0      0      0      0
 September 2030 .........      46      0      0      0      0      15      0      0      0      0
 September 2031 .........      40      0      0      0      0       5      0      0      0      0
 September 2032 .........      33      0      0      0      0       0      0      0      0      0
 September 2033 .........      25      0      0      0      0       0      0      0      0      0
 September 2034 .........      18      0      0      0      0       0      0      0      0      0
 September 2035 .........      16      0      0      0      0       0      0      0      0      0
 September 2036 .........      13      0      0      0      0       0      0      0      0      0
 September 2037 .........       0      0      0      0      0       0      0      0      0      0
  Weighted Average Life
 to Maturity (years)(2) .      20.71   2.42   1.31   1.02   0.83   17.03   1.09   0.80   0.63   0.52
  Weighted Average Life
 to Call (years)(2)(3) ..      20.71   2.31   1.31   1.02   0.83   17.03   1.09   0.80   0.63   0.52

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                        Class A-2b                          Class A-2c
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
  Initial Percentage ....     100    100    100    100    100     100    100    100    100   100
  September 2008 ........     100    100    100    100    100     100    100    100    100   100
  September 2009 ........     100    100     45      0      0     100    100    100     60     0
  September 2010 ........     100     19      0      0      0     100    100      4      0     0
  September 2011 ........     100      0      0      0      0     100     93      4      0     0
  September 2012 ........     100      0      0      0      0     100     74      4      0     0
  September 2013 ........     100      0      0      0      0     100     60      4      0     0
  September 2014 ........     100      0      0      0      0     100     48      4      0     0
  September 2015 ........     100      0      0      0      0     100     39      4      0     0
  September 2016 ........     100      0      0      0      0     100     32      4      0     0
  September 2017 ........     100      0      0      0      0     100     26      4      0     0
  September 2018 ........     100      0      0      0      0     100     21      4      0     0
  September 2019 ........     100      0      0      0      0     100     18      4      0     0
  September 2020 ........     100      0      0      0      0     100     15      4      0     0
  September 2021 ........     100      0      0      0      0     100     12      4      0     0
  September 2022 ........     100      0      0      0      0     100     10      4      0     0
  September 2023 ........     100      0      0      0      0     100      9      4      0     0
  September 2024 ........     100      0      0      0      0     100      8      0      0     0
  September 2025 ........     100      0      0      0      0     100      7      0      0     0
  September 2026 ........     100      0      0      0      0     100      6      0      0     0
  September 2027 ........     100      0      0      0      0     100      5      0      0     0
  September 2028 ........     100      0      0      0      0     100      5      0      0     0
  September 2029 ........     100      0      0      0      0     100      1      0      0     0
  September 2030 ........     100      0      0      0      0     100      0      0      0     0
  September 2031 ........     100      0      0      0      0     100      0      0      0     0
  September 2032 ........      81      0      0      0      0     100      0      0      0     0
  September 2033 ........      39      0      0      0      0     100      0      0      0     0
  September 2034 ........       1      0      0      0      0     100      0      0      0     0
  September 2035 ........       0      0      0      0      0      88      0      0      0     0
  September 2036 ........       0      0      0      0      0      73      0      0      0     0
  September 2037 ........       0      0      0      0      0       0      0      0      0     0
   Weighted Average Life
  to Maturity (years)(2).      25.75   2.77   2.00   1.56   1.26   29.06   8.43   3.25   2.09  1.68
   Weighted Average Life
  to Call (years)(2)(3)..      25.75   2.77   2.00   1.56   1.26   29.06   7.15   2.88   2.09  1.68

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class M-1                           Class M-2
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
Initial Percentage ......     100    100    100    100    100     100    100    100    100    100
September 2008 ..........     100    100    100    100    100     100    100    100    100    100
September 2009 ..........     100    100    100    100     21     100    100    100    100    100
September 2010 ..........     100    100    100     86     21     100    100    100    100    100
September 2011 ..........     100     81    100     86     21     100     81    100     80     60
September 2012 ..........     100     64    100     86     21     100     64     82     48     34
September 2013 ..........     100     51    100     86     21     100     51     55     27     19
September 2014 ..........     100     41    100     86     21     100     41     35     13     10
September 2015 ..........     100     32    100     62     21     100     32     20      8      5
September 2016 ..........     100     26     87     41     17     100     26     12      5      2
September 2017 ..........     100     20     61     28      9     100     20      9      3      0
September 2018 ..........     100     16     43     18      0     100     16      6      2      0
September 2019 ..........     100     13     29     12      0     100     13      5      1      0
September 2020 ..........     100     10     19      1      0     100     10      3      0      0
September 2021 ..........     100      8     12      0      0     100      8      2      0      0
September 2022 ..........     100      6      6      0      0     100      6      2      0      0
September 2023 ..........     100      5      1      0      0     100      5      0      0      0
September 2024 ..........     100      4      0      0      0     100      4      0      0      0
September 2025 ..........     100      3      0      0      0     100      3      0      0      0
September 2026 ..........     100      2      0      0      0     100      2      0      0      0
September 2027 ..........     100      2      0      0      0     100      2      0      0      0
September 2028 ..........     100      1      0      0      0     100      0      0      0      0
September 2029 ..........     100      0      0      0      0     100      0      0      0      0
September 2030 ..........     100      0      0      0      0     100      0      0      0      0
September 2031 ..........     100      0      0      0      0     100      0      0      0      0
September 2032 ..........     100      0      0      0      0     100      0      0      0      0
September 2033 ..........     100      0      0      0      0     100      0      0      0      0
September 2034 ..........      97      0      0      0      0      97      0      0      0      0
September 2035 ..........      86      0      0      0      0      86      0      0      0      0
September 2036 ..........      72      0      0      0      0      72      0      0      0      0
September 2037 ..........       0      0      0      0      0       0      0      0      0      0
 Weighted Average Life
to Maturity (years)(2) ..      29.02   7.37  11.13   8.45   3.56   29.02   7.37   6.86   5.43   4.80
 Weighted Average Life
to Call (years)(2)(3) ...      29.01   6.59   7.41   5.27   2.47   29.01   6.59   6.23   4.90   4.10

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class M-3                           Class M-4
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
Initial Percentage ......     100    100    100    100    100     100    100    100    100    100
September 2008 ..........     100    100    100    100    100     100    100    100    100    100
September 2009 ..........     100    100    100    100    100     100    100    100    100    100
September 2010 ..........     100    100    100    100     54     100    100    100     88     44
September 2011 ..........     100     81    100     39     26     100     81     74     39     26
September 2012 ..........     100     64     42     26     16     100     64     42     26     16
September 2013 ..........     100     51     31     17      9     100     51     31     17      9
September 2014 ..........     100     41     22     12      6     100     41     22     12      6
September 2015 ..........     100     32     16      8      3     100     32     16      8      3
September 2016 ..........     100     26     12      5      2     100     26     12      5      1
September 2017 ..........     100     20      9      3      0     100     20      9      3      0
September 2018 ..........     100     16      6      2      0     100     16      6      2      0
September 2019 ..........     100     13      5      0      0     100     13      5      0      0
September 2020 ..........     100     10      3      0      0     100     10      3      0      0
September 2021 ..........     100      8      2      0      0     100      8      2      0      0
September 2022 ..........     100      6      0      0      0     100      6      0      0      0
September 2023 ..........     100      5      0      0      0     100      5      0      0      0
September 2024 ..........     100      4      0      0      0     100      4      0      0      0
September 2025 ..........     100      3      0      0      0     100      3      0      0      0
September 2026 ..........     100      2      0      0      0     100      2      0      0      0
September 2027 ..........     100      1      0      0      0     100      0      0      0      0
September 2028 ..........     100      0      0      0      0     100      0      0      0      0
September 2029 ..........     100      0      0      0      0     100      0      0      0      0
September 2030 ..........     100      0      0      0      0     100      0      0      0      0
September 2031 ..........     100      0      0      0      0     100      0      0      0      0
September 2032 ..........     100      0      0      0      0     100      0      0      0      0
September 2033 ..........     100      0      0      0      0     100      0      0      0      0
September 2034 ..........      97      0      0      0      0      97      0      0      0      0
September 2035 ..........      86      0      0      0      0      86      0      0      0      0
September 2036 ..........      72      0      0      0      0      72      0      0      0      0
September 2037 ..........       0      0      0      0      0       0      0      0      0      0
 Weighted Average Life
to Maturity (years)(2) ..      29.02   7.36   5.97   4.65   3.83   29.02   7.34   5.77   4.49   3.66
 Weighted Average Life
to Call (years)(2)(3) ...      29.01   6.59   5.40   4.21   3.47   29.01   6.59   5.21   4.05   3.30

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class M-5                           Class B-1
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
Initial Percentage ......     100    100    100    100    100     100    100    100    100    100
September 2008 ..........     100    100    100    100    100     100    100    100    100    100
September 2009 ..........     100    100    100    100    100     100    100    100    100    100
September 2010 ..........     100    100    100     59     44     100    100    100     59     44
September 2011 ..........     100     81     57     39     26     100     81     57     39     26
September 2012 ..........     100     64     42     26     16     100     64     42     26     16
September 2013 ..........     100     51     31     17      9     100     51     31     17      9
September 2014 ..........     100     41     22     12      6     100     41     22     12      6
September 2015 ..........     100     32     16      8      3     100     32     16      8      3
September 2016 ..........     100     26     12      5      0     100     26     12      5      0
September 2017 ..........     100     20      9      3      0     100     20      9      3      0
September 2018 ..........     100     16      6      0      0     100     16      6      0      0
September 2019 ..........     100     13      5      0      0     100     13      5      0      0
September 2020 ..........     100     10      3      0      0     100     10      3      0      0
September 2021 ..........     100      8      0      0      0     100      8      0      0      0
September 2022 ..........     100      6      0      0      0     100      6      0      0      0
September 2023 ..........     100      5      0      0      0     100      5      0      0      0
September 2024 ..........     100      4      0      0      0     100      4      0      0      0
September 2025 ..........     100      3      0      0      0     100      3      0      0      0
September 2026 ..........     100      0      0      0      0     100      0      0      0      0
September 2027 ..........     100      0      0      0      0     100      0      0      0      0
September 2028 ..........     100      0      0      0      0     100      0      0      0      0
September 2029 ..........     100      0      0      0      0     100      0      0      0      0
September 2030 ..........     100      0      0      0      0     100      0      0      0      0
September 2031 ..........     100      0      0      0      0     100      0      0      0      0
September 2032 ..........     100      0      0      0      0     100      0      0      0      0
September 2033 ..........     100      0      0      0      0     100      0      0      0      0
September 2034 ..........      97      0      0      0      0      97      0      0      0      0
September 2035 ..........      86      0      0      0      0      86      0      0      0      0
September 2036 ..........      72      0      0      0      0      72      0      0      0      0
September 2037 ..........       0      0      0      0      0       0      0      0      0      0
 Weighted Average Life
to Maturity (years)(2) ..      29.02   7.33   5.63   4.37   3.54   29.02   7.31   5.58   4.33   3.50
 Weighted Average Life
to Call (years)(2)(3) ...      29.01   6.59   5.08   3.94   3.19   29.01   6.59   5.04   3.91   3.16

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class B-2                           Class B-3
 DISTRIBUTION DATE                  PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
 -----------------                  -------------------                 -------------------
                               I      II    III    IV      V       I      II    III    IV     V
                              ---    ---    ---    ---    ---     ---    ---    ---    ---   ---
Initial Percentage ......     100    100    100    100    100     100    100    100    100    100
September 2008 ..........     100    100    100    100    100     100    100    100    100    100
September 2009 ..........     100    100    100    100    100     100    100    100    100    100
September 2010 ..........     100    100    100     59     44     100    100    100     59     44
September 2011 ..........     100     81     57     39     26     100     81     57     39     26
September 2012 ..........     100     64     42     26     16     100     64     42     26     16
September 2013 ..........     100     51     31     17      9     100     51     31     17      9
September 2014 ..........     100     41     22     12      6     100     41     22     12      6
September 2015 ..........     100     32     16      8      3     100     32     16      8      0
September 2016 ..........     100     26     12      5      0     100     26     12      5      0
September 2017 ..........     100     20      9      3      0     100     20      9      0      0
September 2018 ..........     100     16      6      0      0     100     16      6      0      0
September 2019 ..........     100     13      5      0      0     100     13      5      0      0
September 2020 ..........     100     10      2      0      0     100     10      0      0      0
September 2021 ..........     100      8      0      0      0     100      8      0      0      0
September 2022 ..........     100      6      0      0      0     100      6      0      0      0
September 2023 ..........     100      5      0      0      0     100      5      0      0      0
September 2024 ..........     100      4      0      0      0     100      2      0      0      0
September 2025 ..........     100      0      0      0      0     100      0      0      0      0
September 2026 ..........     100      0      0      0      0     100      0      0      0      0
September 2027 ..........     100      0      0      0      0     100      0      0      0      0
September 2028 ..........     100      0      0      0      0     100      0      0      0      0
September 2029 ..........     100      0      0      0      0     100      0      0      0      0
September 2030 ..........     100      0      0      0      0     100      0      0      0      0
September 2031 ..........     100      0      0      0      0     100      0      0      0      0
September 2032 ..........     100      0      0      0      0     100      0      0      0      0
September 2033 ..........     100      0      0      0      0     100      0      0      0      0
September 2034 ..........      97      0      0      0      0      97      0      0      0      0
September 2035 ..........      86      0      0      0      0      86      0      0      0      0
September 2036 ..........      72      0      0      0      0      72      0      0      0      0
September 2037 ..........       0      0      0      0      0       0      0      0      0      0
 Weighted Average Life
to Maturity (years)(2) ..      29.02   7.30   5.53   4.29   3.46   29.02   7.27   5.49   4.25   3.43
 Weighted Average Life
to Call (years)(2)(3) ...      29.01   6.59   5.01   3.88   3.13   29.01   6.59   4.98   3.86   3.11

------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

   Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR and each Loan Index remains constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Closing Date            -            -            -            -            -            -            -            -            -
10/25/2007          21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
11/25/2007          21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
12/25/2007          21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        22.00        21.04        19.85
5/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.98        19.96
6/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        19.87        19.56        19.56
7/25/2008           21.05        21.00        21.10        21.25        22.00        22.00        24.24        20.47        19.67
8/25/2008           21.05        21.00        21.10        21.25        22.00        21.17        19.27        19.27        19.27
9/25/2008           21.05        21.00        21.10        21.25        21.53        21.91        22.79        24.69        27.08
10/25/2008          21.05        21.00        21.10        21.25        22.02        22.34        23.07        24.64        26.62
11/25/2008          21.05        21.00        21.10        21.25        22.47        22.63        23.00        23.80        24.81
12/25/2008          21.05        21.00        21.10        21.25        22.00        22.00        22.01        22.01        22.01
1/25/2009           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2009           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2009           21.05        21.00        21.10        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2009           21.05        21.00        21.10        21.25        20.77        20.77        20.77        20.77        20.77
5/25/2009           21.05        21.00        21.10        21.25        21.13        21.13        21.13        21.13        21.13
6/25/2009           21.05            -        21.10        21.25        20.60        20.60        20.60        20.60        20.60
7/25/2009           21.05            -        21.10        21.25        20.99        20.99        20.99        20.99        20.99
8/25/2009           21.05            -        21.10        21.25        19.81        19.81        19.81        19.81        19.81
9/25/2009           21.05            -        21.10        21.25        17.76        17.76        17.76        17.76        17.76
10/25/2009          21.05            -        21.10        21.25        18.53        18.53        18.53        18.53        18.53
11/25/2009          21.05            -        21.10        21.25        18.08        18.08        18.08        18.08        18.08
12/25/2009          21.05            -        21.10        21.25        18.66        18.66        18.66        18.66        18.66
1/25/2010           21.05            -        21.10        21.25        18.30        18.30        18.30        18.30        18.30
2/25/2010           21.05            -            -        21.25        21.00        17.96        17.96        17.96        17.96
3/25/2010           21.05            -            -        21.25        50.24        17.08        17.08        17.08        17.08
4/25/2010           21.05            -            -        21.25        25.23        19.07        16.14        16.14        16.14
5/25/2010           21.05            -            -        21.25        22.00        21.91        16.08        16.08        16.08
6/25/2010           21.05            -            -        21.25        22.00        22.03        15.56        15.56        15.56
7/25/2010           21.05            -            -        21.25        22.00        24.16        15.67        15.67        15.67
8/25/2010           21.05            -            -        21.25        22.00        24.63        15.25        15.25        15.25
9/25/2010           21.05            -            -        21.25        22.00        26.90        15.23        15.23        15.23
10/25/2010              -            -            -        21.25        22.00        57.78       106.07       106.07        97.71
11/25/2010              -            -            -        21.25        22.00        22.00        22.00        22.00        30.24
12/25/2010              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
Closing Date            -            -            -
10/25/2007          22.25        22.25        22.25
11/25/2007          22.25        22.25        22.25
12/25/2007          22.25        22.25        22.25
1/25/2008           22.25        22.25        22.25
2/25/2008           22.25        20.67        20.16
3/25/2008           22.25        23.97        24.53
4/25/2008           19.85        19.85        19.85
5/25/2008           19.96        19.96        19.96
6/25/2008           19.56        19.56        19.56
7/25/2008           19.67        19.67        19.67
8/25/2008           19.27        19.27        19.27
9/25/2008           27.80        27.80        27.80
10/25/2008          27.38        27.38        27.38
11/25/2008          25.44        25.44        25.44
12/25/2008          22.26        22.26        22.26
1/25/2009           22.25        22.25        22.25
2/25/2009           22.25        22.25        22.25
3/25/2009           22.25        22.25        22.25
4/25/2009           20.91        20.91        20.91
5/25/2009           21.31        21.31        21.31
6/25/2009           20.75        20.75        20.75
7/25/2009           21.16        21.16        21.16
8/25/2009           19.94        19.94        19.94
9/25/2009           17.84        17.84        17.84
10/25/2009          18.63        18.63        18.63
11/25/2009          18.17        18.17        18.17
12/25/2009          18.78        18.78        18.78
1/25/2010           18.41        18.41        18.41
2/25/2010           18.06        18.06        18.06
3/25/2010           17.14        17.14        17.14
4/25/2010           16.20        16.20        16.20
5/25/2010           16.13        16.13        16.13
6/25/2010           15.61        15.61        15.61
7/25/2010           15.71        15.71        15.71
8/25/2010           15.28        15.28        15.28
9/25/2010           15.25        15.25        15.25
10/25/2010          23.48        23.48        23.48
11/25/2010         107.38       107.38       107.38
12/25/2010          22.25        22.25        22.25
1/25/2011           22.25        22.25        22.25
2/25/2011           22.25        22.25        22.25
3/25/2011           22.25        22.25        22.25
4/25/2011           22.25        22.25        22.25

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
5/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
6/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
7/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
8/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
9/25/2011               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
10/25/2011              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
11/25/2011              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
12/25/2011              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
5/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
6/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
7/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
8/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
9/25/2012               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
10/25/2012              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
11/25/2012              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
12/25/2012              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
5/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
6/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
7/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
8/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
9/25/2013               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
10/25/2013              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
11/25/2013              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
12/25/2013              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
2/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
4/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
5/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
6/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
7/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
8/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
9/25/2014               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
10/25/2014              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
11/25/2014              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
12/25/2014              -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
1/25/2015               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
5/25/2011           22.25        22.25        22.25
6/25/2011           22.25        22.25        22.25
7/25/2011           22.25        22.25        22.25
8/25/2011           22.25        22.25        22.25
9/25/2011           22.25        22.25        22.25
10/25/2011          22.25        22.25        22.25
11/25/2011          22.25        22.25        22.25
12/25/2011          22.25        22.25        22.25
1/25/2012           22.25        22.25        22.25
2/25/2012           22.25        22.25        22.25
3/25/2012           22.25        22.25        22.25
4/25/2012           22.25        22.25        22.25
5/25/2012           22.25        22.25        22.25
6/25/2012           22.25        22.25        22.25
7/25/2012           22.25        22.25        22.25
8/25/2012           22.25        22.25        22.25
9/25/2012           22.25        22.25        22.25
10/25/2012          22.25        22.25        22.25
11/25/2012          22.25        22.25        22.25
12/25/2012          22.25        22.25        22.25
1/25/2013           22.25        22.25        22.25
2/25/2013           22.25        22.25        22.25
3/25/2013           22.25        22.25        22.25
4/25/2013           22.25        22.25        22.25
5/25/2013           22.25        22.25        22.25
6/25/2013           22.25        22.25        22.25
7/25/2013           22.25        22.25        22.25
8/25/2013           22.25        22.25        22.25
9/25/2013           22.25        22.25        22.25
10/25/2013          22.25        22.25        22.25
11/25/2013          22.25        22.25        22.25
12/25/2013          22.25        22.25        22.25
1/25/2014           22.25        22.25        22.25
2/25/2014           22.25        22.25        22.25
3/25/2014           22.25        22.25        22.25
4/25/2014           22.25        22.25        22.25
5/25/2014           22.25        22.25        22.25
6/25/2014           22.25        22.25        22.25
7/25/2014           22.25        22.25        22.25
8/25/2014           22.25        22.25        22.25
9/25/2014           22.25        22.25        22.25
10/25/2014          22.25        22.25        22.25
11/25/2014          22.25        22.25        22.25
12/25/2014          22.25        22.25        22.25
1/25/2015           22.25        22.25        22.25

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
2/25/2015               -            -            -        21.25        22.00        22.00        22.00        22.00        22.00
3/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
4/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
5/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
6/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
7/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
8/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
9/25/2015               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
10/25/2015              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
11/25/2015              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
12/25/2015              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
1/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
2/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
3/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
4/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
5/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
6/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
7/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
8/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
9/25/2016               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
10/25/2016              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
11/25/2016              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
12/25/2016              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
1/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
2/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
3/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
4/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
5/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
6/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
7/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
8/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
9/25/2017               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
10/25/2017              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
11/25/2017              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
12/25/2017              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
1/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
2/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
3/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
4/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
5/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
6/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
7/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
8/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
9/25/2018               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
10/25/2018              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
2/25/2015           22.25        22.25        22.25
3/25/2015           23.38        23.38        23.38
4/25/2015           23.38        23.38        23.38
5/25/2015           23.38        23.38        23.38
6/25/2015           23.38        23.38        23.38
7/25/2015           23.38        23.38        23.38
8/25/2015           23.38        23.38        23.38
9/25/2015           23.38        23.38        23.38
10/25/2015          23.38        23.38        23.38
11/25/2015          23.38        23.38        23.38
12/25/2015          23.38        23.38        23.38
1/25/2016           23.38        23.38        23.38
2/25/2016           23.38        23.38        23.38
3/25/2016           23.38        23.38        23.38
4/25/2016           23.38        23.38        23.38
5/25/2016           23.38        23.38        23.38
6/25/2016           23.38        23.38        23.38
7/25/2016           23.38        23.38        23.38
8/25/2016           23.38        23.38        23.38
9/25/2016           23.38        23.38        23.38
10/25/2016          23.38        23.38        23.38
11/25/2016          23.38        23.38        23.38
12/25/2016          23.38        23.38        23.38
1/25/2017           23.38        23.38        23.38
2/25/2017           23.38        23.38        23.38
3/25/2017           23.38        23.38        23.38
4/25/2017           23.38        23.38        23.38
5/25/2017           23.38        23.38        23.38
6/25/2017           23.38        23.38        23.38
7/25/2017           23.38        23.38        23.38
8/25/2017           23.38        23.38        23.38
9/25/2017           23.38        23.38        23.38
10/25/2017          23.38        23.38        23.38
11/25/2017          23.38        23.38        23.38
12/25/2017          23.38        23.38        23.38
1/25/2018           23.38        23.38        23.38
2/25/2018           23.38        23.38        23.38
3/25/2018           23.38        23.38        23.38
4/25/2018           23.38        23.38        23.38
5/25/2018           23.38        23.38        23.38
6/25/2018           23.38        23.38        23.38
7/25/2018           23.38        23.38        23.38
8/25/2018           23.38        23.38        23.38
9/25/2018           23.38        23.38        23.38
10/25/2018          23.38        23.38        23.38

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
11/25/2018              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
12/25/2018              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
1/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
2/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
3/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
4/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
5/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
6/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
7/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
8/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
9/25/2019               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
10/25/2019              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
11/25/2019              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
12/25/2019              -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
1/25/2020               -            -            -        22.50        23.00        23.00        23.00        23.00        23.00
2/25/2020               -            -            -        22.50        23.00        11.87        11.73        11.73        11.73
3/25/2020               -            -            -        22.50        23.00        15.37        12.53        12.53        12.53
4/25/2020               -            -            -        22.50        23.00        12.69        11.72        11.72        11.72
5/25/2020               -            -            -        22.50        23.00        14.64        12.10        12.10        12.10
6/25/2020               -            -            -        22.50        23.00        13.56        11.71        11.71        11.71
7/25/2020               -            -            -        22.50        23.00        15.57        12.09        12.09        12.09
8/25/2020               -            -            -        22.50        23.00        14.48        11.69        11.69        11.69
9/25/2020               -            -            -        22.50        23.00        14.96        11.69        11.69        11.69
10/25/2020              -            -            -        22.50        23.00        17.05        12.07        12.07        12.07
11/25/2020              -            -            -        22.50        23.00        15.95        11.67        11.67        11.67
12/25/2020              -            -            -        22.50        23.00        18.10        12.05        12.05        12.05
1/25/2021               -            -            -        22.50        23.00        17.00        11.66        11.66        11.66
2/25/2021               -            -            -        22.50        23.00        17.55        11.65        11.65        11.65
3/25/2021               -            -            -        22.50        23.00        23.53        12.89        12.89        12.89
4/25/2021               -            -            -        22.50        23.00        18.69        11.64        11.64        11.64
5/25/2021               -            -            -        22.50        23.00        21.01        12.02        12.02        12.02
6/25/2021               -            -            -        22.50        23.00        19.89        11.63        11.63        11.63
7/25/2021               -            -            -        22.50        23.00        22.28        12.01        12.01        12.01
8/25/2021               -            -            -        22.50        23.00        21.16        11.61        11.61        11.61
9/25/2021               -            -            -        22.50        23.00        21.82        11.61        11.61        11.61
10/25/2021              -            -            -        22.50        23.00        24.33        11.99        11.99        11.99
11/25/2021              -            -            -        22.50        23.00        23.19        11.59        11.59        11.59
12/25/2021              -            -            -        22.50        23.00        25.79        11.97        11.97            -
1/25/2022               -            -            -        22.50        23.00        24.64        11.58        11.58            -
2/25/2022               -            -            -        22.50        23.00        25.42        11.58        11.58            -
3/25/2022               -            -            -        22.50        23.00        32.62        12.81        12.81            -
4/25/2022               -            -            -        22.50        23.00        27.29        11.57        11.57            -
5/25/2022               -            -            -        22.50        23.00        30.14        11.95        11.95            -
6/25/2022               -            -            -        22.50        23.00        28.97        11.56        11.56            -
7/25/2022               -            -            -        22.50        23.00        31.91        11.94        11.94            -

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
11/25/2018          23.38        23.38        23.38
12/25/2018          23.38        23.38        23.38
1/25/2019           23.38        23.38        23.38
2/25/2019           23.38        23.38        23.38
3/25/2019           23.38        23.38        23.38
4/25/2019           23.38        23.38        23.38
5/25/2019           23.38        23.38        23.38
6/25/2019           23.38        23.38        23.38
7/25/2019           23.38        23.38        23.38
8/25/2019           23.38        23.38        23.38
9/25/2019           23.38        23.38        23.38
10/25/2019          23.38        23.38        23.38
11/25/2019          23.38        23.38        23.38
12/25/2019          23.38        23.38        23.38
1/25/2020           23.38        23.38        14.50
2/25/2020           11.73        11.73        11.73
3/25/2020           12.53        12.53        12.53
4/25/2020           11.72        11.72        11.72
5/25/2020           12.10        12.10        12.10
6/25/2020           11.71        11.71        11.71
7/25/2020           12.09        12.09        12.09
8/25/2020           11.69        11.69        11.69
9/25/2020           11.69        11.69            -
10/25/2020          12.07        12.07            -
11/25/2020          11.67        11.67            -
12/25/2020          12.05        12.05            -
1/25/2021           11.66        11.66            -
2/25/2021           11.65        11.65            -
3/25/2021           12.89            -            -
4/25/2021           11.64            -            -
5/25/2021           12.02            -            -
6/25/2021           11.63            -            -
7/25/2021           12.01            -            -
8/25/2021               -            -            -
9/25/2021               -            -            -
10/25/2021              -            -            -
11/25/2021              -            -            -
12/25/2021              -            -            -
1/25/2022               -            -            -
2/25/2022               -            -            -
3/25/2022               -            -            -
4/25/2022               -            -            -
5/25/2022               -            -            -
6/25/2022               -            -            -
7/25/2022               -            -            -

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
8/25/2022               -            -            -        22.50        23.00        30.73        11.55        11.55            -
9/25/2022               -            -            -        22.50        23.00        31.65        11.54        11.54            -
10/25/2022              -            -            -        22.50        23.00        34.76        11.92            -            -
11/25/2022              -            -            -        22.50        23.00        33.56        11.53            -            -
12/25/2022              -            -            -        22.50        23.00        38.34            -            -            -
1/25/2023               -            -            -        22.50        23.00        39.82            -            -            -
2/25/2023               -            -            -        22.50        23.00        44.70            -            -            -

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
8/25/2022               -            -            -
9/25/2022               -            -            -
10/25/2022              -            -            -
11/25/2022              -            -            -
12/25/2022              -            -            -
1/25/2023               -            -            -
2/25/2023               -            -            -

                         Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

               Class A-1    Class A-2a   Class A-2b   Class A-2c   Class M-1    Class M-2    Class M-3    Class M-4    Class M-5
Distribution    Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
3/25/2023               -            -            -        22.50        23.00        61.88            -            -            -
4/25/2023               -            -            -        22.50        23.00        60.11            -            -            -
5/25/2023               -            -            -        22.50        23.00        78.07            -            -            -
6/25/2023               -            -            -        22.50        23.00        94.66            -            -            -
7/25/2023               -            -            -        22.50        23.00       144.05            -            -            -
8/25/2023               -            -            -        22.50        23.00       241.94            -            -            -
9/25/2023               -            -            -        22.50        23.00       *                 -            -            -
10/25/2023              -            -            -        22.50        23.00            -            -            -            -
11/25/2023              -            -            -        22.50            -            -            -            -            -
12/25/2023              -            -            -        22.50            -            -            -            -            -
1/25/2024               -            -            -        22.50            -            -            -            -            -
2/25/2024               -            -            -        22.50            -            -            -            -            -
3/25/2024               -            -            -        22.50            -            -            -            -            -
4/25/2024               -            -            -        22.50            -            -            -            -            -
5/25/2024               -            -            -        22.50            -            -            -            -            -
6/25/2024               -            -            -        22.50            -            -            -            -            -
7/25/2024               -            -            -        22.50            -            -            -            -            -
8/25/2024               -            -            -            -            -            -            -            -            -

               Class B-1    Class B-2    Class B-3
Distribution    Cap (%)      Cap (%)      Cap (%)
    Date       Actual/360   Actual/360   Actual/360
------------   ----------   ----------   ----------
3/25/2023               -            -            -
4/25/2023               -            -            -
5/25/2023               -            -            -
6/25/2023               -            -            -
7/25/2023               -            -            -
8/25/2023               -            -            -
9/25/2023               -            -            -
10/25/2023              -            -            -
11/25/2023              -            -            -
12/25/2023              -            -            -
1/25/2024               -            -            -
2/25/2024               -            -            -
3/25/2024               -            -            -
4/25/2024               -            -            -
5/25/2024               -            -            -
6/25/2024               -            -            -
7/25/2024               -            -            -
8/25/2024               -            -            -

------------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance.

(2) Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20% and the Loan Index of 20% and that the optional clean-up call is not exercised.

* On the distribution date in September 2023, the Class M-2 certificates have a beginning balance of approximately $47,542 and is paid approximately $52,661 in interest.

Final Scheduled Distribution Date

   The "Final Scheduled Distribution Date" for each class of Offered Certificates is the distribution date occurring in July 2037.

   The Final Scheduled Distribution Dates for all classes have been calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

   Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

   The discussion in this section and in the section "Material Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

   The pooling and servicing agreement provides that the issuing entity (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Account, the interest rate swap agreement, the interest rate cap agreement and the right of each class of Offered Certificates to receive Basis Risk CarryForward Amounts), will comprise multiple REMICs organized in a tiered REMIC structure (each a "Trust REMIC"). Each class of Offered Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in a Trust REMIC. The Class R and Class RX certificates, collectively, will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

   Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

   A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests (each, a "Regular Interest") in a Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a "Basis Risk Contract"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. The Regular Interest component of an Offered Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Group I Loan Cap or

Group II Loan Cap, as applicable, or the WAC Cap, in each case computed for this purpose without regard to any Swap Termination Payment, (ii) Basis Risk CarryForward Amounts will be payable from both the Excess Reserve Fund Account and the Swap Account, and (iii) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable from Available Funds will be treated as being distributed first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

   A holder of an Offered Certificate must allocate its purchase price for Offered Certificate between its components - the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

   Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax Consequences--Sale or Exchange."

   Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

   The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

   Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Offered Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

   As indicated above, holders of the Offered Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

   Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

   In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Offered Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Offered Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Offered Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

   Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of such Offered Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

   Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

   A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Offered Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Withholding and Backup Withholding

   Pursuant to the pooling and servicing agreement (i) the securities administrator shall deliver or cause to be delivered the federal taxpayer identification number of the issuing entity on an IRS Form W-9 of the issuing entity to the Swap Provider and the Cap Provider on the closing date and, if requested by the Swap Provider or Cap Provider, an applicable IRS Form W-8IMY,
(ii) the securities administrator shall request each certificateholder of record appearing on the applicable certificate register, as required under the pooling and servicing agreement, to provide applicable certification to the securities administrator (with copies to the Swap Provider and the Cap Provider) to enable the securities administrator to make payments to the certificateholder without federal withholding or backup withholding, and (iii) as authorized by the certificateholders under the pooling and servicing agreement, the securities administrator may forward any such certification received to the Swap Provider and the Cap Provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Provider or Cap Provider to the issuing entity. For an additional discussion of withholding and backup withholding on the certificates, see "Material Federal Income Tax Consequences--Administrative Matters" and "--Tax Treatment of Foreign Investors" in the prospectus.

   Pursuant to each of the interest rate swap agreement and interest rate cap agreement, the Swap Provider or Cap Provider, as applicable, will provide an IRS Form W-9 to the issuing entity on the closing date and thereafter prior to the expiration or obsolescence of such form. Under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the issuing entity to the Swap Provider or Cap Provider.

                              STATE AND LOCAL TAXES

   The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated, the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity. The Exemption has been amended to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

         (A) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (B) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

         (C) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the underwriter;

         (D) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the related servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection with its services; and

         (E) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, the underwriter, the Swap Provider, the Cap Provider, the trustee, the master servicer, any servicer, the securities administrator, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the "Restricted Group").

   As of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity.

   Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

   The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

   The ERISA Eligible Certificates may be purchased by a Plan so long as certain conditions are met. Prior to termination of the Swap Account, a Plan which meets the requirements of an investor-based class exemption may purchase the ERISA Eligible Certificates.

   The holder of an ERISA Eligible Certificate will be deemed to have acquired and be holding the ERISA Eligible Certificate without the right to receive payments from the Swap Account and, separately, the right to receive payments from the Swap Account. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Swap Account. In addition, while the Swap Account is in existence, it is possible that not all of the requirements necessary for the Exemption to apply to the acquisition, holding and transfer of ERISA Eligible Certificates will be satisfied. To the extent that the Exemption might not be available, an investor in the ERISA Eligible Certificates would have to rely on other exemptions that may apply to its purchase and holding of the ERISA Eligible Certificates.

   Accordingly, no Plan or other person using assets of a Plan may acquire or hold an ERISA Eligible Certificate and the right to receive payments from the Swap Account unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) while the Swap Account is in existence, such acquisition and holding are eligible for the exemptive relief available under at least one of Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions").

   Each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest in that certificate, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) for so long as the Swap Account is in existence, the acquisition and holding of such Certificate and the right to receive payments from the Swap Account are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

   Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

   If any ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA Eligible Certificate, or interest in an ERISA Eligible Certificate, was effected in violation of this requirement will be required to indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the securities administrator and any servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

   Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") and, as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered Certificates are subject to significant interpretive uncertainties.

   No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

   See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

   The securities administrator will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the issuing entity, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Morgan Stanley ABS Capital I Inc. Trust 2007-HE7" as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the securities administrator or the depositor, as applicable, the compliance statements, assessments of compliance and attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

   In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P and Moody's:

                            Class     S&P    Moody's
                            -----     ---    -------
                             A-1       AAA     Aaa
                             A-2a      AAA     Aaa
                             A-2b      AAA     Aaa
                             A-2c      AAA     Aaa
                             M-1       AA+     Aa1
                             M-2       AA      Aa2
                             M-3       A+       A1
                             M-4        A       A2
                             M-5       A-       A3
                             B-1      BBB+     Baa1
                             B-2       BBB     Baa2
                             B-3      BBB-     Baa3

   A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

   The following terms have the meanings given below when used in this prospectus supplement.

   "Accredited" has the meaning set forth in "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

   "Accredited Assignment Agreement" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

   "Accredited Agreements" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

   "Accrued Certificate Interest" means, for each class of Offered Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the master servicer, the securities administrator, the custodians and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicers on or prior to the related Determination Date, after deduction of the aggregate servicing fee in respect of prior distribution dates and the other components of the Expense Fee Rate for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicers to the securities administrator, in respect of net prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

   "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

   "Basis Risk CarryForward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Basis Risk Contract" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

   "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Cap Provider" has the meaning set forth in "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   "Class A" means, collectively, the Class A-1, Class A-2a, Class A-2b and Class A-2c certificates.

   "Class A Certificate Group" means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

   "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows:

           (1) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

           (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

    "Class A Principal Distribution Amount" with respect to any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 21.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

   "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), and (G) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 66.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), and (H) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 71.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (I) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 76.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

    "Class Certificate Balance" means, with respect to any class of Offered Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on that distribution date (up to the amount of the Unpaid Realized Loss Amount for such class or classes for that distribution date).

   "Class M" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates.

   "Class M-1 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Class M-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 24.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class M-2 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1 and Class M-2 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Class M-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 42.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class M-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 45.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class M-3 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1, Class M-2 and Class M-3 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Class M-4 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 58.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

   "Class M-4 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1, Class M-2, Class M-3 and Class M-4 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Class M-5 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (F) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 62.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,803,994.

    "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

   "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

   "Countrywide Servicing" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

   "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

   "Cumulative Loss Trigger Event" with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described below with respect to such distribution date:


  Distribution Date Occurring In                                   Cumulative Loss Percentage
-----------------------------------       ------------------------------------------------------------------------------
October 2009 through September 2010       2.800% for the first month, plus an additional 1/12th of 3.500% for each month thereafter (e.g., 4.550% in April 2010)

October 2010 through September 2011       6.300% for the first month, plus an additional 1/12th of 3.700% for each month thereafter (e.g., 8.150% in April 2011)

October 2011 through September 2012       10.000% for the first month, plus an additional 1/12th of 2.350% for each month thereafter (e.g., 11.175% in April 2012)

October 2012 through September 2013       12.350% for the first month, plus an additional 1/12th of 0.650% for each month thereafter (e.g., 12.675% in April 2013)

October 2013 through September 2014       13.000% for the first month, plus an additional 1/12th of 0.100% for each month thereafter (e.g., 13.050% in April 2014)

October 2014 and thereafter               13.100%


   "DBNTC" has the meaning set forth in "The Trustee" in this prospectus supplement.

   "DBRS" means DBRS Limited and DBRS, Inc.

   "Decision One" has the meaning set forth in "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

   "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Delinquency Loss Trigger Event" means (1) with respect to any distribution date until the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of each related Due Period, equals or exceeds (z) 20.43% of the prior period's Senior Enhancement Percentage, (2) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of each related Due Period, equals or exceeds (z) 21.27% of the prior period's Class M-1 Enhancement Percentage, (3) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates and the aggregate Class Certificate Balance of the Class M-1 certificates have been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of each related Due Period, equals or exceeds (z) 27.68% of the prior period's Class M-2 Enhancement Percentage, (4) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates, the aggregate Class Certificate Balance of the Class M-1 certificates and the aggregate Class Certificate Balance of the Class M-2 certificates have been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of each related Due Period, equals or exceeds (z) 29.25% of the prior period's Class M-3 Enhancement Percentage and (5) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates, the aggregate Class Certificate Balance of the Class M-1 certificates, the aggregate Class Certificate Balance of the Class M-2 certificates and the aggregate Class Certificate Balance of the Class M3 certificates have been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of each related Due Period, equals or exceeds (z) 38.09% of the prior period's Class M-4 Enhancement Percentage.

   "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

   "Determination Date" means, with respect to each distribution date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the case of Countrywide Servicing and Wells Fargo, and the 15th day (or if that day is not a business day, the immediately preceding business day) in the case of Saxon, of the calendar month in which that distribution date occurs.

   "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

   "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Euroclear Operator" has the meaning set forth in "Description of the Certificates--Book Entry Registration" in this prospectus supplement.

   "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the master servicing fee rate. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

   "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

   "Final Scheduled Distribution Date" has the meaning set forth in "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

   "First NLC" has the meaning set forth in "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

   "Financial Institution" means, (i) MSCS or any of its affiliates with their respective obligations guaranteed by Morgan Stanley or (ii) a bank, broker/dealer, insurance company, structured investment vehicle, or derivative product company or a subsidiary of any such entity.

   "First Tier Downgrade Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "First Tier Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's and, (y) solely if a counterparty is a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, either (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P.

   "Fitch" means Fitch, Inc.

   "Gross Margin" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Group I Class A Certificates" means the Class A-1 certificates.

   "Group I Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Group II Class A Certificates" means the Class A-2a, Class A-2b and Class A-2c certificates, collectively.

   "Group II Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

   "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date, inclusive.

   "Interest Rate Cap Payments" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

   "Interest Remittance Amount" means, with respect to any distribution date and the mortgage loans in a loan group, the portion of Available Funds attributable to interest received or advanced on the mortgage loans in that loan group, net of any fees payable to the servicers and the master servicer, and net of any Net Swap Payments and any Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider from Available Funds attributable to that loan group with respect to such distribution date.

   "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "IRS" means the Internal Revenue Service.

   "ISDA Credit Support" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "LIBOR Determination Date" means, with respect to any Interest Accrual Period for the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

   "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

   "Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   "Maximum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Moody's" means Moody's Investors Service, Inc.

   "MSCS" means Morgan Stanley Capital Services Inc.

   "MSMCH" means Morgan Stanley Mortgage Capital Holdings LLC.

   "MSMCH Representations Agreement" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "NC Sellers" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

   "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

   "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "New Century" has the meaning set forth in "The Mortgage Loan Pool--New Century" in this prospectus supplement.

   "New Century Financial" means New Century Financial Corporation.

   "New Century Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--New Century" in this prospectus supplement.

   "Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

   "OID" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Regular Interests" in this prospectus supplement.

   "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

   "P&I Advances" means advances made by the related servicer (including the master servicer or the trustee as successor servicer or any other successor servicer including the trustee if it is the successor master servicer) on each Servicer Remittance Date with respect to delinquent payments of interest and/or principal on the mortgage loans, less the servicing fee.

   "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Periodic Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Plans" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Prepayment Interest Excesses" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Prepayment Period" means, with respect to any distribution date (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, or (ii) the calendar month prior to that distribution date, with respect to any partial principal prepayments or any involuntary principal prepayments in the case of Wells Fargo.

   "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

   "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that distribution date; (v) all Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

   "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

   "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

   "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the calendar month immediately preceding the related distribution date.

   "Reference Banks" means leading banks selected by the securities administrator, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

   "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

   "Regulation AB" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

   "Replacement Swap Provider Payment" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Reuters Page LIBOR01" means the display page currently so designated on the Reuters Xtra 3000 Service (or any other page as may replace that display page on that service or any successor service for the purpose of displaying comparable rates or prices).

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

   "Saxon" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

   "Second Tier Downgrade Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Second Tier Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's and (y) (i) if a counterparty is a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least "A-2" (or if no Short-Term Rating, a Long-Term Rating of at least "BBB+") by S&P or (ii) if a counterparty is not a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least "A-1" (or if no Short-Term Rating, a Long-Term Rating of at least "A+") by S&P.

   "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Senior Specified Enhancement Percentage" on any date of determination is approximately 78.30%.

   "Servicer Remittance Date" will be the second business day immediately preceding each distribution date with respect to Countrywide Servicing, the 21st day (or if such day is a Saturday, then it shall be the first business day immediately preceding that day, or if such day is a Sunday or otherwise not a business day, then it shall be the immediately following business day) of the month of each related distribution date with respect to Saxon or the third business day immediately preceding each distribution date with respect to Wells Fargo,.

   "SMMEA" has the meaning set forth in "Legal Investment " in this prospectus supplement.

   "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 11.80% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 23.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject, until the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the mortgage loans, but instead will remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists . When the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

   "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

   "Stepdown Date" means the later to occur of (i) the earlier to occur of (a) the distribution date in October 2010 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

   "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subordinated Certificates" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates.

   "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Substitute Mortgage Loan" means a mortgage loan substituted by MSMCH or Accredited, as applicable, for a mortgage loan that is in breach of MSMCH's or Accredited's, as applicable, representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by MSMCH or Accredited, as applicable.

   "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Swap Account" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Swap Payment Allocation" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Swap Payment Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Swap Provider" has the meaning set forth in "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicers on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicers for the related Servicer Remittance Date, net of the aggregate servicing fee and the expenses used to determine the Expense Fee Rate, over (y) the sum of (a) the amounts paid to the classes of certificates pursuant to clause (i) in the ninth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement, (b) any Net Swap Payments to the Swap Provider and (c) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from Available Funds.

   "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

   "Trust REMIC" has the meaning set forth in "Federal Income Tax
Considerations--General" in this prospectus supplement.

   "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

   "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

   "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Wells Fargo" has the meaning set forth in "The Master Servicer" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

   1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

   2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

   3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

   4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and
            qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
            Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not
            acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
            provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

   5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its own tax advisors to determine which of these forms it should provide.

   All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

   In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                  (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (iii) can be treated as an "exempt recipient" within the
            meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

   This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                           INTEREST RATE SWAP SCHEDULE

               Distribution            Notional             `
                   Dates              Amount ($)        Multiplier
               ------------         -------------       ----------
               9/25/2008            86,730,814.86          10
               10/25/2008           83,050,229.44          10
               11/25/2008           79,533,717.58          10
               12/25/2008           76,176,540.39          10
               1/25/2009            72,814,169.04          10
               2/25/2009            67,212,870.75          10
               3/25/2009            56,063,703.48          10
               4/25/2009            53,467,100.65          10
               5/25/2009            50,829,455.63          10
               6/25/2009            48,493,320.35          10
               7/25/2009            46,329,287.56          10
               8/25/2009            41,839,907.84          10
               9/25/2009            31,683,231.59          10
               10/25/2009           30,118,378.51          10
               11/25/2009           28,481,033.21          10
               12/25/2009           27,108,767.78          10
               1/25/2010            25,822,147.06          10
               2/25/2010            23,164,379.26          10
               3/25/2010            16,389,899.62          10
               4/25/2010            14,873,499.83          10
               5/25/2010            13,593,434.01          10
               6/25/2010            12,908,062.12          10
               7/25/2010            12,316,671.58          10
               8/25/2010            11,703,512.64          10
               9/25/2010            10,208,766.32          10
               10/25/2010            9,099,965.17          10
               11/25/2010            8,287,719.79          10
               12/25/2010            7,948,178.85          10
               1/25/2011             7,608,561.66          10
               2/25/2011             7,255,471.48          10
               3/25/2011             6,399,094.96          10
               4/25/2011             5,767,860.35          10
               5/25/2011             5,302,493.48          10
               6/25/2011             5,102,778.17          10
               7/25/2011             4,940,018.00          10
               8/25/2011             4,782,531.33          10
               9/25/2011             4,629,814.61          10
               10/25/2011            4,481,720.57          10
               11/25/2011            4,338,136.50          10
               12/25/2011            4,198,935.50          10
               1/25/2012             4,063,809.90          10
               2/25/2012             3,932,841.24          10
               3/25/2012             3,805,947.70          10
               4/25/2012             3,682,984.71          10
               5/25/2012 and
               therefafter                 -                -

                                    ANNEX III

                           INTEREST RATE CAP SCHEDULE

             Distribution Dates   Notional Amount ($)   Multiplier
             ------------------   -------------------   ----------
                 10/25/2007         137,350,300.82          10
                 11/25/2007         131,636,543.68          10
                 12/25/2007         126,514,658.25          10
                 1/25/2008          121,531,383.68          10
                 2/25/2008          116,674,880.96          10
                 3/25/2008          111,954,982.00          10
                 4/25/2008          107,381,177.25          10
                 5/25/2008          102,980,614.06          10
                 6/25/2008           98,714,751.73          10
                 7/25/2008           94,582,862.13          10
                 8/25/2008           90,591,356.11          10
                 9/25/2008 and
                 thereafter                 -               -


                                      III-1

                                    ANNEX IV

                              MORTGAGE LOAN TABLES

                            Aggregate Mortgage Loans

                                   Originator

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                        Originator                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
New Century ...........................................      4,652   $  987,639,028       63.28%      8.304%         351      84.44%
Accredited ............................................      1,240      239,517,280       15.35       8.679          354      78.72
First NLC .............................................      1,239      224,322,872       14.37       8.349          347      81.96
Decision One ..........................................        539      108,543,541        6.95       8.324          355      78.37
MILA ..................................................          2          334,680        0.02      10.112          320      85.74
WMC ...................................................          3          326,828        0.02       8.497          345      78.67
Wilmington ............................................          1          114,644        0.01      10.625          333     100.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                            Aggregate Mortgage Loans

                                  Product Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Product Type                        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed - 10 Year .......................................          3   $      151,268        0.01%      7.485%         102      75.23%
Fixed - 15 Year .......................................         50        5,194,588        0.33       8.099          172      75.41
Fixed - 20 Year .......................................         45        4,081,834        0.26       8.343          229      77.59
Fixed - 25 Year .......................................          4          637,418        0.04       7.658          286      87.88
Fixed - 30 Year .......................................      1,939      213,831,862       13.70       8.913          353      82.42
Balloon - 15/30 .......................................        132        7,363,324        0.47      11.330          173      98.13
Balloon - 30/40 .......................................        348       78,869,486        5.05       8.180          354      82.22
Balloon - 30/50 .......................................         98       25,050,080        1.60       7.237          353      82.82
ARM - 6 Month Balloon 30/40 ...........................          1          107,877        0.01       8.100          356      80.00
ARM - 2 Year/6 Month Balloon 30/40 ....................      1,153      300,323,581       19.24       8.477          353      83.08
ARM - 2 Year/6 Month Balloon 30/50 ....................        477      140,442,804        9.00       7.966          353      85.65
ARM - 3 Year/6 Month Balloon 30/40 ....................        528      127,732,912        8.18       8.467          354      79.99
ARM - 3 Year/6 Month Balloon 30/50 ....................        167       42,581,800        2.73       7.995          354      83.32
ARM - 2 Year/6 Month ..................................      1,375      243,315,760       15.59       8.807          353      81.97
ARM - 3 Year/6 Month ..................................        627      108,057,621        6.92       8.802          353      81.29
Interest Only ARM - 2 Year/6 Month - 24 mo. IO term ...          8        1,371,387        0.09       8.379          331      83.79
Interest Only ARM - 2 Year/6 Month - 36 mo. IO term ...          1          396,000        0.03       6.750          354      80.00
Interest Only ARM - 3 Year/6 Month - 36 mo. IO term ...          9        2,412,713        0.15       6.575          336      84.14
Interest Only Fixed - 30 Year - 60 mo. IO term ........         62       19,103,363        1.22       7.339          351      84.91
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term ...        479      179,562,763       11.50       7.586          352      83.78
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term ...        165       57,633,313        3.69       7.540          353      83.87
Interest Only Fixed - 30 Year - 120 mo. IO term .......          2        1,111,923        0.07       6.806          355      78.05
Interest Only ARM - 1 Month - 120 mo. IO term .........          1          497,197        0.03       8.375          274      85.00
Interest Only ARM - 2 Year/6 Month - 120 mo. IO term ..          2          968,000        0.06       6.002          356      67.23
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========


                            Aggregate Mortgage Loans

                          Range of Gross Interest Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Range of Gross Interest Rates (%)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
5.000 - 5.999 .........................................         48   $   11,939,975        0.76%      5.737%         344      77.18%
6.000 - 6.999 .........................................        696      211,805,326       13.57       6.667          351      79.20
7.000 - 7.999 .........................................      1,678      455,574,847       29.19       7.579          352      81.36
8.000 - 8.999 .........................................      2,048      455,544,147       29.19       8.536          352      83.02
9.000 - 9.999 .........................................      1,733      278,660,670       17.85       9.508          352      84.84
10.000 - 10.999 .......................................        832      103,976,392        6.66      10.458          348      86.44
11.000 - 11.999 .......................................        435       33,192,674        2.13      11.425          334      91.33
12.000 - 12.999 .......................................        177        9,034,768        0.58      12.286          332      95.00
13.000 - 13.999 .......................................         28        1,052,207        0.07      13.331          274      99.21
14.000 - 14.999 .......................................          1           17,867        0.00      14.760          346     100.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: 5.250%
                  Maximum: 14.760%
                  Weighted Average: 8.370%

                            Aggregate Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
      Range of Cut-off Date Principal Balances ($)         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1 - 25,000 ............................................        221   $    4,534,857        0.29%     10.783%         337      99.71%
25,001 - 50,000 .......................................        415       15,837,780        1.01      10.787          322      94.63
50,001 - 75,000 .......................................        716       45,104,728        2.89       9.919          336      83.85
75,001 - 100,000 ......................................        794       69,982,470        4.48       9.325          344      81.59
100,001 - 125,000 .....................................        801       89,953,708        5.76       8.987          349      81.06
125,001 - 150,000 .....................................        693       95,255,150        6.10       8.800          351      80.77
150,001 - 175,000 .....................................        561       91,044,866        5.83       8.637          351      80.88
175,001 - 200,000 .....................................        503       94,251,510        6.04       8.573          353      81.23
200,001 - 225,000 .....................................        435       92,509,667        5.93       8.348          353      82.15
225,001 - 250,000 .....................................        336       79,576,957        5.10       8.202          353      81.32
250,001 - 275,000 .....................................        304       79,762,994        5.11       8.267          352      83.01
275,001 - 300,000 .....................................        234       67,269,133        4.31       8.320          353      81.78
300,001 - 325,000 .....................................        216       67,499,012        4.32       8.151          353      84.08
325,001 - 350,000 .....................................        177       59,624,695        3.82       8.194          353      82.98
350,001 - 375,000 .....................................        207       75,001,747        4.81       8.048          353      82.76
375,001 - 400,000 .....................................        175       67,767,348        4.34       7.942          353      83.33
400,001 - 425,000 .....................................        123       50,878,582        3.26       7.924          353      82.94
425,001 - 450,000 .....................................        157       68,713,777        4.40       7.909          352      84.07
450,001 - 475,000 .....................................        115       53,174,393        3.41       7.896          353      84.88
475,001 - 500,000 .....................................        114       55,798,195        3.57       7.913          353      82.56
500,001 - 750,000 .....................................        335      196,216,523       12.57       7.942          353      84.74
750,001 - 1,000,000 ...................................         34       28,870,168        1.85       7.675          352      83.15
1,000,001 or more .....................................         10       12,170,614        0.78       7.432          351      77.68
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: $10,422
                  Maximum: $1,440,000
                  Average:  $203,335

                            Aggregate Mortgage Loans

                              Stated Original Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
               Stated Original Term (months)               Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
120 ...................................................          3   $      151,268        0.01%      7.485%         102      75.23%
180 ...................................................        182       12,557,912        0.80       9.994          173      88.73
240 ...................................................         45        4,081,834        0.26       8.343          229      77.59
300 ...................................................          5        1,134,615        0.07       7.972          281      86.62
360 ...................................................      7,441    1,542,873,244       98.85       8.357          353      82.75
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: 120 months
                  Maximum: 360 months
                  Weighted Average: 358 months

                            Aggregate Mortgage Loans

                         Range of Stated Remaining Terms

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Stated Remaining Terms (months)           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
85 - 96 ...............................................          1   $       53,044        0.00%      6.100%          96      80.00%
97 - 108 ..............................................          1           48,146        0.00       9.100           97      65.00
109 - 120 .............................................          1           50,078        0.00       7.400          114      80.00
121 - 132 .............................................          1           42,370        0.00       7.150          132      80.00
133 - 144 .............................................          2          105,027        0.01       6.353          142      45.39
145 - 156 .............................................          3          381,038        0.02       6.920          154      62.48
157 - 168 .............................................          4          237,575        0.02       7.981          162      77.65
169 - 180 .............................................        172       11,791,902        0.76      10.176          174      90.22
193 - 204 .............................................          1           97,055        0.01       6.000          201      69.03
205 - 216 .............................................          7          508,988        0.03       8.030          212      83.12
217 - 228 .............................................          5          438,952        0.03       8.765          222      85.06
229 - 240 .............................................         32        3,036,840        0.19       8.409          234      75.85
265 - 276 .............................................          3          685,369        0.04       8.386          273      82.83
289 - 300 .............................................          3          719,301        0.05       8.433          294      87.74
301 - 312 .............................................          8          745,807        0.05       9.036          308      75.61
313 - 324 .............................................         18        2,516,717        0.16       8.010          322      76.08
325 - 336 .............................................         79       10,907,405        0.70       7.653          334      82.84
337 - 348 .............................................        532       89,945,223        5.76       8.292          345      84.61
349 - 360 .............................................      6,803    1,438,488,038       92.16       8.366          354      82.65
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: 96 months
                  Maximum: 357 months
                  Weighted Average: 351 months

                            Aggregate Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Combined Original LTV Ratios (%)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
15.01 - 20.00 .........................................          4   $      217,634        0.01%      9.905%         314      18.42%
20.01 - 25.00 .........................................          8          636,119        0.04       8.911          355      23.45
25.01 - 30.00 .........................................          7          904,303        0.06       8.051          355      27.86
30.01 - 35.00 .........................................         15        1,781,696        0.11       8.214          345      33.74
35.01 - 40.00 .........................................         28        3,564,307        0.23       8.498          344      38.20
40.01 - 45.00 .........................................         53        7,759,160        0.50       8.092          348      42.59
45.01 - 50.00 .........................................         68       11,141,461        0.71       8.012          354      48.12
50.01 - 55.00 .........................................         96       17,381,927        1.11       7.859          350      52.67
55.01 - 60.00 .........................................        132       24,047,682        1.54       8.059          348      57.97
60.01 - 65.00 .........................................        175       34,403,843        2.20       7.899          350      63.00
65.01 - 70.00 .........................................        295       56,329,632        3.61       8.378          353      68.78
70.01 - 75.00 .........................................        527      114,398,646        7.33       8.198          353      74.03
75.01 - 80.00 .........................................      2,171      496,757,281       31.83       7.970          352      79.75
80.01 - 85.00 .........................................        941      207,026,194       13.26       8.536          352      84.44
85.01 - 90.00 .........................................      1,404      310,930,815       19.92       8.593          353      89.64
90.01 - 95.00 .........................................        724      198,537,807       12.72       8.357          351      94.81
95.01 - 100.00 ........................................      1,028       74,980,367        4.80      10.432          336      99.92
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: 15.15%
                  Maximum: 100.00%
                  Weighted Average: 82.78%

                            Aggregate Mortgage Loans

                             Range of Gross Margins

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
              Range of Gross Margins (%)                   Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
3.500 or less .........................................         15        3,797,063        0.24       7.388          345      78.60
3.501 - 4.000 .........................................         22        4,751,897        0.30       7.369          355      77.52
4.001 - 4.500 .........................................         52       12,912,607        0.83       7.636          356      74.40
4.501 - 5.000 .........................................        144       34,984,552        2.24       8.206          355      79.14
5.001 - 5.500 .........................................        195       41,717,165        2.67       8.467          354      79.93
5.501 - 6.000 .........................................        893      239,025,456       15.31       7.902          352      83.26
6.001 - 6.500 .........................................      2,321      587,441,830       37.64       8.221          353      84.23
6.501 - 7.000 .........................................        536      121,846,675        7.81       8.718          354      80.96
7.001 - 7.500 .........................................        597      117,578,460        7.53       8.981          353      80.61
7.501 - 8.000 .........................................        200       38,761,196        2.48       9.145          355      81.61
8.001 - 8.500 .........................................         10        1,821,917        0.12       9.276          353      77.41
8.501 - 9.000 .........................................          3          395,277        0.03      10.943          342      82.17
9.001 - 9.500 .........................................          1          102,858        0.01       9.500          324      84.00
9.501 - 10.000 ........................................          3          216,786        0.01      12.582          355      58.30
10.000 or more ........................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 2.250%
                  Maximum: 10.499%
                  Non-Zero Weighted Average: 6.259%

                            Aggregate Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Range of Minimum Mortgage Rates (%)            Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
5.001 - 5.500 .........................................          5        1,512,888        0.10       5.441          346      83.04
5.501 - 6.000 .........................................         41       11,837,640        0.76       6.173          346      77.66
6.001 - 6.500 .........................................        121       39,339,335        2.52       6.335          352      77.34
6.501 - 7.000 .........................................        358      115,123,793        7.38       6.835          352      81.10
7.001 - 7.500 .........................................        474      143,100,548        9.17       7.303          353      80.93
7.501 - 8.000 .........................................        810      228,662,172       14.65       7.804          353      82.35
8.001 - 8.500 .........................................        700      180,441,176       11.56       8.312          353      82.99
8.501 - 9.000 .........................................        831      191,349,294       12.26       8.788          354      83.67
9.001 - 9.500 .........................................        571      112,656,715        7.22       9.297          353      85.00
9.501 - 10.000 ........................................        547      101,159,587        6.48       9.792          353      85.43
10.001 -10.500 ........................................        258       41,601,634        2.67      10.273          353      84.95
10.501 - 11.000 .......................................        173       26,791,932        1.72      10.760          353      85.06
11.001 - 11.500 .......................................         55        6,826,260        0.44      11.238          353      84.74
11.501 - 12.000 .......................................         34        3,876,533        0.25      11.768          353      78.96
12.001 - 12.500 .......................................         11          895,075        0.06      12.200          351      73.97
12.501 - 13.000 .......................................          3          179,157        0.01      12.872          354      77.63
13.501 - 14.000 .......................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 5.250%
                  Maximum: 13.999%
                  Non-Zero Weighted Average: 8.304%

                            Aggregate Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Range of Maximum Mortgage Rates (%)            Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
12.500 or less ........................................         24        7,645,373        0.49       6.209          354      75.61
12.501 - 13.000 .......................................         59       16,394,608        1.05       6.481          349      78.90
13.001 - 13.500 .......................................        145       43,476,710        2.79       6.532          353      77.16
13.501 - 14.000 .......................................        396      124,335,755        7.97       6.956          353      80.58
14.001 - 14.500 .......................................        484      144,014,536        9.23       7.368          353      81.22
14.501 - 15.000 .......................................        828      231,611,290       14.84       7.879          353      82.70
15.001 - 15.500 .......................................        697      177,721,165       11.39       8.344          353      83.25
15.501 - 16.000 .......................................        808      181,944,393       11.66       8.831          353      84.03
16.001 - 16.500 .......................................        554      110,467,926        7.08       9.342          353      85.00
16.501 - 17.000 .......................................        501       93,896,142        6.02       9.815          353      85.31
17.001 - 17.500 .......................................        236       37,453,135        2.40      10.298          352      84.74
17.501 - 18.000 .......................................        168       25,950,892        1.66      10.779          353      84.86
18.001 - 18.500 .......................................         49        6,058,948        0.39      11.244          353      85.23
18.501 - 19.000 .......................................         29        3,308,636        0.21      11.764          352      79.28
19.001 - 19.500 .......................................         11          895,075        0.06      12.200          351      73.97
19.501 - 20.000 .......................................          3          179,157        0.01      12.872          354      77.63
20.501 - 21.000 .......................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 11.490%
                  Maximum: 20.999%
                  Non-Zero Weighted Average: 15.231%

                            Aggregate Mortgage Loans

                              Initial Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Initial Periodic Cap (%)                  Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
1.000 .................................................         19        3,034,036        0.19       9.187          353      81.86
1.500 .................................................      2,333      600,175,142       38.45       8.237          354      82.13
2.000 .................................................      1,393      337,483,893       21.62       8.423          351      85.25
3.000 .................................................      1,248      264,710,656       16.96       8.326          354      81.24
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 3.000%
                  Non-Zero Weighted Average: 1.968%

                            Aggregate Mortgage Loans

                             Subsequent Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
               Subsequent Periodic Cap (%)                 Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
1.000 .................................................        420       86,656,624        5.55       8.413          356      79.85
1.500 .................................................      4,529    1,108,849,535       71.04       8.299          353      83.02
2.000 .................................................         43        9,400,371        0.60       8.746          352      84.87
3.000 .................................................          1          497,197        0.03       8.375          274      85.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 3.000%
                  Non-Zero Weighted Average: 1.469%

                            Aggregate Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Months to Next Rate Adjustment                 Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,683   $  355,395,146       22.77%      8.570%         345      82.70%
1 .....................................................         11        2,765,042        0.18       7.364          325      80.24
2 .....................................................         12        1,472,895        0.09       7.989          334      80.81
3 .....................................................          6        1,146,893        0.07       9.149          336      86.80
4 .....................................................         18        2,771,300        0.18       9.619          326      85.68
5 .....................................................         24        4,654,636        0.30       8.239          335      76.35
6 .....................................................         11        1,523,177        0.10       7.037          336      88.41
7 .....................................................         15        3,732,711        0.24       8.382          343      81.00
8 .....................................................         29        6,427,898        0.41       9.089          344      80.43
9 .....................................................         21        6,269,569        0.40       7.948          345      86.91
10 ....................................................         17        3,394,719        0.22       8.959          345      87.80
11 ....................................................         27        7,076,560        0.45       7.934          346      86.06
12 ....................................................         55       11,960,672        0.77       8.353          347      84.48
13 ....................................................         73       16,933,431        1.08       8.492          348      87.85
14 ....................................................        134       30,377,790        1.95       8.415          349      87.13
15 ....................................................        211       50,281,482        3.22       8.333          351      85.60
16 ....................................................        449      118,961,766        7.62       8.385          352      85.17
17 ....................................................        567      137,281,676        8.80       8.331          353      83.35
18 ....................................................      1,083      295,883,373       18.96       8.150          354      82.95
19 ....................................................        339       79,430,349        5.09       8.207          355      82.60
20 ....................................................        297       65,292,774        4.18       8.458          356      79.29
21 ....................................................        132       26,129,618        1.67       8.502          357      78.55
22 ....................................................         31        7,429,325        0.48       8.140          346      86.75
23 ....................................................         26        5,941,077        0.38       7.254          347      82.46
24 ....................................................         26        6,250,449        0.40       8.421          348      87.86
25 ....................................................          4          650,754        0.04       9.420          349      90.36


                            Aggregate Mortgage Loans

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
           Months to Next Rate Adjustment                  Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
26 ....................................................         25        5,784,806        0.37       8.361          350      89.23
27 ....................................................         81       20,018,795        1.28       8.254          351      85.94
28 ....................................................        100       23,463,128        1.50       8.545          352      85.71
29 ....................................................        139       27,717,081        1.78       8.296          353      81.42
30 ....................................................        382       89,342,973        5.72       8.159          354      81.78
31 ....................................................        267       55,695,291        3.57       8.431          355      78.40
32 ....................................................        375       88,425,470        5.67       8.628          356      79.52
33 ....................................................          6          916,245        0.06       9.233          357      79.02
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1 month
                  Maximum: 33 months
                  Non-Zero Weighted Average: 20 months

                            Aggregate Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
    Geographic Distribution of Mortgaged Properties        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
California ............................................      1,269   $  438,639,017       28.10%      7.901%         352      82.38%
Florida ...............................................        825      158,200,744       10.14       8.602          351      81.48
New York ..............................................        284       88,003,027        5.64       7.969          352      82.73
Texas .................................................        791       81,315,377        5.21       8.823          342      82.37
Illinois ..............................................        405       77,063,074        4.94       8.664          351      83.77
New Jersey ............................................        284       74,686,694        4.79       8.491          353      81.72
Arizona ...............................................        295       54,972,885        3.52       8.185          351      82.76
Massachusetts .........................................        193       51,923,475        3.33       8.135          351      81.27
Maryland ..............................................        202       51,690,852        3.31       8.271          354      82.18
Nevada ................................................        163       41,181,813        2.64       8.355          351      83.56
Pennsylvania ..........................................        259       35,438,918        2.27       8.769          352      83.96
Washington ............................................        163       34,694,767        2.22       8.386          354      82.83
Virginia ..............................................        167       33,980,186        2.18       8.490          353      82.93
Georgia ...............................................        204       31,749,932        2.03       8.770          349      85.69
Michigan ..............................................        259       27,626,834        1.77       9.417          350      85.17
Other .................................................      1,913      279,631,279       17.92       8.739          352      83.85
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Number of States/District of Columbia Represented: 51

                            Aggregate Mortgage Loans

                                    Occupancy

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Occupancy                           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Primary ...............................................      6,858   $1,410,740,248       90.39%      8.312%         351      82.58%
Investment ............................................        680      118,796,673        7.61       9.023          352      84.69
Second Home ...........................................        138       31,261,952        2.00       8.516          352      84.77
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                                  Property Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                    Property Type                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Single Family Residence ...............................      5,878   $1,138,379,785       72.94%      8.364%         351      82.57%
Planned Unit Development ..............................        801      180,551,816       11.57       8.392          352      84.05
2-4 Family ............................................        545      153,287,948        9.82       8.285          351      82.26
Condominium ...........................................        452       88,579,324        5.68       8.547          352      83.91
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========


                            Aggregate Mortgage Loans

                                  Loan Purpose

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Loan Purpose                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Refinance - Cashout ...................................      4,083   $  880,253,174       56.40%      8.352%         352      81.31%
Purchase ..............................................      2,580      458,271,817       29.36       8.532          350      85.10
Refinance - Rate Term .................................      1,013      222,273,882       14.24       8.106          351      83.84
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                               Documentation Level

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Documentation Level                       Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Full Documentation ....................................      4,600   $  827,277,133       53.00%      8.180%         351      82.68%
Stated Documentation ..................................      2,964      710,693,315       45.53       8.605          351      82.95
Limited Documentation .................................         71       14,191,775        0.91       8.123          349      85.06
No Documentation ......................................         41        8,636,651        0.55       7.660          350      75.26
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========


                            Aggregate Mortgage Loans

                             Range of Credit Scores

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Range of Credit Scores                    Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
500 - 524 .............................................        528   $   83,470,876        5.35%      9.470%         352      75.39%
525 - 549 .............................................        599      101,786,600        6.52       9.118          351      77.48
550 - 574 .............................................        785      140,680,510        9.01       8.883          353      80.29
575 - 599 .............................................        885      174,217,064       11.16       8.668          352      82.28
600 - 624 .............................................      1,505      285,284,269       18.28       8.244          351      84.10
625 - 649 .............................................      1,297      279,084,939       17.88       8.240          352      85.29
650 - 674 .............................................      1,028      235,628,103       15.10       8.052          351      84.56
675 - 699 .............................................        505      128,081,708        8.21       7.896          350      83.20
700 - 724 .............................................        281       70,014,394        4.49       7.786          350      83.07
725 - 749 .............................................        132       33,110,456        2.12       7.558          350      83.37
750 - 774 .............................................         86       18,739,648        1.20       7.661          351      84.40
775 - 799 .............................................         37        9,839,111        0.63       8.077          353      81.01
800 or more ...........................................          8          861,196        0.06       7.739          353      76.45
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Minimum: 500
                  Maximum: 817
                  Weighted Average: 622

                            Aggregate Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Original Prepayment Penalty Term (months)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................      2,463   $  443,664,663       28.43%      8.722%         350      82.95%
6 .....................................................          7        1,717,951        0.11       9.514          356      82.80
12 ....................................................        348      110,806,395        7.10       8.173          353      81.84
18 ....................................................          3        1,196,170        0.08       8.529          356      88.50
24 ....................................................      2,670      615,311,004       39.42       8.177          353      83.63
30 ....................................................          6        1,232,516        0.08       9.613          354      85.85
36 ....................................................      1,929      349,285,925       22.38       8.285          349      81.77
42 ....................................................          2          228,191        0.01       8.300          356      70.97
60 ....................................................        248       37,356,057        2.39       8.644          351      78.99
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 6 months
                  Maximum: 60 months
                  Non-Zero Weighted Average: 28 months

                                  Lien Position

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Lien Position                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1st Lien ..............................................      6,765   $1,514,059,085       97.01%      8.287%         352      82.26%
2nd Lien ..............................................        911       46,739,788        2.99      11.047          324      99.84
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========


                            Aggregate Mortgage Loans

                           Original Interest Only Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate      Aggregate    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
          Original Interest Only Term (months)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................      6,947   $1,297,742,214       83.15%      8.537%         351      82.58%
24 ....................................................          8        1,371,387        0.09       8.379          331      83.79
36 ....................................................         10        2,808,713        0.18       6.599          339      83.56
60 ....................................................        706      256,299,439       16.42       7.558          352      83.89
120 ...................................................          5        2,577,121        0.17       6.807          340      75.33
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      7,676   $1,560,798,873      100.00%      8.370%         351      82.78%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                                   Originator

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                        Originator                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
New Century ...........................................      3,798   $  661,703,222       60.08%      8.438%         351      83.87%
First NLC .............................................      1,069      184,730,354       16.77       8.356          350      81.29
Accredited ............................................        917      166,368,676       15.11       8.746          354      78.51
Decision One ..........................................        498       87,832,784        7.97       8.478          355      78.14
MILA ..................................................          2          334,680        0.03      10.112          320      85.74
WMC ...................................................          3          326,828        0.03       8.497          345      78.67
Wilmington ............................................          1          114,644        0.01      10.625          333     100.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                                  Product Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Product Type                        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed - 10 Year .......................................          3   $      151,268        0.01%      7.485%         102      75.23%
Fixed - 15 Year .......................................         40        3,957,985        0.36       7.951          171      75.53
Fixed - 20 Year .......................................         36        3,069,972        0.28       8.229          229      79.67
Fixed - 25 Year .......................................          4          637,418        0.06       7.658          286      87.88
Fixed - 30 Year .......................................      1,543      159,881,973       14.52       8.818          353      81.63
Balloon - 15/30 .......................................         47        2,343,207        0.21      11.504          173      95.12
Balloon - 30/40 .......................................        249       51,547,579        4.68       8.198          353      81.77
Balloon - 30/50 .......................................         81       17,653,800        1.60       7.418          354      82.25
ARM - 2 Year/6 Month Balloon 30/40 ....................        967      212,671,087       19.31       8.598          353      82.52
ARM - 2 Year/6 Month Balloon 30/50 ....................        387       93,296,243        8.47       7.940          353      84.95
ARM - 3 Year/6 Month Balloon 30/40 ....................        466       98,172,960        8.91       8.547          354      79.83
ARM - 3 Year/6 Month Balloon 30/50 ....................        150       34,033,861        3.09       8.039          354      83.51
ARM - 2 Year/6 Month ..................................      1,270      205,409,651       18.65       8.882          353      81.75
ARM - 3 Year/6 Month ..................................        593       95,017,435        8.63       8.873          353      81.17
Interest Only ARM - 2 Year/6 Month - 24 mo. IO term ...          8        1,371,387        0.12       8.379          331      83.79
Interest Only ARM - 2 Year/6 Month - 36 mo. IO term ...          1          396,000        0.04       6.750          354      80.00
Interest Only ARM - 3 Year/6 Month - 36 mo. IO term ...          8        1,819,133        0.17       6.819          336      80.60
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term ...        316       86,779,825        7.88       7.557          353      83.32
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term ...        118       32,912,406        2.99       7.510          353      83.40
Interest Only ARM - 2 Year/6 Month - 120 mo. IO term ..          1          288,000        0.03       6.690          356      80.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                          Range of Gross Interest Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Range of Gross Interest Rates (%)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
5.000 - 5.999 .........................................         39   $    8,512,813        0.77%      5.737%         342      77.31%
6.000 - 6.999 .........................................        514      124,953,561       11.34       6.681          351      78.34
7.000 - 7.999 .........................................      1,352      304,523,232       27.65       7.591          352      80.45
8.000 - 8.999 .........................................      1,722      325,572,506       29.56       8.554          352      82.45
9.000 - 9.999 .........................................      1,505      227,274,731       20.63       9.510          353      84.43
10.000 - 10.999 .......................................        671       79,945,979        7.26      10.459          351      84.82
11.000 - 11.999 .......................................        323       23,992,276        2.18      11.425          344      88.53
12.000 - 12.999 .......................................        139        5,956,254        0.54      12.284          337      92.65
13.000 - 13.999 .......................................         22          661,967        0.06      13.383          275      98.75
14.000 - 14.999 .......................................          1           17,867        0.00      14.760          346     100.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Minimum: 5.250%
                  Maximum: 14.760%
                  Weighted Average: 8.475%

                             Group I Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
       Range of Cut-off Date Principal Balances ($)        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1 - 25,000 ............................................        192   $    3,950,572        0.36%     10.807%         344      99.73%
25,001 - 50,000 .......................................        353       13,468,368        1.22      10.804          332      94.73
50,001 - 75,000 .......................................        599       37,861,089        3.44       9.905          342      83.48
75,001 - 100,000 ......................................        647       56,871,776        5.16       9.128          347      79.81
100,001 - 125,000 .....................................        690       77,563,797        7.04       8.844          351      80.06
125,001 - 150,000 .....................................        624       85,783,247        7.79       8.740          352      80.28
150,001 - 175,000 .....................................        519       84,339,339        7.66       8.592          352      80.49
175,001 - 200,000 .....................................        467       87,469,986        7.94       8.563          353      81.19
200,001 - 225,000 .....................................        415       88,250,867        8.01       8.352          353      82.18
225,001 - 250,000 .....................................        326       77,202,727        7.01       8.221          353      81.39
250,001 - 275,000 .....................................        292       76,582,055        6.95       8.284          352      83.08
275,001 - 300,000 .....................................        223       64,105,449        5.82       8.357          353      82.31
300,001 - 325,000 .....................................        209       65,273,945        5.93       8.176          353      84.08
325,001 - 350,000 .....................................        173       58,269,448        5.29       8.181          353      83.06
350,001 - 375,000 .....................................        205       74,282,472        6.74       8.044          353      82.67
375,001 - 400,000 .....................................        173       67,000,568        6.08       7.949          353      83.20
400,001 - 425,000 .....................................         77       31,526,063        2.86       8.014          353      83.09
425,001 - 450,000 .....................................         27       11,829,431        1.07       7.913          353      82.40
450,001 - 475,000 .....................................         13        6,032,512        0.55       7.739          351      82.73
475,001 - 500,000 .....................................         27       13,225,371        1.20       7.961          353      82.32
500,001 - 750,000 .....................................         37       20,522,104        1.86       7.891          352      85.08
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Minimum: $10,422
                  Maximum: $745,040
                  Average:  $175,161

                             Group I Mortgage Loans

                              Stated Original Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
Stated Original Term (months)                              Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
120 ...................................................          3   $      151,268        0.01%      7.485%         102      75.23%
180 ...................................................         87        6,301,191        0.57       9.272          172      82.81
240 ...................................................         36        3,069,972        0.28       8.229          229      79.67
300 ...................................................          4          637,418        0.06       7.658          286      87.88
360 ...................................................      6,158    1,091,251,338       99.08       8.471          353      82.17
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Minimum: 120 months
                  Maximum: 360 months
                  Weighted Average: 359 months

                             Group I Mortgage Loans

                         Range of Stated Remaining Terms

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Stated Remaining Terms (months)           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
85 - 96 ...............................................          1   $       53,044        0.00%      6.100%          96      80.00%
97 - 108 ..............................................          1           48,146        0.00       9.100           97      65.00
109 - 120 .............................................          1           50,078        0.00       7.400          114      80.00
121 - 132 .............................................          1           42,370        0.00       7.150          132      80.00
145 - 156 .............................................          3          381,038        0.03       6.920          154      62.48
157 - 168 .............................................          3          212,904        0.02       7.771          161      75.06
169 - 180 .............................................         80        5,664,879        0.51       9.503          174      84.49
193 - 204 .............................................          1           97,055        0.01       6.000          201      69.03
205 - 216 .............................................          5          343,060        0.03       7.269          211      79.04
217 - 228 .............................................          4          365,928        0.03       8.539          221      86.08
229 - 240 .............................................         26        2,263,930        0.21       8.420          234      79.19
265 - 276 .............................................          2          188,172        0.02       8.415          272      77.11
289 - 300 .............................................          3          719,301        0.07       8.433          294      87.74
301 - 312 .............................................          5          464,218        0.04       9.871          307      82.81
313 - 324 .............................................         15        2,324,132        0.21       8.093          322      77.50
325 - 336 .............................................         71        9,883,522        0.90       7.694          334      83.60
337 - 348 .............................................        458       61,154,032        5.55       8.542          345      84.22
349 - 360 .............................................      5,608    1,017,155,378       92.35       8.475          354      82.04
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Minimum: 96 months
                  Maximum: 357 months
                  Weighted Average: 352 months

                             Group I Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Combined Original LTV Ratios (%)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
15.01 - 20.00 .........................................          4   $      217,634        0.02%      9.905%         314      18.42%
20.01 - 25.00 .........................................          6          531,370        0.05       8.969          356      23.70
25.01 - 30.00 .........................................          6          801,038        0.07       7.944          355      27.74
30.01 - 35.00 .........................................         14        1,671,946        0.15       8.170          344      33.79
35.01 - 40.00 .........................................         23        3,174,594        0.29       8.562          353      38.24
40.01 - 45.00 .........................................         45        5,613,796        0.51       8.448          353      42.98
45.01 - 50.00 .........................................         60        9,043,584        0.82       8.186          354      47.97
50.01 - 55.00 .........................................         83       13,217,211        1.20       7.885          349      52.62
55.01 - 60.00 .........................................        113       19,829,078        1.80       8.193          348      58.05
60.01 - 65.00 .........................................        154       26,132,064        2.37       8.112          350      63.09
65.01 - 70.00 .........................................        257       44,390,920        4.03       8.491          352      68.80
70.01 - 75.00 .........................................        453       85,582,951        7.77       8.371          353      74.04
75.01 - 80.00 .........................................      1,842      356,791,911       32.39       8.052          352      79.76
80.01 - 85.00 .........................................        763      146,872,872       13.33       8.724          353      84.52
85.01 - 90.00 .........................................      1,156      218,882,616       19.87       8.761          353      89.69
90.01 - 95.00 .........................................        560      122,786,295       11.15       8.498          351      94.81
95.01 - 100.00 ........................................        749       45,871,308        4.16      10.276          343      99.89
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Minimum: 15.15%
                  Maximum: 100.00%
                  Weighted Average: 82.17%

                             Group I Mortgage Loans

                             Range of Gross Margins

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
              Range of Gross Margins (%)                   Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,003   $  239,243,201       21.72%      8.582%         347      81.72%
3.500 or less .........................................         13        2,863,681        0.26       7.382          356      77.14
3.501 - 4.000 .........................................         20        3,809,897        0.35       7.484          355      75.86
4.001 - 4.500 .........................................         46        9,896,440        0.90       7.704          356      74.62
4.501 - 5.000 .........................................        124       25,239,269        2.29       8.348          355      79.45
5.001 - 5.500 .........................................        178       35,210,615        3.20       8.552          354      80.04
5.501 - 6.000 .........................................        731      158,292,546       14.37       8.030          352      82.82
6.001 - 6.500 .........................................      1,943      401,467,132       36.45       8.329          353      83.79
6.501 - 7.000 .........................................        464       88,325,937        8.02       8.845          354      80.39
7.001 - 7.500 .........................................        561      102,377,433        9.30       9.047          353      80.49
7.501 - 8.000 .........................................        187       32,098,211        2.91       9.203          355      80.77
8.001 - 8.500 .........................................         10        1,821,917        0.17       9.276          353      77.41
8.501 - 9.000 .........................................          3          395,277        0.04      10.943          342      82.17
9.001 - 9.500 .........................................          1          102,858        0.01       9.500          324      84.00
9.501 - 10.000 ........................................          3          216,786        0.02      12.582          355      58.30
10.000 or more ........................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 2.250%
                  Maximum: 10.499%
                  Non-Zero Weighted Average: 6.290%

                             Group I Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
          Range of Minimum Mortgage Rates (%)              Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,003   $  239,243,201       21.72%      8.582%         347      81.72%
5.001 - 5.500 .........................................          4        1,026,141        0.09       5.413          343      84.48
5.501 - 6.000 .........................................         33        8,062,427        0.73       6.101          349      77.93
6.001 - 6.500 .........................................         86       22,094,098        2.01       6.332          352      76.12
6.501 - 7.000 .........................................        282       72,146,911        6.55       6.848          352      80.45
7.001 - 7.500 .........................................        371       89,201,839        8.10       7.302          353      80.01
7.501 - 8.000 .........................................        671      156,498,126       14.21       7.816          353      81.62
8.001 - 8.500 .........................................        585      122,396,923       11.11       8.327          353      82.08
8.501 - 9.000 .........................................        724      142,747,605       12.96       8.803          354      83.04
9.001 - 9.500 .........................................        524       93,707,476        8.51       9.299          353      84.45
9.501 - 10.000 ........................................        501       85,011,242        7.72       9.794          353      85.15
10.001 -10.500 ........................................        236       33,661,822        3.06      10.273          353      83.41
10.501 - 11.000 .......................................        166       23,903,170        2.17      10.770          352      84.54
11.001 - 11.500 .......................................         54        6,773,165        0.61      11.237          353      84.86
11.501 - 12.000 .......................................         33        3,812,822        0.35      11.772          353      78.86
12.001 - 12.500 .......................................         11          895,075        0.08      12.200          351      73.97
12.501 - 13.000 .......................................          3          179,157        0.02      12.872          354      77.63
13.501 - 14.000 .......................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 5.250%
                  Maximum: 13.999%
                  Non-Zero Weighted Average: 8.437%

                             Group I Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Range of Maximum Mortgage Rates (%)            Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,003   $  239,243,201       21.72%      8.582%         347      81.72%
12.500 or less ........................................         18        4,610,234        0.42       6.305          353      77.14
12.501 - 13.000 .......................................         48       11,337,235        1.03       6.429          351      77.72
13.001 - 13.500 .......................................        113       27,461,816        2.49       6.618          353      75.90
13.501 - 14.000 .......................................        318       80,323,730        7.29       6.996          353      79.92
14.001 - 14.500 .......................................        378       89,283,341        8.11       7.391          353      80.49
14.501 - 15.000 .......................................        687      158,500,859       14.39       7.902          353      81.98
15.001 - 15.500 .......................................        586      121,147,446       11.00       8.375          353      82.41
15.501 - 16.000 .......................................        708      136,701,714       12.41       8.856          353      83.44
16.001 - 16.500 .......................................        503       90,347,418        8.20       9.344          353      84.31
16.501 - 17.000 .......................................        458       78,440,330        7.12       9.820          353      85.10
17.001 - 17.500 .......................................        216       30,576,736        2.78      10.298          352      83.35
17.501 - 18.000 .......................................        161       23,062,130        2.09      10.791          352      84.30
18.001 - 18.500 .......................................         48        6,005,853        0.55      11.242          353      85.36
18.501 - 19.000 .......................................         28        3,244,925        0.29      11.769          352      79.17
19.001 - 19.500 .......................................         11          895,075        0.08      12.200          351      73.97
19.501 - 20.000 .......................................          3          179,157        0.02      12.872          354      77.63
20.501 - 21.000 .......................................          1           49,986        0.00      13.999          356      87.72
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 11.490%
                  Maximum: 20.999%
                  Non-Zero Weighted Average: 15.353%

                             Group I Mortgage Loans

                              Initial Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Initial Periodic Cap (%)                  Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,003   $  239,243,201       21.72%      8.582%         347      81.72%
1.000 .................................................         18        2,926,160        0.27       9.227          353      81.93
1.500 .................................................      1,944      410,669,722       37.29       8.383          353      81.42
2.000 .................................................      1,166      229,336,507       20.82       8.572          351      85.05
3.000 .................................................      1,157      219,235,597       19.90       8.418          354      81.05
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 3.000%
                  Non-Zero Weighted Average: 2.013%

                             Group I Mortgage Loans

                             Subsequent Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
               Subsequent Periodic Cap (%)                 Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................      2,003   $  239,243,201       21.72%      8.582%         347      81.72%
1.000 .................................................        390       71,889,957        6.53       8.529          356      79.60
1.500 .................................................      3,855      782,643,738       71.06       8.432          353      82.51
2.000 .................................................         40        7,634,291        0.69       9.014          351      85.47
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 2.000%
                  Non-Zero Weighted Average: 1.463%

                             Group I Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Months to Next Rate Adjustment                Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans                                             2,003   $  239,243,201       21.72%      8.582%         347      81.72%
1 .....................................................          8        1,336,618        0.12       7.499          336      78.64
2 .....................................................          9        1,192,994        0.11       7.922          336      84.80
3 .....................................................          5          631,410        0.06       9.739          334      88.27
4 .....................................................         18        2,771,300        0.25       9.619          326      85.68
5 .....................................................         21        3,710,329        0.34       8.445          334      77.11
6 .....................................................         11        1,523,177        0.14       7.037          336      88.41
7 .....................................................         13        2,481,461        0.23       8.757          343      82.98
8 .....................................................         27        5,355,163        0.49       9.320          344      81.06
9 .....................................................         17        3,261,129        0.30       8.244          345      83.62
10 ....................................................         17        3,394,719        0.31       8.959          345      87.80
11 ....................................................         21        3,437,735        0.31       7.897          345      85.48
12 ....................................................         47        8,431,165        0.77       8.582          346      83.41
13 ....................................................         64       11,770,541        1.07       8.828          348      87.52
14 ....................................................        109       21,132,124        1.92       8.497          349      86.51
15 ....................................................        176       33,000,474        3.00       8.505          351      84.98
16 ....................................................        369       78,606,989        7.14       8.528          352      85.18
17 ....................................................        478       96,118,291        8.73       8.417          353      82.74
18 ....................................................        897      199,422,620       18.11       8.283          354      82.34
19 ....................................................        282       54,839,323        4.98       8.394          355      81.71
20 ....................................................        267       50,914,127        4.62       8.504          356      78.91
21 ....................................................        125       22,223,576        2.02       8.663          357      78.63
22 ....................................................         28        5,426,030        0.49       8.261          346      86.58
23 ....................................................         23        4,658,594        0.42       7.389          347      81.62
24 ....................................................         22        4,139,165        0.38       8.335          348      87.06
25 ....................................................          4          650,754        0.06       9.420          349      90.36
26 ....................................................         23        4,829,209        0.44       8.296          350      88.09
27 ....................................................         72       14,935,266        1.36       8.460          351      87.43
28 ....................................................         88       17,794,676        1.62       8.625          352      85.08


                             Group I Mortgage Loans

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Months to Next Rate Adjustment                Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
29 ....................................................        133       24,772,728        2.25       8.374          353      81.90
30 ....................................................        337       66,939,071        6.08       8.330          354      81.27
31 ....................................................        235       43,441,750        3.94       8.558          355      78.11
32 ....................................................        333       68,109,234        6.18       8.693          356      79.22
33 ....................................................          6          916,245        0.08       9.233          357      79.02
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1 month
                  Maximum: 33 months
                  Non-Zero Weighted Average: 21 months

                             Group I Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
     Geographic Distribution of Mortgaged Properties       Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
California ............................................        748   $  204,433,449       18.56%      7.912%         353      80.09%
Florida ...............................................        679      125,219,751       11.37       8.610          352      81.06
Texas .................................................        740       74,188,396        6.74       8.843          343      82.24
Illinois ..............................................        369       64,830,967        5.89       8.693          351      83.29
New Jersey ............................................        247       58,781,909        5.34       8.554          353      80.43
New York ..............................................        214       56,484,333        5.13       8.022          353      80.55
Arizona ...............................................        271       46,531,329        4.22       8.140          352      82.52
Massachusetts .........................................        173       41,132,395        3.73       8.184          350      81.26
Maryland ..............................................        169       37,645,759        3.42       8.433          354      81.89
Pennsylvania ..........................................        232       30,821,918        2.80       8.832          353      83.76
Washington ............................................        144       29,012,219        2.63       8.348          353      82.29
Virginia ..............................................        138       26,089,121        2.37       8.452          353      81.89
Michigan ..............................................        235       25,578,629        2.32       9.458          352      85.36
Georgia ...............................................        175       25,298,594        2.30       8.900          350      85.98
Nevada ................................................        115       24,369,939        2.21       8.410          351      83.30
Other .................................................      1,639      230,992,479       20.97       8.758          352      84.17
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Number of States/District of Columbia Represented: 51

                             Group I Mortgage Loans

                                    Occupancy

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Occupancy                           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Primary ...............................................      5,595   $  984,528,318       89.39%      8.413%         352      81.92%
Investment ............................................        608       98,415,335        8.94       9.093          352      84.25
Second Home ...........................................         85       18,467,533        1.68       8.451          353      84.17
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                                  Property Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                    Property Type                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Single Family Residence ...............................      4,805   $  796,616,798       72.33%      8.479%         351      82.02%
2-4 Family ............................................        456      120,535,122       10.94       8.338          352      80.99
Planned Unit Development ..............................        634      115,158,820       10.46       8.495          352      83.55
Condominium ...........................................        393       69,100,447        6.27       8.628          352      83.63
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                                  Loan Purpose

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Loan Purpose                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Refinance - Cashout ...................................      3,345   $  619,519,484       56.25%      8.474%         352      80.19%
Purchase ..............................................      2,110      329,945,908       29.96       8.588          351      85.03
Refinance - Rate Term .................................        833      151,945,795       13.80       8.233          350      84.02
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                               Documentation Level

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Documentation Level                   Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Full Documentation ....................................      3,845   $  615,613,461       55.89%      8.294%         352      82.28%
Stated Documentation ..................................      2,350      469,551,611       42.63       8.728          352      82.07
Limited Documentation .................................         58       10,406,634        0.94       8.135          352      84.36
No Documentation ......................................         35        5,839,482        0.53       7.821          351      75.07
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                             Range of Credit Scores

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Range of Credit Scores                    Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
500 - 524 .............................................        467   $   72,200,753        6.56%      9.536%         352      75.47%
525 - 549 .............................................        524       85,083,135        7.72       9.167          351      77.47
550 - 574 .............................................        689      115,402,949       10.48       8.919          352      80.24
575 - 599 .............................................        765      132,570,829       12.04       8.767          351      82.42
600 - 624 .............................................      1,227      200,650,117       18.22       8.297          352      83.64
625 - 649 .............................................      1,044      188,828,892       17.14       8.318          352      84.70
650 - 674 .............................................        802      149,698,955       13.59       8.112          351      83.75
675 - 699 .............................................        374       78,501,674        7.13       7.856          351      82.47
700 - 724 .............................................        205       40,925,735        3.72       7.817          351      82.79
725 - 749 .............................................         94       19,113,159        1.74       7.464          349      82.39
750 - 774 .............................................         65       12,003,490        1.09       7.662          351      83.37
775 - 799 .............................................         24        5,570,304        0.51       8.323          353      82.64
800 or more ...........................................          8          861,196        0.08       7.739          353      76.45
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 500
                  Maximum: 817
                  Non-Zero Weighted Average: 616

                             Group I Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Original Prepayment Penalty Term (months)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................      2,181   $  351,147,056       31.88%      8.739%         350      82.27%
6 .....................................................          6        1,132,733        0.10       9.268          356      79.08
12 ....................................................        268       69,770,072        6.33       8.229          353      80.81
18 ....................................................          2          497,677        0.05       7.692          356      89.89
24 ....................................................      2,213      420,299,069       38.16       8.329          353      82.90
30 ....................................................          6        1,232,516        0.11       9.613          354      85.85
36 ....................................................      1,612      257,332,062       23.36       8.411          351      81.19
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 6 months
                  Maximum: 36 months
                  Non-Zero Weighted Average: 27 months

                                 Lien Position

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Lien Position                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1st Lien ..............................................      5,650   $1,077,230,474       97.80%      8.418%         352      81.77%
2nd Lien ..............................................        638       24,180,713        2.20      11.015          336      99.88
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group I Mortgage Loans

                           Original Interest Only Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group I     Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
          Original Interest Only Term (months)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................      5,836   $  977,844,437       88.78%      8.593%         352      82.03%
24 ....................................................          8        1,371,387        0.12       8.379          331      83.79
36 ....................................................          9        2,215,133        0.20       6.807          339      80.49
60 ....................................................        434      119,692,230       10.87       7.544          353      83.35
120 ...................................................          1          288,000        0.03       6.690          356      80.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      6,288   $1,101,411,187      100.00%      8.475%         352      82.17%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                                   Originator

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                        Originator                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
New Century ...........................................        854   $  325,935,807       70.95%      8.032%         352      85.60%
Accredited ............................................        323       73,148,604       15.92       8.527          353      79.22
First NLC .............................................        170       39,592,518        8.62       8.316          331      85.08
Decision One ..........................................         41       20,710,757        4.51       7.668          356      79.35
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                                  Product Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Product Type                        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed - 15 Year .......................................         10   $    1,236,603        0.27%      8.572%         172      75.04%
Fixed - 20 Year .......................................          9        1,011,862        0.22       8.688          231      71.26
Fixed - 30 Year .......................................        396       53,949,890       11.74       9.193          354      84.77
Balloon - 15/30 .......................................         85        5,020,117        1.09      11.249          174      99.53
Balloon - 30/40 .......................................         99       27,321,907        5.95       8.147          354      83.09
Balloon - 30/50 .......................................         17        7,396,280        1.61       6.802          353      84.20
ARM - 6 Month Balloon 30/40 ...........................          1          107,877        0.02       8.100          356      80.00
ARM - 2 Year/6 Month Balloon 30/40 ....................        186       87,652,494       19.08       8.182          353      84.44
ARM - 2 Year/6 Month Balloon 30/50 ....................         90       47,146,561       10.26       8.016          353      87.04
ARM - 3 Year/6 Month Balloon 30/40 ....................         62       29,559,952        6.43       8.202          354      80.53
ARM - 3 Year/6 Month Balloon 30/50 ....................         17        8,547,939        1.86       7.819          354      82.58
ARM - 2 Year/6 Month ..................................        105       37,906,110        8.25       8.402          353      83.20
ARM - 3 Year/6 Month ..................................         34       13,040,186        2.84       8.280          354      82.12
Interest Only ARM - 3 Year/6 Month - 36 mo. IO term ...          1          593,580        0.13       5.825          337      95.00
Interest Only Fixed - 30 Year - 60 mo. IO term ........         62       19,103,363        4.16       7.339          351      84.91
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term ...        163       92,782,938       20.20       7.614          352      84.21
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term ...         47       24,720,908        5.38       7.580          353      84.49
Interest Only Fixed - 30 Year - 120 mo. IO term .......          2        1,111,923        0.24       6.806          355      78.05
Interest Only ARM - 1 Month - 120 mo. IO term .........          1          497,197        0.11       8.375          274      85.00
Interest Only ARM - 2 Year/6 Month - 120 mo. IO term ..          1          680,000        0.15       5.710          356      61.82
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool:                           1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                          Range of Gross Interest Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Range of Gross Interest Rates (%)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
5.000 - 5.999 .........................................          9   $    3,427,162        0.75%      5.735%         348      76.86%
6.000 - 6.999 .........................................        182       86,851,764       18.91       6.647          352      80.45
7.000 - 7.999 .........................................        326      151,051,615       32.88       7.556          353      83.19
8.000 - 8.999 .........................................        326      129,971,641       28.29       8.492          352      84.45
9.000 - 9.999 .........................................        228       51,385,939       11.19       9.500          351      86.68
10.000 - 10.999 .......................................        161       24,030,413        5.23      10.456          339      91.83
11.000 - 11.999 .......................................        112        9,200,398        2.00      11.424          309      98.66
12.000 - 12.999 .......................................         38        3,078,514        0.67      12.289          323      99.53
13.000 - 13.999 .......................................          6          390,240        0.08      13.243          272     100.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Minimum: 5.500%
                  Maximum: 13.540%
                  Weighted Average: 8.119%

                             Group II Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
       Range of Cut-off Date Principal Balances ($)        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1 - 25,000 ............................................         29   $      584,285        0.13%     10.618%         285      99.57%
25,001 - 50,000 .......................................         62        2,369,412        0.52      10.693          268      94.08
50,001 - 75,000 .......................................        117        7,243,640        1.58       9.993          305      85.76
75,001 - 100,000 ......................................        147       13,110,693        2.85      10.179          334      89.33
100,001 - 125,000 .....................................        111       12,389,911        2.70       9.878          340      87.37
125,001 - 150,000 .....................................         69        9,471,902        2.06       9.345          347      85.18
150,001 - 175,000 .....................................         42        6,705,527        1.46       9.209          346      85.85
175,001 - 200,000 .....................................         36        6,781,523        1.48       8.703          350      81.76
200,001 - 225,000 .....................................         20        4,258,799        0.93       8.268          355      81.50
225,001 - 250,000 .....................................         10        2,374,230        0.52       7.587          354      78.95
250,001 - 275,000 .....................................         12        3,180,939        0.69       7.877          352      81.34
275,001 - 300,000 .....................................         11        3,163,684        0.69       7.562          344      70.99
300,001 - 325,000 .....................................          7        2,225,067        0.48       7.430          353      83.96
325,001 - 350,000 .....................................          4        1,355,247        0.30       8.751          355      79.65
350,001 - 375,000 .....................................          2          719,275        0.16       8.478          353      92.47
375,001 - 400,000 .....................................          2          766,779        0.17       7.324          352      94.12
400,001 - 425,000 .....................................         46       19,352,519        4.21       7.778          353      82.68
425,001 - 450,000 .....................................        130       56,884,346       12.38       7.908          352      84.42
450,001 - 475,000 .....................................        102       47,141,881       10.26       7.916          354      85.15
475,001 - 500,000 .....................................         87       42,572,825        9.27       7.899          353      82.63
500,001 - 750,000 .....................................        298      175,694,419       38.25       7.948          353      84.70
750,001 - 1,000,000 ...................................         34       28,870,168        6.28       7.675          352      83.15
1,000,001 or more .....................................         10       12,170,614        2.65       7.432          351      77.68
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Minimum: $14,898
                  Maximum: $1,440,000
                  Average:  $330,971

                             Group II Mortgage Loans

                              Stated Original Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
Stated Original Term (months)                              Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
180 ...................................................         95   $    6,256,721        1.36%     10.720%         173      94.69%
240 ...................................................          9        1,011,862        0.22       8.688          231      71.26
300 ...................................................          1          497,197        0.11       8.375          274      85.00
360 ...................................................      1,283      451,621,906       98.31       8.081          353      84.14
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Minimum: 180 months
                  Maximum: 360 months
                  Weighted Average: 357 months

                             Group II Mortgage Loans

                         Range of Stated Remaining Terms

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Stated Remaining Terms (months)           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
133 - 144 .............................................          2   $      105,027        0.02%      6.353%         142      45.39%
157 - 168 .............................................          1           24,671        0.01       9.800          166     100.00
169 - 180 .............................................         92        6,127,023        1.33      10.798          174      95.52
205 - 216 .............................................          2          165,928        0.04       9.604          216      91.56
217 - 228 .............................................          1           73,024        0.02       9.900          227      80.00
229 - 240 .............................................          6          772,910        0.17       8.377          234      66.08
265 - 276 .............................................          1          497,197        0.11       8.375          274      85.00
301 - 312 .............................................          3          281,588        0.06       7.658          309      63.73
313 - 324 .............................................          3          192,585        0.04       7.017          322      58.95
325 - 336 .............................................          8        1,023,882        0.22       7.265          334      75.49
337 - 348 .............................................         74       28,791,191        6.27       7.761          345      85.44
349 - 360 .............................................      1,195      421,332,660       91.72       8.106          354      84.10
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Minimum: 141 months
                  Maximum: 357 months
                  Weighted Average: 350 months

                             Group II Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Range of Combined Original LTV Ratios (%)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
20.01 - 25.00 .........................................          2   $      104,749        0.02%      8.616%         353      22.18%
25.01 - 30.00 .........................................          1          103,265        0.02       8.875          356      28.75
30.01 - 35.00 .........................................          1          109,751        0.02       8.875          356      32.93
35.01 - 40.00 .........................................          5          389,713        0.08       7.982          274      37.88
40.01 - 45.00 .........................................          8        2,145,364        0.47       7.163          337      41.60
45.01 - 50.00 .........................................          8        2,097,877        0.46       7.262          355      48.79
50.01 - 55.00 .........................................         13        4,164,716        0.91       7.779          352      52.84
55.01 - 60.00 .........................................         19        4,218,604        0.92       7.431          350      57.57
60.01 - 65.00 .........................................         21        8,271,778        1.80       7.227          351      62.71
65.01 - 70.00 .........................................         38       11,938,712        2.60       7.959          355      68.71
70.01 - 75.00 .........................................         74       28,815,695        6.27       7.685          352      73.98
75.01 - 80.00 .........................................        329      139,965,370       30.47       7.761          353      79.73
80.01 - 85.00 .........................................        178       60,153,323       13.09       8.077          351      84.25
85.01 - 90.00 .........................................        248       92,048,199       20.04       8.194          353      89.52
90.01 - 95.00 .........................................        164       75,751,511       16.49       8.129          352      94.80
95.01 - 100.00 ........................................        279       29,109,059        6.34      10.678          323      99.96
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Minimum: 20.83%
                  Maximum: 100.00%
                  Weighted Average: 84.26%

                             Group II Mortgage Loans

                             Range of Gross Margins

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Range of Gross Margins (%)                    Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
3.500 or less .........................................          2          933,382        0.20       7.405          312      83.10
3.501 - 4.000 .........................................          2          942,000        0.21       6.903          356      84.21
4.001 - 4.500 .........................................          6        3,016,168        0.66       7.413          356      73.67
4.501 - 5.000 .........................................         20        9,745,283        2.12       7.838          356      78.35
5.001 - 5.500 .........................................         17        6,506,550        1.42       8.006          354      79.34
5.501 - 6.000 .........................................        162       80,732,909       17.57       7.652          353      84.14
6.001 - 6.500 .........................................        378      185,974,698       40.48       7.987          353      85.18
6.501 - 7.000 .........................................         72       33,520,738        7.30       8.381          353      82.48
7.001 - 7.500 .........................................         36       15,201,027        3.31       8.534          353      81.46
7.501 - 8.000 .........................................         13        6,662,985        1.45       8.863          355      85.64
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 2.800%
                  Maximum: 8.000%
                  Non-Zero Weighted Average: 6.178%

                             Group II Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Range of Minimum Mortgage Rates (%)            Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
5.001 - 5.500 .........................................          1          486,748        0.11       5.500          352      80.00
5.501 - 6.000 .........................................          8        3,775,213        0.82       6.328          339      77.06
6.001 - 6.500 .........................................         35       17,245,237        3.75       6.339          353      78.91
6.501 - 7.000 .........................................         76       42,976,881        9.36       6.815          352      82.19
7.001 - 7.500 .........................................        103       53,898,709       11.73       7.305          353      82.45
7.501 - 8.000 .........................................        139       72,164,046       15.71       7.777          353      83.93
8.001 - 8.500 .........................................        115       58,044,253       12.64       8.280          353      84.89
8.501 - 9.000 .........................................        107       48,601,689       10.58       8.745          353      85.53
9.001 - 9.500 .........................................         47       18,949,239        4.12       9.287          353      87.74
9.501 - 10.000 ........................................         46       16,148,345        3.52       9.781          353      86.90
10.001 -10.500 ........................................         22        7,939,812        1.73      10.271          353      91.48
10.501 - 11.000 .......................................          7        2,888,762        0.63      10.677          353      89.36
11.001 - 11.500 .......................................          1           53,095        0.01      11.475          354      70.00
11.501 - 12.000 .......................................          1           63,711        0.01      11.525          354      85.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 5.500%
                  Maximum: 11.525%
                  Non-Zero Weighted Average: 7.968%

                             Group II Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
            Range of Maximum Mortgage Rates (%)            Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
12.500 or less ........................................          6        3,035,139        0.66       6.065          356      73.29
12.501 - 13.000 .......................................         11        5,057,373        1.10       6.598          343      81.56
13.001 - 13.500 .......................................         32       16,014,895        3.49       6.385          353      79.33
13.501 - 14.000 .......................................         78       44,012,025        9.58       6.883          352      81.78
14.001 - 14.500 .......................................        106       54,731,194       11.91       7.331          353      82.40
14.501 - 15.000 .......................................        141       73,110,431       15.91       7.829          353      84.25
15.001 - 15.500 .......................................        111       56,573,719       12.32       8.278          353      85.03
15.501 - 16.000 .......................................        100       45,242,679        9.85       8.755          353      85.81
16.001 - 16.500 .......................................         51       20,120,508        4.38       9.331          353      88.14
16.501 - 17.000 .......................................         43       15,455,811        3.36       9.792          353      86.38
17.001 - 17.500 .......................................         20        6,876,399        1.50      10.297          353      90.94
17.501 - 18.000 .......................................          7        2,888,762        0.63      10.677          353      89.36
18.001 - 18.500 .......................................          1           53,095        0.01      11.475          354      70.00
18.501 - 19.000 .......................................          1           63,711        0.01      11.525          354      85.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 11.710%
                  Maximum: 18.525%
                  Non-Zero Weighted Average: 14.923%

                             Group II Mortgage Loans

                              Initial Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Initial Periodic Cap (%)                  Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
1.000 .................................................          1          107,877        0.02       8.100          356      80.00
1.500 .................................................        389      189,505,420       41.25       7.919          354      83.67
2.000 .................................................        227      108,147,385       23.54       8.108          351      85.69
3.000 .................................................         91       45,475,059        9.90       7.884          353      82.15
 ......................................................   --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 3.000%
                  Non-Zero Weighted Average: 1.856%

                             Group II Mortgage Loans

                             Subsequent Periodic Cap

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
               Subsequent Periodic Cap (%)                 Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
1.000 .................................................         30       14,766,668        3.21       7.849          356      81.05
1.500 .................................................        674      326,205,797       71.01       7.981          353      84.25
2.000 .................................................          3        1,766,079        0.38       7.587          353      82.27
3.000 .................................................          1          497,197        0.11       8.375          274      85.00
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1.000%
                  Maximum: 3.000%
                  Non-Zero Weighted Average: 1.483%

                             Group II Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Months to Next Rate Adjustment                Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Fixed Rate Loans ......................................        680   $  116,151,945       25.28%      8.545%         343      84.71%
1 .....................................................          3        1,428,424        0.31       7.238          315      81.74
2 .....................................................          3          279,901        0.06       8.277          329      63.79
3 .....................................................          1          515,484        0.11       8.425          339      85.00
5 .....................................................          3          944,307        0.21       7.433          337      73.39
7 .....................................................          2        1,251,250        0.27       7.638          343      77.08
8 .....................................................          2        1,072,736        0.23       7.934          344      77.26
9 .....................................................          4        3,008,440        0.65       7.628          345      90.48
11 ....................................................          6        3,638,825        0.79       7.969          347      86.61
12 ....................................................          8        3,529,507        0.77       7.808          348      87.02
13 ....................................................          9        5,162,890        1.12       7.724          348      88.60
14 ....................................................         25        9,245,666        2.01       8.227          350      88.54
15 ....................................................         35       17,281,008        3.76       8.005          351      86.76
16 ....................................................         80       40,354,777        8.78       8.108          352      85.13
17 ....................................................         89       41,163,385        8.96       8.133          353      84.77
18 ....................................................        186       96,460,753       21.00       7.875          354      84.19
19 ....................................................         57       24,591,026        5.35       7.790          355      84.59
20 ....................................................         30       14,378,647        3.13       8.295          356      80.63
21 ....................................................          7        3,906,042        0.85       7.585          355      78.10
22 ....................................................          3        2,003,295        0.44       7.813          346      87.21
23 ....................................................          3        1,282,483        0.28       6.761          347      85.51


                             Group II Mortgage Loans

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
             Months to Next Rate Adjustment                Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
24 ....................................................          4        2,111,284        0.46       8.589          348      89.44
26 ....................................................          2          955,597        0.21       8.691          350      95.00
27 ....................................................          9        5,083,529        1.11       7.647          351      81.56
28 ....................................................         12        5,668,452        1.23       8.295          352      87.70
29 ....................................................          6        2,944,353        0.64       7.640          353      77.37
30 ....................................................         45       22,403,903        4.88       7.649          354      83.33
31 ....................................................         32       12,253,541        2.67       7.978          355      79.44
32 ....................................................         42       20,316,236        4.42       8.410          356      80.51
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 1 month
                  Maximum: 32 months
                  Non-Zero Weighted Average: 20 months

                             Group II Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
    Geographic Distribution of Mortgaged Properties        Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
California ............................................        521   $  234,205,567       50.98%      7.892%         351      84.38%
Florida ...............................................        146       32,980,993        7.18       8.572          344      83.05
New York ..............................................         70       31,518,694        6.86       7.874          352      86.65
Nevada ................................................         48       16,811,874        3.66       8.274          350      83.94
New Jersey ............................................         37       15,904,785        3.46       8.256          353      86.49
Maryland ..............................................         33       14,045,093        3.06       7.837          353      82.97
Illinois ..............................................         36       12,232,107        2.66       8.512          347      86.32
Massachusetts .........................................         20       10,791,080        2.35       7.945          353      81.32
Arizona ...............................................         24        8,441,555        1.84       8.430          347      84.08
Virginia ..............................................         29        7,891,064        1.72       8.616          352      86.35
Texas .................................................         51        7,126,981        1.55       8.613          332      83.68
Georgia ...............................................         29        6,451,338        1.40       8.257          348      84.58
Hawaii ................................................         15        5,933,486        1.29       7.708          351      81.29
Ohio ..................................................         53        5,699,184        1.24       9.556          352      82.64
Washington ............................................         19        5,682,548        1.24       8.577          354      85.56
Other .................................................        257       43,671,335        9.51       8.639          349      82.81
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Number of States/District of Columbia Represented: 47

                             Group II Mortgage Loans

                                    Occupancy

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                       Occupancy                           Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Primary ...............................................      1,263   $  426,211,930       92.78%      8.077%         350      84.10%
Investment ............................................         72       20,381,338        4.44       8.680          352      86.77
Second Home ...........................................         53       12,794,419        2.79       8.610          350      85.64
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                                  Property Type

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                    Property Type                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Single Family Residence ...............................      1,073   $  341,762,987       74.40%      8.096%         350      83.84%
Planned Unit Development ..............................        167       65,392,996       14.23       8.212          352      84.91
2-4 Family ............................................         89       32,752,826        7.13       8.088          348      86.92
Condominium ...........................................         59       19,478,877        4.24       8.261          351      84.91
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                                  Loan Purpose

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Loan Purpose                          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Refinance - Cashout ...................................        738   $  260,733,689       56.76%      8.063%         352      83.97%
Purchase ..............................................        470      128,325,909       27.93       8.388          346      85.28
Refinance - Rate Term .................................        180       70,328,087       15.31       7.831          351      83.46
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                               Documentation Level

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Documentation Level                       Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
Stated Documentation ..................................        614   $  241,141,704       52.49%      8.366%         351      84.66%
Full Documentation ....................................        755      211,663,672       46.08       7.848          350      83.86
Limited Documentation .................................         13        3,785,141        0.82       8.092          341      86.99
No Documentation ......................................          6        2,797,169        0.61       7.324          350      75.66
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                             Range of Credit Scores

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                 Range of Credit Scores                    Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
500 - 524 .............................................         61   $   11,270,124        2.45%      9.044%         353      74.85%
525 - 549 .............................................         75       16,703,465        3.64       8.869          348      77.54
550 - 574 .............................................         96       25,277,561        5.50       8.718          353      80.55
575 - 599 .............................................        120       41,646,235        9.07       8.354          352      81.83
600 - 624 .............................................        278       84,634,152       18.42       8.116          348      85.20
625 - 649 .............................................        253       90,256,047       19.65       8.078          352      86.54
650 - 674 .............................................        226       85,929,148       18.71       7.949          351      85.98
675 - 699 .............................................        131       49,580,034       10.79       7.960          349      84.37
700 - 724 .............................................         76       29,088,659        6.33       7.741          347      83.46
725 - 749 .............................................         38       13,997,297        3.05       7.686          351      84.70
750 - 774 .............................................         21        6,736,158        1.47       7.659          352      86.23
775 - 799 .............................................         13        4,268,807        0.93       7.756          353      78.89
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 500
                  Maximum: 796
                  Non-Zero Weighted Average: 638

                             Group II Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
        Original Prepayment Penalty Term (months)          Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................        282   $   92,517,607       20.14%      8.657%         350      85.54%
6 .....................................................          1          585,218        0.13       9.990          356      90.00
12 ....................................................         80       41,036,323        8.93       8.076          352      83.61
18 ....................................................          1          698,493        0.15       9.125          356      87.50
24 ....................................................        457      195,011,935       42.45       7.850          352      85.20
36 ....................................................        317       91,953,862       20.02       7.931          345      83.38
42 ....................................................          2          228,191        0.05       8.300          356      70.97
60 ....................................................        248       37,356,057        8.13       8.644          351      78.99
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                  Non-Zero Minimum: 6 months
                  Maximum: 60 months
                  Non-Zero Weighted Average: 29 months

                                  Lien Position

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
                     Lien Position                         Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
1st Lien ..............................................      1,115   $  436,828,611       95.09%      7.965%         352      83.45%
2nd Lien ..............................................        273       22,559,075        4.91      11.082          312      99.80
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========


                             Group II Mortgage Loans

                           Original Interest Only Term

                                                                                        % of
                                                                                      Mortgage
                                                                                       Pool by
                                                                       Aggregate       Group II    Weighted    Weighted    Weighted
                                                           Number       Cut-off        Cut-off     Average      Average    Average
                                                             of           Date          Date        Gross      Remaining   Combined
                                                          Mortgage     Principal      Principal    Interest      Term      Original
          Original Interest Only Term (months)             Loans      Balance ($)      Balance     Rate (%)    (months)    LTV (%)
-------------------------------------------------------   --------   --------------   ---------    --------    ---------   --------
0 .....................................................      1,111   $  319,897,777       69.64%      8.367%         350      84.26%
36 ....................................................          1          593,580        0.13       5.825          337      95.00
60 ....................................................        272      136,607,208       29.74       7.569          352      84.36
120 ...................................................          4        2,289,121        0.50       6.821          338      74.74
                                                          --------   --------------   ---------
          Total/Weighted Average/
          % of Mortgage Loan Pool: ....................      1,388   $  459,387,686      100.00%      8.119%         350      84.26%
                                                          ========   ==============   =========

                                      IV-60

Prospectus

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

The securities represent interests in or obligations of the issuing entity only and do not represent an interest in or obligation of Morgan Stanley ABS Capital I Inc., the sponsor, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

--------------------------------------------------------------------------------

Morgan Stanley ABS Capital I Inc.
(Depositor)

Asset Backed Securities
(Issuable in Series by Separate Issuing Entities)

-----------

Morgan Stanley ABS Capital I Inc. may periodically establish issuing entities, each of which will be a trust that will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o    consist of one or more classes of securities.

Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o    may be senior or subordinate in right of payment to other classes; and

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 22, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We provide information to you about the securities in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of securities and

     o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 166 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Risk Factors ............................................................     8
   The limited resale market for the securities could adversely affect
      your ability to liquidate your investment .........................     8
   Protection against losses is limited since the securities will receive
      payments only from specified sources ..............................     8
   The timing and level of prepayments on the loans could adversely
      affect your yield .................................................     9
   If your securities are interest only securities, the return on your investment will be especially sensitive to prepayments on the
      loans .............................................................    10
   Prepayments on the loans could lead to shortfalls in the distribution
      of interest on your securities ....................................    10
   If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to purchase additional loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on the affected
      securities ........................................................    11
   Your investment will be subject to counterparty risk if payments on your securities are dependant to any degree on payment on cash flow
      agreements ........................................................    12
   The credit enhancement features may be inadequate to provide
      protection for the securities .....................................    12
   The interest rates of the securities with adjustable interest rates may be limited by the effect of interest rates on the loans and
      other factors .....................................................    12
   If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest generated by the loans may be insufficient to maintain the required level of
      overcollateralization .............................................    14
   The value of your securities may be adversely affected by losses on
      the loans even if losses are not allocated to your securities .....    15
   Newly originated loans may be more likely to default, which may cause
      losses on the securities ..........................................    15
   Additional risks associated with the mezzanine and subordinate
      securities ........................................................    15
   Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result
      in losses .........................................................    16
   The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience
      losses ............................................................    17
   The loans will be underwritten using varying standards, and less stringent underwriting standards and the resultant potential for delinquencies on the loans could lead to losses on your
      securities ........................................................    17
   Some types of loans may be more prone to defaults and the trust may
      contain large concentrations of these loans .......................    18
   Increased use of new mortgage loan products by borrowers may result in
      decline in real estate values generally ...........................    19
   Geographic concentration of the loans may increase the risk of loss ..    19
   High loan-to-value ratios increase risk of loss ......................    19

   The loans may be subject to negative amortization, which may affect
      your yield and result in increased delinquencies and losses .......    19
   The loans may have an initial interest-only period, which may result
      in increased delinquencies and losses .............................    20
   If consumer protection laws are violated in the origination or
      servicing of the loans, losses on your investment could result ....    21
   Some pools may include a small portion of commercial mortgage loans;
      commercial loans present different risks than residential mortgage
      loans .............................................................    22
   The collateral securing cooperative loans may be more likely to
      diminish in value .................................................    22
   Losses could result if violations of environmental laws occurred
      affecting the mortgaged properties ................................    23
   Delay in receipt of liquidation proceeds; liquidation proceeds may be
      less than the loan balance ........................................    23
   The bankruptcy of the depositor or a seller may delay or reduce
      collections on loans ..............................................    23
   The loan seller or other responsible parties may not be able to
      repurchase defective loans ........................................    24
   The servicing fee may be insufficient to engage replacement
      servicers .........................................................    25
   External events may increase the risk of loss on the loans ...........    25
   Drug, RICO and money laundering violations could lead to property
      forfeitures .......................................................    25
   The ratings on your securities could be reduced or withdrawn .........    26
   The securities may not be suitable investments .......................    26

The Trust Fund ..........................................................    26
   General ..............................................................    26
   The Loans ............................................................    29
   Modification of Loans ................................................    36
   Agency Securities ....................................................    36
   Private Mortgage-Backed Securities ...................................    42
   Representations by Sellers or Originators; Repurchases ...............    45
   Substitution of Trust Fund Assets ....................................    47

Use of Proceeds .........................................................    47

The Depositor ...........................................................    47

The Sponsor .............................................................    48

Description of the Securities ...........................................    49
   General ..............................................................    50
   Distributions on Securities ..........................................    52
   Advances .............................................................    54
   Reports to Securityholders ...........................................    55
   Categories of Classes of Securities ..................................    56
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ...........................................................    60
   LIBOR ................................................................    60
   COFI .................................................................    61

   Treasury Index .......................................................    63
   Prime Rate ...........................................................    64
   Book-Entry Registration of Securities ................................    64

Credit Enhancement and Derivatives ......................................    69
   General ..............................................................    69
   Subordination ........................................................    69
   Letter of Credit .....................................................    71
   Insurance Policies, Surety Bonds and Guaranties ......................    71
   Over-Collateralization ...............................................    72
   Spread Account .......................................................    72
   Reserve Accounts .....................................................    72
   Pool Insurance Policies ..............................................    74
   Cross-Collateralization ..............................................    76
   Other Insurance, Surety Bonds, Guaranties, and Letters of Credit .....    76
   Derivative Products ..................................................    77

Yield and Prepayment Considerations .....................................    77

The Agreements ..........................................................    80
   Assignment of the Trust Fund Assets ..................................    80
   No Recourse to Sellers, Originators, Depositor, Sponsor or Master
      Servicer ..........................................................    83
   Payments on Loans; Deposits to Security Account ......................    83
   Pre-Funding Account ..................................................    86
   Servicing ............................................................    88
   Hazard Insurance .....................................................    88
   Realization Upon Defaulted Loans .....................................    91
   Servicing and Other Compensation and Payment of Expenses .............    92
   Evidence as to Compliance ............................................    93
   Matters Regarding the Master Servicer and the Depositor ..............    94
   Events of Default; Rights Upon Event of Default ......................    95
   Amendment ............................................................    98
   Termination; Optional Termination ....................................    99
   The Trustee ..........................................................   100

Material Legal Aspects of the Loans .....................................   100
   General ..............................................................   100
   Foreclosure/Repossession .............................................   101
   Environmental Risks ..................................................   104
   Rights of Redemption .................................................   105
   Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on
      Lenders ...........................................................   106
   Due-on-Sale Clauses ..................................................   107
   Enforceability of Prepayment and Late Payment Fees ...................   107
   Applicability of Usury Laws ..........................................   108
   The Contracts ........................................................   108
   Installment Contracts ................................................   111
   Servicemembers Civil Relief Act and the California Military and
      Veterans Code .....................................................   112

   Junior Mortgages; Rights of Senior Mortgagees ........................   113
   Commercial Loans .....................................................   114
   The Title I Program ..................................................   116
   Consumer Protection Laws .............................................   120
   "High Cost" Loans and Predatory Lending Laws .........................   120

Material Federal Income Tax Consequences ................................   121
   General ..............................................................   121
   Taxation of Debt Securities ..........................................   123
   Taxation of the REMIC and Its Holders ................................   130
   REMIC Expenses; Single Class REMICS ..................................   131
   Taxation of the REMIC ................................................   132
   Taxation of Holders of Residual Interest Securities ..................   133
   Administrative Matters ...............................................   138
   Tax Status as a Grantor Trust ........................................   138
   Sale or Exchange .....................................................   142
   Miscellaneous Tax Aspects ............................................   142
   Tax Treatment of Foreign Investors ...................................   143
   Tax Characterization of the Trust Fund as a Partnership ..............   144
   Tax Consequences to Holders of the Notes .............................   145

   Tax Consequences to Holders of the Certificates ......................   147
   Reportable Transactions ..............................................   153

State and Local Tax Considerations ......................................   153

ERISA Considerations ....................................................   153
   General ..............................................................   153
   Prohibited Transactions ..............................................   154
   Plan Asset Regulation ................................................   154
   Exemption 83-1 .......................................................   155
   The Underwriter's Exemption ..........................................   157
   Insurance Company Purchasers .........................................   160
   Consultation with Counsel ............................................   160

Legal Investment ........................................................   161

Method of Distribution ..................................................   163

Legal Matters ...........................................................   164

Financial Information ...................................................   164

Rating ..................................................................   165

Where You Can Find More Information .....................................   166

Incorporation Of Certain Documents By Reference .........................   166

Glossary ................................................................   167

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT.

          The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

          Certain classes of securities may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities. We refer you to "Legal Investment" for additional information.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES.

          The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

          The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

          Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

          You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

THE TIMING AND LEVEL OF PREPAYMENTS ON THE LOANS COULD ADVERSELY AFFECT YOUR YIELD.

          The loans contained in the trust generally may be prepaid in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans.

          The yield on the securities of each series will depend in part on the rate of principal payment on the loans held by the trust for that series, including borrower prepayments, liquidations due to defaults and loan repurchases due to breaches of representations and warranties or the exercise of a purchase option on the loans. In particular:

          o If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

          o If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

          o The yield on classes of securities entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related loans.

          o The yield on certain classes of securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes.

          The rate of prepayments on loans is influenced by a number of factors.

          o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, for fixed-rate loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate loans, the fixed-rate loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate loans may decrease.

          o The prepayment behavior of adjustable-rate loans and of fixed-rate loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any adjustable-rate loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate loans. The adjustable-rate loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

          o Prepayments may also be affected by local and national economic conditions, homeowner mobility, and the ability of the borrower to obtain refinancing.

          The related prospectus supplement will indicate the extent to which prepayment of the loans may be subject to a prepayment charge. A prepayment charge may or may not discourage a borrower from prepaying the related loan during the applicable period.

          In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

          To the extent specified in the related prospectus supplement, certain parties may be entitled to purchase all of the loans when the aggregate stated principal balance of the loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the loans as of the cut-off date.

          We refer you to "Yield and Prepayment Considerations" for additional information.

IF YOUR SECURITIES ARE INTEREST ONLY SECURITIES, THE RETURN ON YOUR INVESTMENT WILL BE ESPECIALLY SENSITIVE TO PREPAYMENTS ON THE LOANS.

          An investment in interest only securities is especially sensitive to prepayments on the loans held by the related trust because payments on interest only securities depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only securities. If borrowers prepay their loans at a particularly high rate, investors in interest only securities may not recover their initial investments.

PREPAYMENTS ON THE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR SECURITIES.

          When a voluntary principal prepayment is made by the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

          For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction the yield on your securities.

IF THE TRUST INCLUDES A PRE-FUNDING ACCOUNT AND IF THE FUNDS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT ARE NOT USED TO PURCHASE ADDITIONAL LOANS, THOSE FUNDS WILL BE DISTRIBUTED AS A PAYMENT OF PRINCIPAL, WHICH MAY ADVERSELY AFFECT THE YIELD ON THE AFFECTED SECURITIES.

          If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the securities in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected securities will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected securities at a premium.

          Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

          o each additional loan must satisfy specified statistical criteria and representations and warranties; and

          o additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the securities.

          The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE SUBJECT TO COUNTERPARTY RISK IF PAYMENTS ON YOUR SECURITIES ARE DEPENDANT TO ANY DEGREE ON PAYMENT ON CASH FLOW AGREEMENTS.

          The assets of the trust may, if specified in the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the securities of the related series depend in part on payments to be received under such a cash flow agreement, the ability of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of securities could be adversely affected as a result.

THE CREDIT ENHANCEMENT FEATURES MAY BE INADEQUATE TO PROVIDE PROTECTION FOR THE SECURITIES.

          The credit enhancement features for the securities are described in the related prospectus supplement and may include, among other things, senior-subordinated structures, application of excess cash flow to losses, overcollateralization or external credit support such as financial guaranty insurance policies, mortgage insurance policies, guarantees or letters of credit. Such credit enhancements are intended to enhance the likelihood that the intended beneficiaries of such credit enhancement (including, for senior-subordinated structures, holders of senior securities, and to a limited extent, the holders of mezzanine securities and, to a lesser degree, the holders of certain subordinated securities), will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your securities. No servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered. Accordingly, if substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

THE INTEREST RATES OF THE SECURITIES WITH ADJUSTABLE INTEREST RATES MAY BE LIMITED BY THE EFFECT OF INTEREST RATES ON THE LOANS AND OTHER FACTORS.

          The securities may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such securities may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

          A variety of factors, in addition to those described in the next Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such securities. Some of these factors are described below:

          o The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the securities bearing an adjustable interest rate, these securities may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

          o The index for the loans may change at different times and in different amounts than the index for the securities. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such securities are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such securities may decline or increase during the same period, but that the interest rates on such securities may decline more slowly or increase more rapidly.

          o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the securities with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

          o To the extent specified in the related prospectus supplement, if the interest rates on securities with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these securities on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the securities and the payment of certain fees and expenses of the trust. These shortfalls suffered by such securities may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such securities. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

IF THE CREDIT ENHANCEMENT FOR YOUR SECURITIES IS PROVIDED IN WHOLE OR IN PART BY OVERCOLLATERALIZATION, THE INTEREST GENERATED BY THE LOANS MAY BE INSUFFICIENT TO MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

          For securities credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the securities. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the securities and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

          o Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

          o Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

          o If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the securities.

          o To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the securities that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate securities may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate securities may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the securities.

          o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

          o Investors in securities, and particularly subordinate securities, should consider the risk that the overcollateralization may not be sufficient to protect your securities from losses.

THE VALUE OF YOUR SECURITIES MAY BE ADVERSELY AFFECTED BY LOSSES ON THE LOANS EVEN IF LOSSES ARE NOT ALLOCATED TO YOUR SECURITIES.

          o If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior securities and are likely to influence the yield on such securities in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such securities. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the securities then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the securities as a result of the overcollateralization provisions will influence the yield on the securities in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the securities.

          o The value of your securities may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the securities may be lowered or withdrawn in the future. This may reduce the value of those securities. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the securities.

NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON THE SECURITIES.

          Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

ADDITIONAL RISKS ASSOCIATED WITH THE MEZZANINE AND SUBORDINATE SECURITIES.

          The weighted average lives of, and the yields to maturity on, mezzanine and subordinate securities will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate and mezzanine securities in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

          In addition, to the extent mezzanine and subordinate securities are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such securities according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of securities will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of securities will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate securities or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such securities may be adversely affected by losses even if such classes of securities do not ultimately bear such loss.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

          o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

               There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

          o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

          We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

          The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

THE LOANS WILL BE UNDERWRITTEN USING VARYING STANDARDS, AND LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

          The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of securities may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

SOME TYPES OF LOANS MAY BE MORE PRONE TO DEFAULTS AND THE TRUST MAY CONTAIN LARGE CONCENTRATIONS OF THESE LOANS.

          Because your securities represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

          In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your securities. The following types of loans may be included:

          o loans that are subject to "negative amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

          o loans that for a specified period after origination require the borrower to only make interest payments. During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at the end of the period the scheduled monthly payment on these loans will increase. This increases the likelihood of default and the potential severity of loss associated with the default.

          o loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

          o loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

          o loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

          We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your securities.

INCREASED USE OF NEW MORTGAGE LOAN PRODUCTS BY BORROWERS MAY RESULT IN DECLINE IN REAL ESTATE VALUES GENERALLY.

          In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

GEOGRAPHIC CONCENTRATION OF THE LOANS MAY INCREASE THE RISK OF LOSS.

          The loans underlying a series of securities may be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related securities that are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

          Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

THE LOANS MAY BE SUBJECT TO NEGATIVE AMORTIZATION, WHICH MAY AFFECT YOUR YIELD AND RESULT IN INCREASED DELINQUENCIES AND LOSSES.

          The trust may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

          If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

          In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

THE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

          To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these loans during their interest-only period unless there is a principal prepayment.

          After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the securities in reverse order of seniority.

          Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

          There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

          Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

          The loans are also subject to federal laws, including:

          o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

          o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

          Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

          The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

          Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, the diversity of types of businesses operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

          Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

THE COLLATERAL SECURING COOPERATIVE LOANS MAY BE MORE LIKELY TO DIMINISH IN
VALUE.

          Certain of the mortgage loans may be cooperative loans. A cooperative
          (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE MORTGAGED PROPERTIES.

          Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

          We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE LOAN BALANCE.

          Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

THE BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON LOANS.

          Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

          o the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

          o in the event of a bankruptcy filing by the depositor, the loans backing your series of securities should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor, and

          o a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

          These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

          The trust assets will be acquired by the depositor, either directly or through affiliates, from sellers. Each seller will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

          An attempt to recharacterize the loan transfers related to your series of securities, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the securities, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the securities could result.

THE LOAN SELLER OR OTHER RESPONSIBLE PARTIES MAY NOT BE ABLE TO REPURCHASE DEFECTIVE LOANS.

          Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur.

THE SERVICING FEE MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT SERVICERS.

          The prospectus supplement will specify the servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer, no assurance can be made that the servicing fee will be sufficient to attract replacement servicers to accept an appointment for the related trust. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the trust.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE LOANS.

          In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of securities are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your securities.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

THE RATINGS ON YOUR SECURITIES COULD BE REDUCED OR WITHDRAWN.

          Each rating agency rating the securities of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your securities have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the securities will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the securities. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the securities. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

THE SECURITIES MAY NOT BE SUITABLE INVESTMENTS.

          The securities are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                 THE TRUST FUND

GENERAL

          The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

     o    single family mortgage loans, including

          o mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

          o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

          o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

     o commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

     o mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

     o privately issued mortgaged-backed securities representing interests in any of the above asset types; and

     o all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

          The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

          The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sponsor may be an affiliate of the depositor and may have acquired the loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

          Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

          As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

          If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

          With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

          In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

          The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

          The following, together with the discussion under "Credit Enhancement and Derivatives" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

          General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

          In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

          Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the "sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

          A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

          The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

          The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

          Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related


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

          prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

          The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

          Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

          The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

          Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

     o primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

     o retail stores and establishments, that are primarily for commercial purposes

     o    office buildings, or

     o hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

          The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

          Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

          Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

          Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

          Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     o the loan interest rates or range of loan interest rates borne by the loans,

     o    the maximum and minimum per annum loan interest rates, and

     o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

          No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

          Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sponsor which may have acquired the loans from one or more sellers or originators. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

          The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

          The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

          Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

          The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

          If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

          Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans;

     o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     o    adjustable rate conventional mortgage loans; or

     o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

          Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

          Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

          Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

          Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

          Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a

Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

          Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

          Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

          General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

          The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

          Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

          Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

          Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

          Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

          (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

          (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

          (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

          (5) the pass-through or certificate rate of the private mortgage-backed securities;

          (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

          (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

          (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

          (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

          (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

          Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

     o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     o that there were no delinquent tax or assessment liens against the property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

          If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

          The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

     o to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

     o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

          If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

          Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

          Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

          The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related trust fund assets;

     o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     o to pay certain costs of issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement and Derivatives".

          The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

          The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

          The prospectus supplement for each series of securities will identify the sponsor for the related series. If specified in the related prospectus supplement, the sponsor will be Morgan Stanley Mortgage Capital Inc., a New York corporation. Morgan Stanley Mortgage Capital Inc is an affiliate of the depositor and a direct wholly owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Morgan Stanley Mortgage Capital Inc. also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, Morgan Stanley Mortgage Capital Inc. contracts with other entities to service the loans on its behalf.

          Morgan Stanley Mortgage Capital Inc. acquires residential mortgage loans through bulk purchases and also through purchases of single loans through Morgan Stanley Mortgage Capital Inc.'s conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

          Prior to acquiring any residential mortgage loans, Morgan Stanley Mortgage Capital Inc. conducts a review of the related loan seller that is based upon the credit quality of the selling institution. Morgan Stanley Mortgage Capital Inc.'s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          As mentioned above, Morgan Stanley Mortgage Capital Inc. currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

          As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                          DESCRIPTION OF THE SECURITIES

          Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

          The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

     o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement and Derivatives" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

          Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

          As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

          If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

          If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

          If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

          Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and liquidation proceeds and any applicable prepayment penalties included in that distribution;

     o the amount of the distribution allocable to interest, including any shortfalls in the payment of interest due on the securities or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

     o    the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o the outstanding principal balance or notional amount of each class of the related series before and after giving effect to the distribution of principal on that distribution date;

     o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

     o the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

          The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.


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

Component Securities..........   A class consisting of components. The
                                 components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on a notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or
PACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories--e.g., primary planned principal classes, secondary planned principal classes and so forth--having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.


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

Sequential Pay Class..........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the underlying trust fund assets.

Support Class or Companion
Class.........................   A class that receives principal payments on any
                                 distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or
TACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of that class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.


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

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments--e.g., the loan rates borne by the underlying loans.

Auction Rate..................   A class with an interest rate that resets
                                 periodically to an auction rate that is
                                 calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive distributions in respect of principal only.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest with respect to that class.
                                 The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.


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

Accrual.......................   A class that accretes the full amount of
                                 accrued interest with respect to that class.

                                 The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

          The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

          LIBOR will be established as follows:

          (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

               o LIBOR as determined on the previous LIBOR determination date or

               o    the reserve interest rate.


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

          The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:


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

               o    savings deposits,

               o    time deposits,

               o    FHLBSF advances,

               o    repurchase agreements, and

               o    all other borrowings.

          Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

          (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

          (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

          As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

          The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the


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

securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

          Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each security owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. security owners will not receive written confirmation from DTC of their purchase, but security owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the security owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of security owners. security owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

          To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual security owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the security owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to security owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

          Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to security owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the security owners shall be the responsibility of Participants and indirect participants.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government


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

Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

          Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

          Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and


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

transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

          Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

          DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that


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

event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

          None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                       CREDIT ENHANCEMENT AND DERIVATIVES

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts and/or spread accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, other third party guarantees or insurance, overcollateralization, excess interest, or any combination of the foregoing. In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit enhancement and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit enhancement or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:


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

     o reducing the ownership interest, if applicable, of the related subordinated securities;

     o    a combination of the immediately preceding sentence and the above; or

     o another subordination method described in the related prospectus supplement.

          If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

          In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o by another method of allocating distributions as specified in the related prospectus supplement.


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

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

          The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

          Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed


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

with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

          If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

          If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

          If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

          The reserve account for a series will be funded:

     o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

     o in any other manner of funding as may be specified in the related prospectus supplement.

          Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

               (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;


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

               (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

               (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

               (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

               (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

               (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the


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

          highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

               (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

          Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.


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

          The pool insurance policy may provide that no claims may be validly presented unless:

     o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

          If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

          The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.


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

          The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

          If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.


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

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

          If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

          The derivative products may consist of any combination of interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates and currency swap agreements or currency exchange agreements, in each case the purpose of which will be to convert payments to be made on the loans or other trust fund assets or of one or more classes of securities from one currency into another currency. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

          The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

          Collections on revolving credit line loans may vary because, among other things, borrowers may

          (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

          (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

          If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.


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

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

          When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

          Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

          Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

          If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

          Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

          If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

          The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

          Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

          Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor


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

on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The depositor will have acquired the loans directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

          If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

          If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.


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

          If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

          The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

          If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach


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

also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

          The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

          Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR, SPONSOR OR MASTER SERVICER

          As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, the sponsor or other seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

          The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;


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

     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

     o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


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

     o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

     o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;


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     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

          If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

          The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-


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

funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

          For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

          The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

          In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on


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the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SERVICING

          For each series of securities, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

          If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

          If so specified in the related prospectus supplement the originator or other seller of a loan in connection with a series of securities may act as the servicer in connection with that series pursuant to a servicing agreement. That servicing agreement may be solely between the master servicer and the servicer or may be with or assigned directly to the trustee.

HAZARD INSURANCE

          Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

          (1) the maximum insurable value of the improvements securing the loan or

          (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

          All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion,


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smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

          (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

          (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

          In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

          If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master


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servicer is not required to expend its own funds to restore the damaged property unless it determines

          (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

          (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

          If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

          In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;


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

     o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     o    fourth, as a recovery of principal of that loan.

          The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

          General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

          The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

          Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to


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

renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

          FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

          Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the fee described in the related prospectus supplement, which may vary, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or other servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

          The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of other servicers and sellers. The


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master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

          The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

     o a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

     o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

          In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities, the master servicer will be required to deliver to the depositor an Assessment of Compliance that contains the following:

     o a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

     o a statement that the master servicer used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

     o the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

     o a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

          The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

          In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.


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MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

          Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

          Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.


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

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

     o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement and Derivatives" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the


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appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

          No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

          Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

          If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:


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     o    the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

          In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

          In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.


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AMENDMENT

          Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

     o    to cure any ambiguity;

     o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

          Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

          (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

          (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.


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TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

          Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

          Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

          In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of


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that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

          The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

          The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

          The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as


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project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default


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until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

          Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

          Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of


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trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

          Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

          Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially


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reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

          In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.


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          The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

          If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

          A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently,


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the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

          Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

          Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the


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debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

          The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

          The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However,
Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

          The Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

          Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a


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lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

          In addition, some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The late charges and prepayment fees described above are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

          Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

          General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant


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to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

          Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

          Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.


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          Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

          Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

          Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

          In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured


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home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

          Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

          Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

          Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

          Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

          The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property
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mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

          Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status, In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief


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Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest or principal on certain of the mortgage loans.

          Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

          To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

          The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.


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          Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

          The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

          The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the


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tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

          Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

          Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

          Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject


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to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

          The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

          General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

          Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

          The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

          There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly


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to the borrower and the dealer or other parties. With respect to a dealer Title
I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

          Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

          Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

          Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

          Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

          Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at


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least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

          The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

          FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

          Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender. The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or


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acquiring the eligible loans registered with the FHA for insurance under the
Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

          The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

          Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

          Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

          When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and


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enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

          Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

          o the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

          o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

          o    the uncollected court costs;

          o    the attorney's fees not to exceed $500; and

          o the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Depository Institutions Deregulation and Monetary Control Act, Gramm-Leach-Bliley Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

          Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or the Homeownership Act,


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which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys' fees.

          In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

          Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor. The discussion is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

          The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors in the


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securities are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

          The federal income tax consequences to holders of securities will vary depending on whether:

          (1) the securities of a series are classified as indebtedness;

          (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

          (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

          (4) the trust fund relating to a particular series of certificates is treated as a partnership.

          Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

               o    securities issued as notes will be treated as indebtedness;

               o securities issued as certificates will be treated as one of the following:

                    o    indebtedness;

                    o beneficial ownership interests in the related trust fund or in its assets; or

                    o "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the REMIC and Its Holders", Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP are of the opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

          In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP are of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.


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TAXATION OF DEBT SECURITIES

          General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

          Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

          (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

          (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

          Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

          Debt Securities that are Compound Interest Securities--generally, securities on which all or a portion of the interest is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations thereunder. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

          In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.


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          The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

          Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

          Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt


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Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

          (1) the interest is unconditionally payable at least annually at a "current value" of the index;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

          (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

          (4) the principal payments are not contingent.

          In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

          In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

          The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.


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          The amount of OID to be included in income by a holder of a
Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

          (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and

          (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

          The present value of the remaining payments is to be determined on the basis of three factors:

          (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

          (2) events which have occurred before the end of the accrual period and

          (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

          The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

          The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

          Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.


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          A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

          Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

          Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" above.

          Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

          (1)  the yield to maturity of those Debt Securities and

          (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.


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          Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

          Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

          (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or

          (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

          Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

          Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt


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Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

          The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

          Consequences of Realized Losses. Under Section 166 of the Code, both corporate holders of Debt Securities and noncorporate holders that acquire Debt Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such security becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short term capital loss. Moreover, the character and timing of any such losses by holders of Debt Securities of a series in which no REMIC election has been made may be governed by Code Section 165(g) relating to worthless securities, rather than by Code
Section 166, if such securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

          Each holder of a Debt Security will be required to accrue OID on such security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to such Debt Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Security could exceed


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significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Security eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Debt Securities should consult with their own tax advisors with respect to the federal income tax consequences of realized losses attributable to OID.

TAXATION OF THE REMIC AND ITS HOLDERS

          General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Thacher Proffitt & Wood LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

          Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

          (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

          (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

          If less than 95% of the REMIC's assets consist of assets described in
(1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.


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          Status of Manufactured Housing Contracts. The REMIC Regulations
provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

          Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

          Outside Reserve Fund. To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

REMIC EXPENSES; SINGLE CLASS REMICS

          As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either


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          (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

          In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

          Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

          For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

          The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires


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loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

          To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

          Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

          (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          (4) the receipt of any fees or other compensation for services rendered by the REMIC.

          It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

          The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

          The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC


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attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

          In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

          Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

          Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

          Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

          Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if


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the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual
Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors."

          Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

          The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

          Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

          Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity), a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting


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that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

          If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

          Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv) either the formula test or the assets test (each as described below) is satisfied.

          The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. However, the direct or indirect transfer of the Residual Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the


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transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

          The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i) the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

          Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income
(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual interests should consult with their tax advisors regarding the effect of these regulations.

          Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security cannot be marked-to-market.


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ADMINISTRATIVE MATTERS

          The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

          General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

          Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the


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applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

          (1) 3% of the excess of adjusted gross income over the applicable amount or

          (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

          Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

          The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

          In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.


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          Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

          Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

          The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

          Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

          In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.


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          In light of the application of Section 1286 of the Code, a beneficial owners of a Stripped Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to them if they should fail to do so.

          Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

          (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

          (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

          (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

          Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

          Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.


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SALE OR EXCHANGE

          Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

          (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over

          (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

          Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

          (1) fails to furnish the trustee with its social security number or taxpayer identification number;

          (2) furnishes the trustee an incorrect social security number or taxpayer identification number;

          (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

          (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

          Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt


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organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

          The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

          The IRS has issued final regulations effective January 1, 2007 affecting the information reporting obligations of trustees of "widely-held fixed investment trusts" (that is, any grantor trust that is a United States person under Section 7701(a)(30)(E) of the Code an interest in which is held by one or more "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in street name).

          Under the final regulations, the trustee would be required to report to the IRS with respect to Certificateholders who are not "exempt recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, the gross income of the trust fund and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to the Certificateholder. The same requirements would be imposed on middlemen holding on behalf of Certificateholders.

          The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) Certificateholders who do not hold such Certificates through a middleman. The information must be provided to parties specified in part (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) on or before March 15 of the calendar year for which the statement is being furnished.

TAX TREATMENT OF FOREIGN INVESTORS

          Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or


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determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

          Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

          Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

          If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

          (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation, and

          (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been


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structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

          OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes


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fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the


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relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

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

          A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

          The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund.

The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

          (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (3) prepayment premium payable to the holders of certificates for that month; and

          (4) any other amounts of income payable to the holders of certificates for that month.

          The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates


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on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

          All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

          An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

          The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

          If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

          Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.


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          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

          If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

          The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.


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          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

          Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.


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          Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

          The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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REPORTABLE TRANSACTIONS

          Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                       STATE AND LOCAL TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

          ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

          Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

          Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.


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However, any governmental or church plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

          Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

          Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

          o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

          o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

          o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

          o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

          The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. Section 2510.3-101.) The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest"


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in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

          Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

EXEMPTION 83-1

          In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for


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transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

          The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

          PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

          (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

          (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement and Derivatives" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

          Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.


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THE UNDERWRITER'S EXEMPTION

          The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

          Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

          (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

          (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

          (4) the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

          (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

          (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

          The trust fund must also meet the following requirements:

          (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;


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          (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

          (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

          The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

          (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

          (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

          (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

               (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;


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          (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

          (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

          (8) the related prospectus or prospectus supplement must describe:

               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the pre-funding period;

               (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

               (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

          (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

          Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

          (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

          (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

          (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

          (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and


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          (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

          This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

          The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

          Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

          There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

          Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited


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transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Morgan Stanley Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

          If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

          Those classes of offered certificates qualifying as "mortgage related securities", will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.


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

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented, thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. sec. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

          All depository institutions considering an investment in the offered securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

          The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

          As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act of 1933.

          Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

          The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

          The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

          As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

          Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


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

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

          There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

          The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and


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

losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

          The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-130694, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 100 F. Street, NE, Washington, D.C. 20549. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

          Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supersedes the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed with the SEC by the depositor or by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Security Exchange Act of 1934 will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.


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                                    GLOSSARY

          Whenever used in this prospectus, the following terms have the following meanings:

          "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

          "Clearstream" is Clearstream Banking, societe anonyme.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

          "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

          "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

          "DTC" is The Depository Trust Company.

          "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

          "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

          "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

          "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

          "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765 (2000) the administrative exemption that has granted to Morgan Stanley & Co. Incorporated.

          "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

          "Participants" are participating organizations through which a security owner can hold its book-entry security.


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          "Parties in Interest" means, collectively, "disqualified persons"
within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

          "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

          "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

          "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

          "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

          "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

          "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

          "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

          "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

          "Regular Security" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

          "Regular Securityholder" is a holder of a Regular Security.

          "Relief Act" means the Servicemembers Civil Relief Act.

          "REMIC" means a "real estate mortgage investment conduit" under the Code.

          "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

          "Restricted Group" means, for any series, the seller, the depositor, Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the


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trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

          "Securities Intermediary" is an entity that maintains the security owner's account and records the security owner's ownership of securities on that account.

          "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

          "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

          "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

          "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

          "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


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